AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                         UNITED COMMUNITY BANKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

GEORGIA                                      6712                            58-1827304
(State or Other Jurisdiction of   (Primary Standard Industrial                (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)           Identification Number)




                        UNITED COMMUNITY CAPITAL TRUST
            (Exact Name of Registrant as Specified in its Charter)
DELAWARE                                      6733                                APPLIED FOR
(State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)             Identification Number)


                         59 HIGHWAY 515, P.O. BOX 398
                          BLAIRSVILLE, GEORGIA 30512
                                (706) 745-2151
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               JIMMY C. TALLENT
                    PRESIDENT, UNITED COMMUNITY BANKS, INC.
           59 HIGHWAY 515, P.O. BOX 398, BLAIRSVILLE, GEORGIA 30512
                                (706) 745-2151
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
                           RICHARD R. CHEATHAM, ESQ.
                            KILPATRICK STOCKTON LLP
        SUITE 2800, 1100 PEACHTREE STREET, ATLANTA, GEORGIA 30309-4530
                                (404) 815-6570
                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                           AMOUNT TO BE
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        REGISTERED
Capital Securities of United Community Capital Trust..    $  21,000,000(1)
Junior Subordinated Deferrable Interest Debentures of
 United Community Banks, Inc.(3) .....................                 (5)
United Community Banks, Inc. Guarantee with respect
 to the Capital Securities(4) ........................                 (5)



                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   OFFERING PRICE PER  AGGREGATE OFFERING        AMOUNT OF
                                                             UNIT(1)             PRICE(1)        REGISTRATION FEE(2)
Capital Securities of United Community Capital Trust..        $1,000           $21,000,000          $6,195
Junior Subordinated Deferrable Interest Debentures of
 United Community Banks, Inc.(3) .....................            --                    --             N/A
United Community Banks, Inc. Guarantee with respect
 to the Capital Securities(4) ........................            --                    --             N/A

================================================================================
(1) Represents the Liquidation Amount of the 8.125% Capital Securities originally issued by United Community Capital Trust (the "Trust") on July 20, 1998, which are to be exchanged hereunder for newly issued 8.125% Capital Securities of the Trust (the "New Capital Securities") and the principal amount of Junior Subordinated Deferrable Interest Debentures due July 15, 2028 originally issued by United Community Banks, Inc. (the "Company") on July 20, 1998, which are to be exchanged hereunder for newly issued Junior Subordinated Deferrable Interest Debentures of the Company due July 15, 2028 (the "New Junior Subordinated Debentures").
(2) The registration fee is calculated in accordance with Section 6 of the Securities Act of 1933, as amended.
(3) The New Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the New Capital Securities upon dissolution of the Trust and the distribution of its assets.
(4) No separate consideration will be received by the Company for the Guarantee.
(5) This Registration Statement is deemed to cover the New Junior Subordinated Debentures of the Company, the rights of holders of the New Junior Subordinated Debentures under the Junior Subordinated Indenture (as defined herein), the rights of holders of the New Capital Securities under the Trust Agreement (as defined here), and the rights of holders of the New Capital Securities under the Guarantee.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTIVE SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1998

PROSPECTUS


                        United Community Capital Trust

                             Offer to Exchange its
                           8.125% Capital Securities
            (Liquidation Amount $1,000 Per 8.125% Capital Security)
    which have been registered under the Securities Act of 1933, as amended for any and all of its outstanding
                           8.125% Capital Securities
               (Liquidation Amount $1,000 Per Capital Security)

              Unconditionally Guaranteed, as Described herein, by

                                    (UNITED
                             COMMUNITY BANKS logo)



     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON      , 1998, UNLESS EXTENDED.

     United Community Capital Trust, a business trust formed under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying
Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $21,000,000 aggregate Liquidation Amount (as defined herein) of its 8.125% Capital Securities (the "New Capital
Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus is a part, for a like Liquidation Amount of its outstanding 8.125% Capital Securities (the "Old Capital Securities"), of which $21,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, United Community Banks, Inc., a Georgia corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and
(ii) all of its outstanding 8.125% Junior Subordinated Deferrable Interest Debentures due July 15, 2028 (the "Old Junior Subordinated Debentures") for a like principal amount of its 8.125% Junior Subordinated Deferrable Interest Debentures due July 15, 2028 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities." In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and New Junior Subordinated Debentures and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee.
                                                        (CONTINUED ON NEXT PAGE)
                                ---------------
     This Prospectus and the Letter of Transmittal are first mailed to all
holders of Old Capital Securities on or about      , 1998.
                                ---------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR CERTAIN INFORMATION THAT
SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                                ---------------
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
                   The date of this Prospectus is     , 1998.

(Cover Page Continued)

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any liquidated damages thereon, since the Old Securities provided for such increase and Liquidated Damages only in the event that the New Securities were not registered under the Securities Act within certain specified periods. The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated as of July 20, 1998 (the "Registration Rights Agreement"), among the Company, the Trust and Wheat First Securities, Inc. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Old Capital Securities that remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures will mature on July 15, 2028 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Capital Securities -- Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Indenture, dated as of July 20, 1998, between the Company and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust, dated as of July 20, 2028, among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware., as Delaware Trustee (the "Delaware Trustee"), and the Administrators named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees").

     Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the 15th day of January and of July each year, commencing January 15, 1999, at an annual rate equal to 8.125% on the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank PARI PASSU in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a rate equal to 8.125%, compounded semi-annually, and holders of Capital Securities will be required to accrue original issue discount income for United States federal income tax purposes. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, irrevocably and unconditionally guaranteed all the Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of New Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Trust, the Trust may have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company pursuant to the Junior Subordinated Indenture to enforce payment of such Distributions to such holder. See "Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Junior Subordinated Debentures -- Subordination") of the Company. As of June 30, 1998, the Company had Senior Indebtedness of $15.6 million. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary.

     The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at the Stated Maturity or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after July 15, 2008 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 15, 2008, in whole at any time or in part from time to time, or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Junior Subordinated Debentures -- Redemption" and "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     The holders of the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. The Company initially will be the holder of all of the Common Securities. The ability of the Company to dissolve the Trust may be subject to prior regulatory approval of the Federal Reserve if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     In the event of the dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Old Junior Subordinated Debentures are, and the New Junior Subordinated Debentures will be, unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of New Junior Subordinated Debentures -- Subordination."

     Prospective investors must carefully consider the restrictions on purchase set forth in "Certain ERISA Considerations."

     THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

     THE CAPITAL SECURITIES, INCLUDING THE NEW CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

     NO EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLANS INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASE OR HOLDING IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCS") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN THAT IS A PLAN OR A PLAN ASSET ENTITY OR IS PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT (A) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION, (B) THE COMPANY AND THE ADMINISTRATORS (AS DEFINED HEREIN) ARE NOT "FIDUCIARIES" WITHIN THE MEANING OF
SECTION 3(21) OF ERISA AND THE REGULATIONS THEREUNDER, WITH RESPECT TO SUCH PERSON'S INTEREST IN THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES, AND (C) IN PURCHASING THE CAPITAL SECURITIES SUCH PERSON APPROVES THE PURCHASE OF THE JUNIOR SUBORDINATED DEBENTURES AND THE APPOINTMENT OF THE ISSUER TRUSTEES (AS DEFINED HEREIN). SEE "CERTAIN ERISA CONSIDERATIONS."
                                ---------------
     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives

New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the initial sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, ending on the close of business on the 90th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to The Chase Manhattan Bank (the "Exchange Agent") at the address set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, or by transmission of an Agent's Message (as defined below) in lieu thereof, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact that (i) makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or upon the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     The Old Capital Securities are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages Market ("PORTAL"). The New Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Company and the Trust do not intend to apply for listing of the New Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date of the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from July 20, 1998. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after July 20, 1998. This Prospectus, together with the Letter of Transmittal, is being sent
to all registered holders of Old Capital Securities as of September     , 1998.
See "The Exchange Offer -- Distributions on the New Capital Securities."

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the New Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities, effecting the Exchange Offer and engaging in activities necessary or incidental thereto. See "United Community

Capital Trust," "Description of New Capital Securities -- Description of New Capital Securities," "Description of New Junior Subordinated Debentures" and "Description of New Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                          FORWARD-LOOKING STATEMENTS

     This Prospectus may contain or incorporate by reference statements which may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment and tax laws, significant underperformance in the Company's portfolio of outstanding loans and competition in the Company's markets. Neither the Company nor the Trust undertakes any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the events described or implied in the forward-looking statements contained in this Prospectus will in fact transpire.

                              PROSPECTUS SUMMARY

     THE FOLLOWING PROSPECTUS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.


                         UNITED COMMUNITY BANKS, INC.

     The Company is a bank holding company incorporated under the laws of Georgia and headquartered in Blairsville, Georgia. The Company commenced operations in 1988 when it acquired all of the capital stock of Union County Bank, now United Community Bank. The Company conducts its operations in northern Georgia and western North Carolina through six banking subsidiaries (the "Banks") and one non-bank subsidiary. The Banks and the cities in which they are headquartered are: United Community Bank, Blairsville, Georgia ("UCB"); Carolina Community Bank, Murphy, North Carolina ("Carolina"); Peoples Bank of Fannin County, Blue Ridge, Georgia ("Peoples"); Towns County Bank, Hiawassee, Georgia, ("Towns"); White County Bank, Cleveland, Georgia ("White"); and First Clayton Bank & Trust Company, Clayton, Georgia ("First Clayton"). The non-bank subsidiary is United Family Finance Company ("UFFC"). The Company provides a variety of retail and commercial banking products and services to individuals and small to medium-sized businesses. As of June 30, 1998, the Company operated a total of 23 banking offices and 3 non-bank offices in 20 communities, had total consolidated assets of approximately $1.3 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $80.2 million.

     The Company's strategy for generating balance sheet and earnings per share growth is to build personal banking relationships in each of its local markets. The Company differentiates itself from larger competitors by operating a number of banking subsidiaries and by operating under trade names in the various markets in order to provide a local community feel in each market. UCB, the largest banking subsidiary which is headquartered in Blairsville, Georgia, operates as Union County Bank in Blairsville, Georgia, United Community Bank of Lumpkin County in Dahlonega, Georgia, and First Bank of Habersham in Cornelia, Georgia. Peoples Bank of Fannin County, Blue Ridge, Georgia, operates as Peoples Bank of McCaysville in McCaysville, Georgia.

     By having a local bank and board of directors or advisory board in each market, the Company believes it is better able to keep abreast of local market conditions and business opportunities and close loan transactions more quickly. This strategy enables the Company to offer personalized customer service and rapid decision making on loans. While the Company decentralizes marketing and operations, it maintains control through centralized standards and systems, including centralized data processing and loan review. Thus, the individual community banks benefit from the management expertise, policies, product array and economies of scale of a billion-dollar institution while maintaining a community presence in each market.

     The Company's banking markets are characterized by significant growth opportunities. The mountain communities of northern Georgia and western North Carolina have become popular with affluent individuals building summer or retirement homes, as well as other tourists who bolster the local economy with their vacation spending. To date the Company's loan portfolio has emphasized residential and commercial real estate and construction lending. As of June 30, 1998, approximately $707 million, or 79% of the Company's $895 million net loan portfolio, was secured by residential and commercial real estate. The Company maintains strong credit standards. As of June 30, 1998, the ratios of non-performing assets to total gross loans and other real estate owned was 0.26% and reserves to non-performing assets was 438.68%. Furthermore, the Company's net charge-offs to average loans was less than 0.10% in each of the past five fiscal years. In addition to prudent underwriting and credit monitoring, the Company has maintained ample balance sheet liquidity and core funding. As of June 30, 1998, the Company's loan to deposit ratio was 83%, and it had more than $163 million in securities available for sale. The Company's financial performance reflects management's concurrent emphases on asset and return on equity growth. During the five years ended December 31, 1997, the Company's total assets and earnings grew at a compound annual growth rate of 26%. The Company's return on average equity for the year ended December 31, 1997, and the six months ended June 30, 1998, were 16.18% and 14.40%, respectively.

     The Company's principal executive offices are located at 59 Highway 515, Blairsville, Georgia 30512 and the telephone number at such address is (706) 745-2151.

     For additional information regarding the Company and its financial condition and results of operations, see "Consolidated Ratios of Earnings to Fixed Charges," "Selected Consolidated Financial Data," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "United Community Banks, Inc. and Subsidiaries Index to Consolidated Financial Statements."

                        UNITED COMMUNITY CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law on July 13, 1998. The Trust is governed by the Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, and The Chase Manhattan Bank, as Property Trustee. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust.


                                 RISK FACTORS

   Prospective investors should carefully consider the matters set forth under
                                  "Risk Factors."


                              THE EXCHANGE OFFER


The Exchange Offer..............   Up to and including $21,000,000 aggregate
                                   Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital
                                   Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital
                                   Securities) or any integral multiple of
                                   $1,000 (one Capital Security) in excess
                                   thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                                   Agreement relating to the Old Capital
                                   Securities. For a description of the
                                   procedures for tendering Old Capital
                                   Securities, see "The Exchange Offer --
                                   Procedures for Tendering Old Capital
                                   Securities."

Expiration Date.................   5:00 p.m., New York City time, on
                                              , 1998 unless the Exchange Offer
                                   is extended by the Company and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange
                                   Offer is extended). See "The Exchange Offer
                                   -- Terms of the Exchange Offer."

Conditions to the
 Exchange Offer..................  The Exchange Offer is subject to certain conditions, which may be waived by the
                                   Company and the Trust in their sole
                                   discretion. The Exchange Offer is not
                                   conditioned upon any minimum Liquidation
                                   Amount of Old Capital Securities being
                                   tendered. See "The Exchange Offer --
                                   Conditions to the Exchange Offer."

Terms of the Exchange Offer.....   The Company and the Trust reserve the right
                                   in their sole and absolute discretion,
                                   subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities, to terminate the Exchange Offer if certain specified conditions have (ii) not been satisfied, (iii) to extend the Expiration
                                   Date of the Exchange Offer and retain all Old
                                   Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital
                                   Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange
                                   Offer in any respect. See "The Exchange Offer
                                   -- Terms of the Exchange Offer."

Withdrawal Rights...............   Tenders of Old Capital Securities may be
                                   withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange
                                   Agent in conformity with certain procedures as set forth herein under "The Exchange Offer
                                   -- Withdrawal Rights."

Procedures for Tendering Old Capital
 Securities.....................   Tendering holders of Old Capital Securities
                                   must complete and sign a Letter of
                                   Transmittal in accordance with the
                                   instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents and the Old Capital Securities to be tendered, to the Exchange Agent, or must comply with the specified procedures for guaranteed delivery of Letters of Transmittal and Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer including an Agent's
                                   Message in lieu of a Letter of Transmittal.
                                   Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities.
                                   See "The Exchange Offer -- Procedures for
                                   Tendering Old Capital Securities." Letters of Transmittal and certificates representing
                                   Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New
 Capital Securities..............  The Company and the Trust are making the
                                   Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
                                   (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                                   Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent in the Letter of Transmittal or by transmission of an Agent's Message in lieu thereof that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such New Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities that represent an unsold allotment from the initial sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer -- Resales of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating
                                   Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent..................   The Exchange Agent with respect to the
                                   Exchange Offer is The Chase Manhattan Bank
                                   (the "Exchange Agent"). The address, and telephone and facsimile number of the Exchange Agent are set forth in "The Exchange Offer --
                                   Exchange Agent" and in the Letter of
                                   Transmittal.

Use of Proceeds.................   Neither the Company nor the Trust will
                                   receive any cash proceeds from the issuance of the New Capital Securities offered hereby.
                                   See "Use of Proceeds."

Certain United States Federal Income Tax
 Considerations; ERISA
 Considerations..................  Holders of Old Capital Securities should review the information set forth under
                                   "Certain Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.


                          THE NEW CAPITAL SECURITIES


Securities Offered..............   Up to and including $21,000,000 aggregate
                                   Liquidation Amount of New Capital Securities
                                   (Liquidation Amount $1,000 per New Capital
                                   Security) will have been registered under the Securities Act. The New Capital Securities will be issued, and the Old Capital
                                   Securities were issued, under the Trust
                                   Agreement. The New Capital Securities and any
                                   Old Capital Securities that remain
                                   outstanding after consummation of the
                                   Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See
                                   "Description of New Capital Securities --
                                   Voting Rights; Amendment of the Trust
                                   Agreement." The terms of the New Capital
                                   Securities are identical in all material respects to the terms of the Old Capital
                                   Securities, except that the New Capital
                                   Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and, subject to certain limited exceptions specified in the Registration Rights Agreement, will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer --
                                   Purpose and Effect of the Exchange Offer" and "Description of New Capital Securities."

Distributions...................   Holders of the New Capital Securities are
                                   entitled to receive cumulative cash
                                   Distributions at an annual rate of 8.125% on the Liquidation Amount of $1,000 per New
                                   Capital Security, accruing from the last
                                   Distribution Date on the Old Capital
                                   Securities preceding the original issue date of the New Capital Securities or, if no Distributions have been made on the Old
                                   Capital Securities, from the original date of issuance of the Old Capital Securities (July
                                   20 1998), and (subject to the possible
                                   extension of Distribution payment periods described below) will be payable semi-annually, in arrears, on the 15th day of January and July of each year, commencing
                                   January 15, 1999. See "Description of the New
                                   Capital Securities -- Distributions."

Extension Periods...............   So long as no Debenture Event of Default
                                   has occurred and is continuing, Distributions on New Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior
                                   Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. During an Extension
                                   Period, the holders of New Capital
                                   Securities will be required to include
                                   deferred interest income in their gross
                                   income for United States federal income tax purposes in advance of any corresponding cash distributions. See

                                   "Description of New Junior Subordinated
                                   Debentures -- Option to Extend Interest
                                   Payment Date" and "Certain Federal Income
                                   Tax Consequences -- Interest Income and
                                   Original Issue Discount."

Ranking.........................   The New Capital Securities will rank PARI
                                   PASSU, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of New Capital Securities --
                                   Subordination of Common Securities." The New
                                   Junior Subordinated Debentures will be
                                   unsecured and subordinate and junior in right of payment to the extent and in the manner set forth set forth in the Indenture to all Senior Indebtedness of the Company. See
                                   "Description of New Junior Subordinated
                                   Debentures -- Subordination." The New
                                   Guarantee will constitute an unsecured
                                   obligation of the Company and will rank
                                   subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the New Guarantee.
                                   See "Description of New Guarantee." In
                                   addition, because the Company is a holding company, the New Junior Subordinated
                                   Debentures and the New Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Bank's deposit liabilities. See "Description of New Capital
                                   Securities -- Description of New Junior
                                   Subordinated Debentures -- Subordination."

Redemption......................   The Trust Securities are subject to
                                   mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Junior Subordinated
                                   Debentures at any time within 90 days
                                   following the occurrence and during the
                                   continuation of a Tax Event, Investment
                                   Company Event or Capital Treatment Event in each case, subject to possible regulatory approval and (iii) in whole or in part, at any time on or after July 15, 2008, contemporaneously with the optional redemption by the Company of the Junior
                                   Subordinated Debentures in whole or in part, in each case at the applicable Redemption
                                   Price (as defined herein). See "Description of New Capital Securities -- Redemption," and
                                   "Description of New Junior Subordinated
                                   Debentures -- Special Event Prepayment."

No Rating.......................   The New Capital Securities are not expected
                                   to be rated by any rating agency.

Transfer Restrictions...........   The New Capital Securities will be issued,
                                   and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See
                                   "Description of New Capital Securities --
                                   Restrictions on Transfer." Any such transfer of New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations............   Prospective purchasers must carefully
                                   consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the New Capital
 Securities.....................   The New Capital Securities will be a new
                                   issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities.
                                   The Trust and the Company do not intend to apply for listing of the New Capital
                                   Securities on any securities exchange or for quotation through Nasdaq. See "Plan of Distribution."

Use of Proceeds.................   The proceeds to the Trust from the sale of
                                   the Old Capital Securities were invested by the Trust in the Junior Subordinated
                                   Debentures. The Company is using the net proceeds from the sale of the Junior
                                   Subordinated Debentures for and prepayment of indebtedness, general corporate purposes, potential future acquisitions and investments in or extensions of credit to its subsidiaries. The Company expects that the Capital Securities will be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve. See "Use of Proceeds."

     For additional information regarding the Capital Securities, see "United Community Capital Trust," "Description of New Capital Securities," "Description of New Junior Subordinated Debentures," "Description of New Guarantee," and "Certain Federal Income Tax Consequences."

                                 RISK FACTORS

     PROSPECTIVE INVESTORS IN THE NEW CAPITAL SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS. BECAUSE HOLDERS OF NEW CAPITAL SECURITIES MAY RECEIVE NEW JUNIOR SUBORDINATED DEBENTURES ON DISSOLUTION OF THE ISSUER TRUST, PROSPECTIVE INVESTORS IN THE NEW CAPITAL SECURITIES ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO THE NEW JUNIOR SUBORDINATED DEBENTURES AND SHOULD CAREFULLY REVIEW ALL THE INFORMATION REGARDING THE NEW JUNIOR SUBORDINATED DEBENTURES CONTAINED HEREIN.


RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. At June 30, 1998, the Senior Indebtedness of the Company aggregated approximately $15.6 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of New Guarantee -- Status of the Guarantee" and "Description of New Junior Subordinated Debentures -- Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.


OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of New Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to 8.125% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.125% per annum, compounded semi-annually), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Capital Securities -- Distributions" and "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will be required to include such original issue discount income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other similar securities that are not subject to such optional interest deferrals.


TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

     Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. Any such redemption shall be at a price equal to the aggregate liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Junior Subordinated Debentures -- Redemption" and "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     A "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures or New Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures or New Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.


POSSIBLE TAX LAW CHANGES

     In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of New Capital Securities -- Redemption."

     According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangements involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. Whether the Internal Revenue Service would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.


EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. The Company initially will be the holder of all Common Securities. The ability of the Company to dissolve the Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust would be a taxable event to the Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."


RIGHTS UNDER THE GUARANTEE

     The Chase Manhattan Bank will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of New Capital Securities -- Redemption") with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time;

and (iii) upon a voluntary or involuntary dissolution of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Trust. The Guarantee is subordinated as described under " -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of New Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee subject to certain exceptions. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," " -- Debenture Events of Default" and "Description of New Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.


LIMITED VOTING RIGHTS

     Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Trust (i) will not be taxable other than as a grantor trust for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of New Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."


MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.


ABSENCE OF PUBLIC MARKET

     The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Both Old Capital Securities and New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) and in integral multiples of $1,000

(1 Old Capital Security) in excess thereof. The Company and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's financial results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Description of New Capital Securities" and "Plan of Distribution."


CAPITAL SECURITIES ARE NOT INSURED

     The Capital Securities are not insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency.


STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

     Because the Company is a bank holding company, its right to participate in any distribution of assets of the Banks upon their liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Banks (including their depositors), except to the extent that the Company may itself be recognized as a creditor of the Banks. At June 30, 1998, the Banks had total liabilities (excluding liabilities owed to the Company) of approximately $1.2 billion, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Banks, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities or under the Guarantee, as the case may be. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt that may be incurred by the Banks in the future. See "Description of New Junior Subordinated Debentures" and "Description of New Guarantee."

     In addition, almost all of the operating assets of the Company are owned by the Banks. The Company relies primarily on dividends from the Banks to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. The payment of dividends by the Banks to the Company is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. At June 30, 1998, approximately $9.7 million was available for payment of dividends to the Company from the Banks without prior regulatory approval. However, no assurance can be given that the Banks will have funds available to pay dividends to the Company at any particular time in the future. The Banks also are subject to certain restrictions under federal law on extensions of credit to, and certain other transactions with, the Company and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Banks are generally limited in amount as to the Company and as to each such other affiliate to 10% of the Banks' capital and surplus and as to the Company and all such other affiliates to an aggregate of 20% of the Banks' capital and surplus.

YEAR 2000 CONSIDERATIONS

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" ("Y2K") issue is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Company is utilizing both internal and external resources to identify, correct or reprogram, and test its systems for Y2K compliance. It is anticipated that all internal mainframe systems will be Y2K certified no later than the fourth quarter of 1998, allowing adequate time for testing during 1999. To date, confirmation has been received from the Company's primary processing vendors that plans are being developed to address processing of transactions in the year 2000. However, if any necessary modifications to the Company's systems are not completed, or if the Company's vendors are not Y2K compliant, in a timely manner, the Y2K issue could have a material adverse impact on the Company's operations.

     Management has not yet fully determined the Y2K compliance expense and related potential effect on the Company's earnings; however, direct costs are not expected to be material to the consolidated results of operations and will be expensed as incurred. Expenses in 1997 related to the Y2K issue were not material to the financial results of operations.


GROWTH

     The Company has grown and may seek to grow by acquiring other financial institutions and branches or related financial services companies; however, competition for acquisitions in the Company's market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that the Company will obtain such approvals. The Company may not be successful in identifying further acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, the Company's ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

     There is no assurance that the Company will not encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such growth may adversely affect the Company's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality, and required operating adjustments. There can be no assurance that the Company will successfully integrate or achieve the anticipated benefits of its growth or expanded operations, and there is no assurance that rapid growth in its loan portfolio will not result in an increase in the Company's loan loss experience.


COMPETITION

     The banking business is highly competitive, and the Company expects this competition to increase. In their primary market areas, the Banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, mortgage banking companies, and brokerage and investment banking firms operating locally and elsewhere.


DEVELOPMENTS IN TECHNOLOGY

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. The ability of the Company to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or the Company's success or failure in anticipating or responding to such developments, will not materially affect the Company's business, financial condition and operating results.


CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the PORTAL market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

     The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Securities and Exchange Commission (the "Commission") by December 17, 1998 and declared effective by the Commission by January 16, 1999, the Distribution rate borne by the Old Capital Securities commencing on December 18, 1998 or January 17, 1999, as the case may be, will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of New Capital Securities."


ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

     The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). In addition, any market-making activity, should it develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of, or the trading market for, the New Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition and results of operations of the Company and the market for similar securities. Depending on these and other factors, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."


EXCHANGE OFFER PROCEDURES

     Subject to conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof, with any required signature guarantees, and all other required documents. See "The Exchange Offer -- Acceptance for Exchange and Issuance of New Capital Securities" and " -- Procedures for Tendering Old Capital Securities." Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Trust nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table presents the unaudited consolidated ratios of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.



                                   FOR THE SIX MONTHS
                                     ENDED JUNE 30,                FOR THE YEARS ENDED DECEMBER 31,
                                  --------------------- ------------------------------------------------------
EARNINGS TO FIXED CHARGES            1998       1997       1997       1996       1995       1994       1993
--------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
Excluding interest on deposits ..     4.68x      5.11x      5.21x      7.76x      5.94x      7.24x      9.71x
Including interest on deposits ..     1.31       1.33       1.33       1.38       1.33       1.47       1.42

                     SELECTED CONSOLIDATED FINANCIAL DATA


     The following table sets forth selected consolidated financial data of the Company for the five years ended December 31, 1997, and the six months ended June 30, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 are derived from the Company's audited consolidated financial statements. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the report thereon of Porter Keadle Moore, LLP, independent certified public accountants, are included elsewhere in this Prospectus. The selected consolidated financial data as of and for the six months ended June 30, 1998 and 1997 are derived from the Company's unaudited consolidated financial statements included elsewhere in this Prospectus, which, in the opinion of management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition and results of operations for such interim periods. This historical data is not necessarily indicative of the results that may be expected in the future. The selected consolidated financial data are qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements and notes thereto and other financial data included elsewhere in this Prospectus.

                                                  AS OF AND FOR THE SIX
                                                  MONTHS ENDED JUNE 30,
                                              ------------------------------
                                                    1998           1997
                                              --------------- --------------
                                               (IN THOUSANDS, EXCEPT RATIOS
                                                   AND PER SHARE DATA)
                                                       (UNAUDITED)
SUMMARY OF OPERATIONS:
 Interest income ............................   $    51,496         41,856
 Interest expense ...........................        26,645         21,601
 Net interest income ........................        24,851         20,255
 Provision for loan losses ..................         1,038          1,298
 Net interest income after provision for
   loan losses ..............................        23,813         18,957
 Noninterest income .........................         3,921          3,267
 Noninterest expense ........................        19,364         15,053
 Income before income taxes .................         8,370          7,171
 Income taxes ...............................         2,828          2,289
 Net income .................................   $     5,542          4,882
SELECTED PERIOD-END BALANCES:
 Total assets ...............................   $ 1,260,548      1,052,832
 Investment securities and federal funds
   sold .....................................       255,281        232,621
 Loans ......................................       894,462        729,404
 Interest earning assets ....................     1,160,811        971,123
 Deposits ...................................     1,065,683        916,128
 Interest bearing liabilities ...............     1,044,428        814,719
 Shareholders' equity .......................        80,176         68,957
 Common shares outstanding ..................     7,393,605      7,385,105
SELECTED AVERAGE BALANCES:
 Total assets ...............................   $ 1,190,474        956,398
 Loans ......................................       857,059        689,721
 Deposits ...................................     1,032,795        836,537
 Shareholders' equity .......................        77,487         63,430
 Common shares outstanding ..................     7,389,378      7,215,266
PROFITABILITY RATIOS:
 Return on average total assets .............          0.94%          1.03%
 Return on average shareholders' equity .....         14.40          15.87
 Dividend payout ratio ......................         10.14           7.46
LIQUIDITY AND CAPITAL RATIOS:
 Average loans to average deposits ..........         82.51%         81.99%
 Average shareholders' equity to average
   total assets .............................          6.51           6.63
 Tier 1 capital ratio .......................          8.40           8.11
 Total capital ratio ........................         10.06           9.84
 Leverage capital ratio .....................          5.73           5.65
PER SHARE OF COMMON STOCK:
 Basic EPS ..................................   $     0.75            0.68
 Diluted EPS ................................         0.74            0.67
 Cash dividends .............................         0.075           0.05
 Book value .................................        10.84            9.34
ASSET QUALITY RATIOS:
 Nonperforming assets to total gross
   loans and other real estate owned ........          0.28%          0.33%
 Net charge-offs to average loans ...........          0.04%          0.05%
 Total allowance for loan losses to total
   nonperforming assets .....................        438.68%        484.72%



                                                              AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                              --------------------------------------------------------------------------
                                                   1997           1996           1995           1994           1993
                                              -------------- -------------- -------------- -------------- --------------
                                                           (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
SUMMARY OF OPERATIONS:
 Interest income ............................       89,780         67,906         53,209         36,844         30,767
 Interest expense ...........................       46,548         34,091         28,194         16,777         14,743
 Net interest income ........................       43,232         33,815         25,015         20,067         16,024
 Provision for loan losses ..................        2,634          1,597          1,116            998            931
 Net interest income after provision for
   loan losses ..............................       40,598         32,218         23,899         19,069         15,093
 Noninterest income .........................        6,980          5,666          4,523          3,962          3,918
 Noninterest expense ........................       32,077         24,843         19,204         15,125         12,810
 Income before income taxes .................       15,501         13,041          9,218          7,906          6,201
 Income taxes ...............................        4,766          4,114          2,549          2,205          1,592
 Net income .................................       10,735          8,927          6,669          5,701          4,609
SELECTED PERIOD-END BALANCES:
 Total assets ...............................    1,153,367        886,103        712,298        496,527        427,483
 Investment securities and federal funds
   sold .....................................      221,873        183,175        172,643         91,530         93,192
 Loans ......................................      816,934        633,176        480,360        366,916        305,398
 Interest earning assets ....................    1,049,159        824,476        659,548        458,446        399,674
 Deposits ...................................      977,079        773,300        637,832        427,998        378,920
 Interest bearing liabilities ...............      961,770        740,189        593,045        420,290        364,190
 Shareholders' equity .......................       75,113         57,675         49,207         34,871         29,876
 Common shares outstanding ..................    7,385,105      7,084,621      6,945,081      6,274,903      6,278,900
SELECTED AVERAGE BALANCES:
 Total assets ...............................    1,024,730        783,509        607,877        464,767        393,541
 Loans ......................................      737,889        551,043        423,953        332,793        270,199
 Deposits ...................................      894,200        695,391        538,518        408,645        351,526
 Shareholders' equity .......................       66,333         53,472         42,110         32,463         27,539
 Common shares outstanding ..................    7,300,874      6,919,437      6,499,264      6,275,014      6,235,452
PROFITABILITY RATIOS:
 Return on average total assets .............         1.05%          1.14%          1.10%          1.23%          1.17%
 Return on average shareholders' equity .....        16.18          16.69          15.84          17.56          16.74
 Dividend payout ratio ......................         6.51           7.58           8.82           9.89           8.11
LIQUIDITY AND CAPITAL RATIOS:
 Average loans to average deposits ..........        82.52%         79.24%         78.73%         81.44%         76.86%
 Average shareholders' equity to average
   total assets .............................         6.47           6.82           6.93           6.98           7.00
 Tier 1 capital ratio .......................         8.59           8.36           9.24           9.26           9.05
 Total capital ratio ........................        10.28          10.18          10.70          10.80          10.63
 Leverage capital ratio .....................         5.76           5.98           6.99           6.74           6.49
PER SHARE OF COMMON STOCK:
 Basic EPS ..................................         1.47           1.29           1.03           0.91           0.74
 Diluted EPS ................................         1.46           1.26           1.01           0.89           0.72
 Cash dividends .............................         0.10           0.10           0.08           0.09           0.06
 Book value .................................        10.17           8.14           7.09           5.56           4.76
ASSET QUALITY RATIOS:
 Nonperforming assets to total gross
   loans and other real estate owned ........         0.17%          0.26%          0.50%          0.19%          0.28%
 Net charge-offs to average loans ...........         0.06%          0.06%          0.07%          0.07%          0.09%
 Total allowance for loan losses to total
   nonperforming assets .....................       720.39%        483.34%        290.10%        630.55%        430.97%

                        UNITED COMMUNITY CAPITAL TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. The Trust is governed by the Trust Agreement among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee, the Administrators named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. Two individuals have been selected by the holders of the Common Securities to act as administrators with respect to the Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of New Capital Securities -- Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Trust.

     All the Common Securities are presently owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Capital Securities -- Subordination of Common Securities." The Company has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, telephone number
(302) 428-3375. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001, telephone number (212) 946-3340.


                                USE OF PROCEEDS

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive New Junior Subordinated Debentures in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Old Capital Securities was $21,000,000. All of the net proceeds to the Trust from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. Of the net proceeds received by the Company from the sale of the Old Junior Subordinated Debentures, the Company has used approximately $12.1 million to prepay indebtedness under a note payable to a commercial bank. The remainder of the net proceeds have been or will be used for general corporate purposes, potential future acquisitions and investments in or extensions of credit to its subsidiaries. The proceeds from the sale of the Capital Securities qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve applicable to the Company; however, capital received from the proceeds of the sale of the Capital Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of the Company.

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Company as of June 30, 1998, and as adjusted to give effect to the consummation of the offering of the Old Capital Securities, the issuance of the Old Junior Subordinated Debentures and the application of the net proceeds therefrom as provided under "Use of Proceeds." The following data is qualified in its entirety by, and should be read in conjunction with, the Company's reports filed with the Commission under the Exchange Act and incorporated by reference herein. See "Available Information," "Selected Consolidated Financial Data," and "United Community Banks, Inc. and Subsidiaries Index to Consolidated Financial Statements."



                                                                                                 JUNE 30, 1998
                                                                                         ------------------------------
                                                                                             ACTUAL      AS ADJUSTED(1)
                                                                                         -------------- ---------------
                                                                                         (IN THOUSANDS, EXCEPT RATIOS)
Short-term borrowings:
 Commercial paper ......................................................................   $    1,423         1,423
                                                                                           ----------         -----
   Total short-term borrowings .........................................................        1,423         1,423
Long-term obligations:
 FHLB advances .........................................................................       90,163        90,163
 Notes Payable .........................................................................       12,079            --
 Convertible subordinated debentures ...................................................        3,500         3,500
 Company obligated manditorily redeemable capital securities of subsidiary trust holding
   solely junior subordinated debentures of the Company(1) .............................           --        21,000
                                                                                           ----------        ------
   Total long-term obligations .........................................................      105,742       114,663
                                                                                           ----------       -------
   Total borrowings ....................................................................      107,165       116,086
                                                                                           ----------       -------
Shareholders' equity:
 Preferred stock .......................................................................           --            --
 Common stock, $1 par value, 10,000,000 shares authorized and 7,385,105 and 7,393,605
   shares outstanding at June 30, 1998 .................................................        7,394         7,394
 Capital surplus .......................................................................       24,808        24,808
 Retained earnings .....................................................................       47,186        47,186
 Accumulated other comprehensive income ................................................          788           788
                                                                                           ----------       -------
   Total shareholders' equity ..........................................................       80,176        80,176
                                                                                           ----------       -------
   Total capitalization ................................................................   $  187,341       196,262
                                                                                           ==========       =======
Capital ratios:
 Tier 1 risk-based capital ratio .......................................................         8.40%        10.86%
 Total risk-based capital ratio ........................................................        10.06%        12.52%
 Leverage ratio ........................................................................         5.73%         7.40%

---------
(1) Reflects the Capital Securities. The Trust is a subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset.



                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as long-term obligations and described as "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company" in the consolidated balance sheets of the Company. Appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company as interest expense. See "Capitalization" and "Available Information."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion focuses on significant changes in the financial condition and results of operations of the Company and the Banks during the six-month period ended June 30, 1998 and the three years ended December 31, 1997. The discussion and analysis is intended to supplement and highlight and should be read in conjunction with information contained in the accompanying consolidated financial statements.


SIX-MONTH PERIOD ENDED JUNE 30, 1998

     The Company recognized net income of $5.5 million, or $.74, per diluted share, for the first six months of 1998, as compared with net income of $4.9 million, or $.67, per diluted share earned in 1997. Return on average total assets and return on average stockholders' equity was 0.94% and 14.40%, respectively, for the six months ended June 30, 1998 as compared to 1.03% and 15.87%, respectively, for the comparable prior year period.

     Net income for the three months ended June 30, 1998 was $2.9 million, or $.38 per diluted share, as compared with net income of $2.6 million, or $.35 per diluted share in 1997. Return on average total assets and return on average stockholders' equity was 0.95% and 14.79%, respectively, for the three months ended June 30, 1998 as compared to 1.05% and 16.39%, respectively, for the comparable prior year period.

     The results for the six months ending June 30, 1998, when compared with the comparable prior year period, reflect a $4.9 million increase in net interest income, a $791 thousand increase in noninterest income, exclusive of net securities gains, a $137 thousand decrease in net securities gains and a $260 thousand decrease in the provision for loan losses. This activity was partially offset by a $4.3 million increase in noninterest expense and a $539 thousand increase in the provision for income taxes.

     Interest expense increased to $26.6 million in the second quarter of 1998, reflecting a 4.87% cost of funds, as compared with $21.6 million, and a 4.86% cost of funds in 1997. The increase in interest expense resulted from the $207 million increase in the level of average interest bearing liabilities, primarily, and an increase in the level of average interest bearing customer deposit liabilities.


     NET INTEREST INCOME

     Net interest income, which represents the difference between interest earned on interest earning assets and interest incurred on interest bearing liabilities, is the Company's primary source of earnings. Net interest income is affected by the level and composition of assets, liabilities and equity, as well as changes in market interest rates. The Company actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit, and liquidity risks.

     Net interest income increased $4.9 million, or 23%, to $23.8 million for the six months ending June 30, 1998, as compared to $19 million for the comparable prior year period. This growth was achieved through a significant increase in the level of average interest earning assets. The net interest margin on a taxable equivalent basis declined to 4.64% during the most recent quarter when compared to 4.69% during the 1997 comparable period. Factors contributing to the decline in the net interest margin included: (i) a change in the composition of average interest earning assets; (ii) higher levels of interest bearing customer deposit liabilities.

     Interest income increased 23% to $51.5 million for the six months ending June 30, 1998 when compared to $41.9 million for the comparable prior year period. This increase is attributable to a $207 million or 19% increase in average interest earning assets to $1.1 billion for the six months ending June 30, 1998, as compared to $897 million during the comparable 1997 period, offset somewhat by a decrease in the yield on average earning assets to 8.93% as compared to 9.03%.


     NONINTEREST INCOME

     Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts, mortgage loan and related fees and profits earned through sales of credit life insurance. In addition, gains or losses realized from the sale of investment portfolio securities are included in noninterest income. Total noninterest income was $3.9 million for the six months ended June 30, 1998, compared to $3.3 million for the same period in 1997. This increase of $600 thousand, or 18%, was primarily due to increases in service charges and fees of $445 thousand resulting from an increase in the number of deposit accounts, increased mortgage banking fees of $329 thousand directly attributed to the significantly lower mortgage interest rate environment and corresponding surge in mortgage loan applications and a decrease in net gains on the sale of securities of $137 thousand.


     NONINTEREST EXPENSE

     Noninterest expense increased $4.3 million, during the six months ending June 30, 1998 to $19.3 million as compared with $15.1 million during the comparable prior year period. The increase in noninterest expense during the six months ending June 30, 1998 principally reflects the construction of new facilities as well as the staffing costs associated with these expansions.


     INCOME TAX EXPENSE

     The Company's effective tax rate was 33.78% for the six months ending June 30, 1998, as compared to 31.11% for the comparable prior year period. These increases are primarily a result of the Company moving into higher tax brackets associated with taxable income amounts greater than $10 million.


     LOAN PORTFOLIO

     The loan portfolio is concentrated primarily in loans secured by real estate in the North Georgia mountains and Western North Carolina. The risk inherent in this portfolio is dependent not only upon regional and general economic stability which affects property values, but also the financial well-being and creditworthiness of the borrowers.

     Average loans increased $166 million or 24% to $852 million for the six months ending June 30, 1998, representing 77% of average interest earning assets, when compared to $686 million, or 76% of average interest earning assets, for the comparable prior year period. This level of growth was achieved through continued strong demand in virtually all loan categories. The corresponding yield on average loans declined to 9.71% during the most recent quarter when compared to 9.77% for the 1997 comparable period.

     Total loans increased $77 million to $900 million at June 30, 1998, from $823 million at December 31, 1997, representing an annualized increase of 19%, due to continued strong demand in virtually all loan categories.


     PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The Company manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. The Company's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures across the Company. The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral, and economic factors and trends.

     Reviews of nonperforming, past due loans and larger credits, designed to identify potential charges to the allowance for loan losses, as well as determine the adequacy of the allowance, are made on a regular basis during the year. These reviews are made by the responsible lending officers, as well as a separate credit administration department, and consider such factors as the financial strength of borrowers, the value of the applicable collateral, past loan loss experience, anticipated loan losses, growth in the loan portfolio, and other factors, including prevailing and anticipated economic conditions.

     Whenever a loan, or portion thereof, is considered by management to be uncollectible, it is charged against the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for loan losses. Such agencies may require the Banks to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     The provision for loan losses was $1.0 million, or .24%, of average loans on an annualized basis, for the first six months of 1998, compared to $1.3 million, or .37%, of average loans on an annualized basis, for the same period in 1997. Net charge-offs for the six months ended June 30, 1998, were $322 thousand, or .075%, of average loans on an annualized basis, compared to $320 thousand, or .093%, of average loans on an annualized basis, for the same period in 1997.

 ASSET QUALITY

     It is the general policy of the Banks to stop accruing interest income and place the recognition of interest on a cash basis when a loan is placed on nonaccrual status and any interest previously accrued but not collected is reversed against current income unless the collateral for the loan is sufficient to cover the accrued interest or a guarantor assures payment of interest. Loans made by the Banks to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.

     The components of nonperforming assets are delineated below (in thousands):



                                                JUNE 30, 1998   DECEMBER 31, 1997   JUNE 30, 1997
                                               --------------- ------------------- --------------
Loans ninety days past due and still accruing       $  568            $  536           $  477
Nonaccrual loans .............................       1,388               515            1,401
                                                    ------            ------           ------
  Nonperforming loans ........................       1,956             1,051            1,878
Other real estate ............................         567               386               --
                                                    ------            ------           ------
Nonperforming assets .........................      $2,523            $1,437           $1,878
                                                    ======            ======           ======

     At June 30, 1998, nonperforming assets, which include loans past due ninety days or more and still accruing interest, nonaccrual loans, restructured loans and other real estate, totaled $2.5 million, an increase of $1.1 million from December 31, 1997, and an increase of $653 thousand from the end of the second quarter of 1997. Nonperforming loans at June 30, 1998 consisted primarily of loans secured by real estate, which comprised $1.6 million, or 84%, of total nonperforming loans.


     SECURITIES PORTFOLIO

     Management's strategy for the securities portfolio is to maintain a short-weighted average life to minimize the exposure to future increases in interest rates and to provide cash flows that may be reinvested at current market interest rates. The composition of the investment securities portfolio thus reflects the Company's investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. The investment portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.

     The combined weighted average lives of the held-to-maturity and available-for-sale securities portfolios at June 30, 1998 was 4.63 years. The market value of the portfolio of securities held to maturity will change as interest rates change and such unrealized gains or losses will not flow through the financial statements unless the related securities are called at prices which differ from the carrying value at the time of call.

     Average securities increased $44 million, or 25%, to $223 million for the six months ending June 30, 1998 when compared to $179 million for the comparable prior year period. The overall yield on the securities portfolio decreased to 5.80% during the first six months of 1998, as compared to 6.11% during the same period in 1997, reflecting a decrease in market interest rates.


     During the first six months of 1998, securities available-for-sale increased $19 million, or 13%, to $163 million compared to $144 million at December 31, 1997. This increase resulted from management's decision to leverage its capital principally through the purchase of investment securities funded primarily with Federal Home Loan Bank advances of varied maturities.

     At June 30, 1998, held-to-maturity and available-for-sale securities carried at $141 million were pledged for various purposes as required by law.

     The Company utilizes its investment portfolio to offset some of the natural mismatch of interest rate risk inherent in the loan and deposit portfolios. The Company experienced strong loan demand at all the Banks so there was little need for investments solely to augment income or utilize uninvested deposits.

     The Company's investment portfolio consists of U.S. Government and agency securities, municipal securities, various equity securities and Government agency sponsored mortgage-backed securities. A mortgage-backed security relies on the underlying mortgage pools of loans to provide a cash flow of principal and interest. The actual maturities of these securities will differ from the contractual maturities because these borrowers may have the right to prepay obligations with or without prepayment penalties. Decreases in interest rates will generally cause prepayments to accelerate. In a declining interest rate environment, the Company may not be able to reinvest the proceeds from these prepayments in assets which have comparable yields. However, because the majority of the mortgage-backed securities have adjustable rates, the negative effects of changes in interest rates on earnings and the carrying values of these securities are mitigated.


     DEPOSITS

     Average total savings and time deposits increased $118 million, or 20%, to $699 million during the first six months of 1998, compared to $581 million during 1997. The overall cost of funds on average savings and time deposits declined to 5.77% during the first six months of 1998 from 5.79% during the comparable 1997 period.

     Average demand deposits increased $32 million, or 38% to $117 million during the second quarter of 1998 as compared to $86 million for 1997. The growth in the level of demand deposits has resulted from branching in new areas as well as acquisitions. At June 30, 1998, demand deposits represented 12% of total deposits as compared to 11% at June 30, 1997.


     BORROWINGS

     Federal funds purchased decreased from $33 million at December 31, 1997 to zero at June 30, 1998. In addition, net new advances on Federal Home Loan Bank ("FHLB") borrowings totaled $47 million during the first six months of 1998. This increase brought total outstanding borrowings from the FHLB to $90 million. These increased borrowing arrangements were entered into to fund the purchases of investment securities placed in the available-for-sale securities portfolio.


     INTEREST RATE SENSITIVITY MANAGEMENT

     The Company's primary earnings source is the net interest income, which is affected by changes in the level of interest rates, the relationship between rates, the impact of interest rate fluctuations on asset prepayments, the level and composition of deposits, and the credit quality of the portfolio. The absolute level and volatility of interest rates can have a significant impact on the Company's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve the Company's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges. Management's objectives are to maintain a strong, stable net interest margin, to utilize its capital effectively without taking undue risks and to maintain adequate liquidity.

     The Company's risk assessment program includes a coordinated approach to the management of liquidity, capital and interest rate risk. This risk assessment process is governed by policies and limits established by senior management which are reviewed and approved by the Asset/Liability Committee ("ALCO"). ALCO, comprised of members of senior management, meets periodically to evaluate the impact of changes in market interest rates on assets and liabilities, net interest margin, capital and liquidity, and to evaluate the Company's strategic plans and presents its findings to the Board of the Company and the Banks. See "Quantitative and Qualitative Disclosures about Market Risk."

     The balance sheet structure is primarily short-term with most assets and liabilities repricing or maturing in less than five years. Management monitors the sensitivity of net interest income by utilizing a dynamic simulation model. This model measures net interest income sensitivity and volatility to interest rate changes; it involves a degree of estimation based on certain assumptions that management believes to be reasonable. Factors considered include actual maturities, estimated cash flows, repricing characteristics, deposit growth/retention and, primarily, the relative sensitivity of assets and liabilities to changes in market interest rates. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, yield curve relationships, customer preferences and general market conditions. Utilizing this process, management can project the impact of changes in interest rates on net interest income. This relative sensitivity is important to consider since the Bank's core deposit base is not subject to the same degree of interest rate sensitivity as its assets. Core deposit costs are internally controlled and generally exhibit less sensitivity to changes in interest rates than the adjustable rate assets whose yields are based on external indices and change in concert with market interest rates.


     LIQUIDITY MANAGEMENT

     The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs of the Company and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of the Company to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining the Company's ability to meet the day to day cash flow requirements of the Banks' customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, the Company would not be able to perform the primary functions of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves.

     The primary function of asset and liability management is not only to assure adequate liquidity in order for the Company to meet the needs of its customer base, but to maintain an appropriate balance between interest-sensitive assets and interest-sensitive liabilities so that the Company can also meet the investment requirements of its shareholders. Daily monitoring of the sources and use of funds is necessary to maintain an acceptable cash position that meets both requirements. The Company's and the Banks' liquidity positions are monitored daily to ensure the maintenance of an optimum level and efficient use of available funds. Management believes that the Company and Banks have sufficient liquidity to meet their operating requirements.

     The Company's sources of liquidity include dividends from its subsidiaries, borrowings, and funds available through the capital markets. The Banks have numerous sources of liquidity including loan and security principal repayments and maturities, lines of credit with other financial institutions, the ability to borrow under repurchase agreements utilizing their unpledged securities portfolio, the sale of securities from their available-for-sale portfolio, the securitization of loans within the portfolio, whole loan sales and growth in their core deposit base.

     In a banking environment, both assets and liabilities are considered sources of liquidity funding. The asset portion of the balance sheet provides liquidity primarily through loan principal repayments, maturities of investment securities and, to a lesser extent, sales of securities. Installment loan payments are becoming an increasingly important source of liquidity for the Company as this portfolio continues to grow. Other short-term investments such as federal funds sold and maturing interest bearing deposits with other banks are additional sources of liquidity funding. The liability portion of the balance sheet provides liquidity through various customers' interest bearing and noninterest bearing deposit accounts. Federal funds purchased and securities sold under agreements to repurchase are additional sources of liquidity and basically represent the Company's incremental borrowing capacity. These sources of liquidity are short-term in nature and are used as necessary to fund asset growth and meet short-term liquidity needs.

     The Company, through its subsidiary banks, has the ability, as members of the FHLB system, to borrow $153 million on a secured basis, utilizing mortgage related loans and securities as collateral, for a term ranging from one day to ten years at both fixed and variable rates. As of June 30, 1998, the Bank's had $90 million in such borrowings outstanding.


     CAPITAL RESOURCES AND DIVIDENDS

     Dividends from the Banks are limited by Georgia and North Carolina State Banking Department regulations. Pursuant to these regulations, the Banks had $9.7 million of retained earnings available for dividends to the Company without prior regulatory approval as of June 30, 1998. For the six months ended June 30, 1998, the Company paid cash dividends of $.075 per common share, compared to $.05 per common share for the same period in 1997.

     The Board of Governors of the Federal Reserve System has issued guidelines for the implementation of risk-based capital requirements by U.S. banks and bank holding companies. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital. Tier I capital consists of stockholders' equity less goodwill and deposit-based intangibles. Tier II capital components include supplemental capital components such as a qualifying allowance for loan losses and qualifying subordinated debt. Tier I capital plus Tier II capital components is referred to as Total Risk-based Capital.

     A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as period end stockholders' equity adjusted for goodwill and deposit-based intangibles divided by average assets adjusted for goodwill and deposit-based intangibles. Although a minimum leverage ratio of 4% is required for the highest-rated bank holding companies which are not undertaking significant expansion programs, the Federal Reserve Board requires a bank holding company to maintain a leverage ratio greater than 4% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve Board. The Federal Reserve Board uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks and bank holding companies.

     As of June 30, 1998, the most recent notification from the various banking regulators categorized the Company and the Banks as well capitalized under the regulatory framework for prompt corrective action. Under the capital adequacy guidelines, a well capitalized institution must maintain a minimum total risk based capital to total risk weighted assets ratio of at least 10%, a minimum Tier I capital to total risk weighted assets ratio of at least 6%, a minimum leverage ratio of at least 5% and not subject to any written order, agreement or directive. There are no conditions or events since such notification that management believes have changed this classification.

     The following table sets forth the Company's regulatory capital at June 30, 1998, under the rules applicable at such date. At such date, management believes that the Company meets all capital adequacy requirements to which it is subject.



                                             JUNE 30, 1998
                                         ----------------------
                                            AMOUNT      RATIO
                                         ----------- ----------
                                         (IN THOUSANDS, EXCEPT
                                              PERCENTAGES)
       Tier 1 Capital ..................  $  71,779      8.40%
       Regulatory Requirement ..........     34,173      4.00
                                          ---------     -----
       Excess ..........................  $  37,606      4.40
                                          =========     =====

       Total Risk Adjusted Capital .....  $  85,958     10.06
       Regulatory Requirement ..........     68,346      8.00
                                          ---------     -----
       Excess ..........................  $  17,738      2.06
                                          =========     =====

       Risk Weighted Assets ............  $ 854,335
                                          =========

     The Company's capital ratios were favorably impacted by the issuance of $21 million of 8.125% company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company ("Capital Securities") on July 15, 1998, which under current regulatory guidelines, qualify as Tier 1 capital.


THREE YEARS ENDED DECEMBER 31, 1997

     Net earnings totaled over $10.7 million for the year ended December 31, 1997, an increase of 20% from the $8.9 million earned in 1996. Net earnings per common share were $1.47 for 1997 compared to $1.29 reported for 1996, an increase of 14%. Return on average assets and return on average equity for the year ended December 31, 1997, were 1.05% and 16.18%, respectively. The 1996 return on average assets and return on average equity were 1.14% and 16.69%, respectively.

     The Company's balance sheet grew 30% during 1997 as assets ended the year at $1.2 billion. Net loans increased 30% during the year and deposits grew over 26%. The increases in both loans and deposits reflect a strong economic environment as well as market share gains from competition. Stockholders' equity increased to $75.1 million and represented 7% of year end assets.


     CAPITAL ISSUES

     In March 1997, the Company completed an offering to the public of 300,000 shares of the Company's common stock registered under the Securities Act, pursuant to which $6.5 million in additional capital was raised after deducting certain issuance costs. The Company used the proceeds of the offering primarily to invest additional capital in UCB, Carolina and Towns to support the asset growth that the banks are experiencing.

     On December 31, 1996, the Company completed a private placement of $3.5 million of convertible subordinated payable-in-kind debentures due December 31, 2006 (the "2006 Debentures"). The 2006 Debentures bear interest at the rate of one quarter of one percentage point over the prime rate per annum as quoted in the Wall Street Journal, payable on April 1, July 1, October 1 and January 1 of each year commencing on April 1, 1997, to holders of record at the close of business on the 15th day of the month immediately preceding the interest payment date. Interest is computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

     The 2006 Debentures may be redeemed, in whole or in part from time to time on or after January 1, 1998, at the option of the Company upon at least 20 days and not more than 60 days notice, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus interest accrued and unpaid as of the date of redemption. The holders of the 2006 Debentures not redeemed will have the right, exercisable at any time up to December 31, 2006, to convert such debenture at the principal amount thereof into shares of common stock of the Company at the conversion price of $25 per share, subject to adjustment for stock splits and stock dividends.

     In August 1995, the Company completed an offering to the public of 215,515 shares of the Company's common stock registered under the Securities Act pursuant to which $2,434,000 in additional capital was raised. The Company used the proceeds of the offering primarily to invest additional capital in Carolina and Towns. The additional capital for Towns was used to support the asset growth experienced by Towns. The additional capital for Carolina was necessitated by Carolina's asset growth and the acquisition of the Franklin and Waynesville branch banking offices.


     EXPANSIONS DURING 1997

     In addition to the purchase of First Clayton, other Company subsidiaries expanded in their respective surrounding areas. Carolina created new branch offices in the western North Carolina cities of Bryson City, Brevard and Cashiers. Subsequent to December 31, 1997, Carolina has applied for and has received approval to open a branch in Etowah, North Carolina. Effective January 30, 1998, the Company's subsidiary, Peoples, assumed deposits totaling $23 million and purchased certain assets totaling $4 million of a branch in Ellijay, Georgia.

     Effective September 12, 1997, the Company completed the acquisition of First Clayton, the parent company of the $73 million First Clayton Bank and Trust in Clayton, Georgia. The Company issued 646,257 shares of its common stock and paid approximately $7,000 for fractional shares in connection with this acquisition. The acquisition was accounted for as a pooling of interests and accordingly, the consolidated financial statements and management's discussion and analysis for all periods have been restated to include the financial position and results of operations as if the combination had occurred at the beginning of the earliest period presented.


     EXPANSIONS PRIOR TO 1997

     Effective July 1, 1996, the Georgia bank branching laws were amended to permit subsidiary banks of Georgia bank holding companies to branch in an aggregate of three additional locations prior to July 1, 1998, after which time statewide branching will be permitted. On July 1, 1996, UCB changed its name from Union County Bank to United Community Bank and established a branch office in Dahlonega, Lumpkin County, Georgia. UCB simultaneously filed a tradename filing to permit it to conduct its operations in Union County, Georgia under the tradename Union County Bank. On September 28, 1996, UCB assumed deposits of $23.7 million and purchased assets of $33.2 million in Cornelia, Habersham County, Georgia, from a banking institution which sold off its operations in the county. In Habersham County, UCB operates under the trade name of First Bank of Habersham, and in Lumpkin County, UCB does business as United Community Bank. On July 1, 1996, Carolina opened a loan production office in Sylva, North Carolina.

     In 1995, the Company's subsidiary, Carolina, assumed deposits totaling $32 million and purchased certain assets totaling $12 million of three branch banks in the western North Carolina cities of Andrews, Franklin and Waynesville.

     Effective August 31, 1995, the Company completed the acquisition of White County Bancshares, Inc., the parent company of the $71 million asset, White County Bank in Cleveland, Georgia. The Company issued 455,400 shares of its common stock in addition to a previously issued exchangeable payable in kind debenture for all of the issued and outstanding shares of White. This transaction was accounted for as a purchase.


     NET INTEREST INCOME

     Net interest income, on a taxable equivalent basis, was $44.6 million in 1997, compared to $35.1 million in 1996 and $26.2 million in 1995. The 27% increase in 1997 was primarily the result of increased volume of net earning assets.

     Interest income increased over 32% in 1997 and 27% in 1996. The increase in 1997 was again primarily a result of an increase in interest and fees on loans of over $18.6 million. Interest on investment securities and other earning assets increased $3.3 million or 29%.

     Average earning assets in 1997 increased 33% when compared to 1996 due to increases in average loans of $186.8 million and average investment securities of $41 million. An increase in average earning assets of 28% was experienced in 1996 over 1995 primarily due to increases in average loans of $127.1 million. The following table represents net interest income, yields and rates on a taxable-equivalent basis and average balances for the years 1997, 1996 and 1995.

CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES
TAXABLE EQUIVALENT BASIS
(IN THOUSANDS)



                                                               YEAR ENDED DECEMBER 31,
                                        ----------------------------------------------------------------------
                                                        1997                               1996
                                        ------------------------------------ ---------------------------------
                                            AVERAGE                 YIELD/     AVERAGE                YIELD/
                                            BALANCE     INTEREST     RATE      BALANCE    INTEREST     RATE
                                        -------------- ---------- ---------- ----------- ---------- ----------
ASSETS
Interest earning assets:
 Federal funds sold ...................   $   29,741      1,642       5.52%     20,303      1,096       5.40%
 Interest bearing deposits
   with other banks ...................           --         --         --         918        102      11.11%
 Investment securities:
   Taxable ............................      148,390      9,097       6.13%    115,480      6,735       5.83%
   Tax-exempt .........................       44,326      3,514       7.93%     36,250      3,022       8.34%
                                          ----------      -----                -------      -----
 Total investment securities ..........      192,716     12,611       6.54%    151,730      9,757       6.43%
                                          ----------     ------                -------      -----
 Loans:
   Taxable ............................      733,655     76,452      10.42%    544,247     57,495      10.56%
   Tax-exempt .........................        4,234        408       9.64%      6,796        732      10.77%
                                          ----------     ------                -------     ------
   Total loans ........................      737,889     76,860      10.42%    551,043     58,227      10.57%
                                          ----------     ------                -------     ------
 Total interest earning assets ........      960,346     91,113       9.49%    723,994     69,182       9.56%
                                          ----------     ------                -------     ------
 Allowance for loan losses ............       (9,304)                           (7,530)
 Cash and due from banks ..............       28,542                            21,396
 Premises and equipment ...............       23,194                            18,097
 Other assets .........................       21,952                            27,552
                                          ----------                           -------
   Total assets .......................   $1,024,730                          $783,509
                                          ==========                          ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Interest bearing liabilities:
 Deposits:
   Demand .............................   $  176,054      6,712       3.81%    169,811      5,445       3.21%
   Savings ............................       43,286      1,190       2.75%     41,834      1,147       2.74%
   Time ...............................      579,398     34,966       6.03%    410,656     25,569       6.23%
 Federal funds purchased ..............        3,229        184       5.70%        947         51       5.39%
 FHLB advances ........................       39,615      2,382       6.01%     17,237        981       5.69%
 Notes payable ........................       10,803        810       7.50%     10,291        808       7.85%
 Convertible subordinated
   debentures .........................        3,500        304       8.69%      1,000         90       9.00%
                                          ----------     ------               --------     ------
Total interest bearing liabilities           855,885     46,548       5.44%    651,776     34,091       5.23%
Noninterest bearing demand
 deposits .............................       95,462                            73,090
Other liabilities .....................        7,050                             5,171
Stockholders' equity ..................       66,333                            53,472
                                          ----------                          --------
Total liabilities and
 stockholders' equity .................   $1,024,730                           783,509
                                          ==========                          ========
Net interest income ...................                  44,565                            35,091
Net interest spread ...................                               4.05%                             4.33%
Net interest margin ...................                               4.64%                             4.85%
Taxable equivalent
 adjustments:
 Loans ................................                     138                               249
 Investment securities ................                   1,195                             1,027
                                                         ------                            ------
 Total taxable equivalent
   adjustments ........................                   1,333                             1,276
                                                         ------                            ------
Net interest income ...................                 $43,232                           $33,815
                                                        =======                           =======



                                             YEAR ENDED DECEMBER 31,
                                        ---------------------------------
                                                      1995
                                        ---------------------------------
                                          AVERAGE                YIELD/
                                          BALANCE    INTEREST     RATE
                                        ----------- ---------- ----------
ASSETS
Interest earning assets:
 Federal funds sold ...................    20,903      1,315       6.29%
 Interest bearing deposits
   with other banks ...................       286          4       1.40%
 Investment securities:
   Taxable ............................    87,378      5,354       6.13%
   Tax-exempt .........................    33,003      2,894       8.77%
                                           ------      -----
 Total investment securities ..........   120,381      8,248       6.85%
                                          -------      -----
 Loans:
   Taxable ............................   418,015     44,196      10.57%
   Tax-exempt .........................     5,938        653      11.00%
                                          -------     ------
   Total loans ........................   423,953     44,849      10.58%
                                          -------     ------
 Total interest earning assets ........   565,523     54,416       9.62%
                                          -------     ------
 Allowance for loan losses ............    (5,678)
 Cash and due from banks ..............    17,374
 Premises and equipment ...............    15,032
 Other assets .........................    15,626
                                          -------
   Total assets .......................  $607,877
                                         ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Interest bearing liabilities:
 Deposits:
   Demand .............................   104,403      3,833       3.67%
   Savings ............................    35,236      1,100       3.12%
   Time ...............................   345,144     21,396       6.20%
 Federal funds purchased ..............       975         56       5.74%
 FHLB advances ........................    11,889        899       7.56%
 Notes payable ........................     9,537        820       8.60%
 Convertible subordinated
   debentures .........................     1,000         90       9.00%
                                         --------     ------
Total interest bearing liabilities        508,184     28,194       5.55%
Noninterest bearing demand
 deposits .............................    53,735
Other liabilities .....................     3,848
Stockholders' equity ..................    42,110
                                         --------
Total liabilities and
 stockholders' equity .................   607,877
                                         ========
Net interest income ...................               26,222
Net interest spread ...................                            4.07%
Net interest margin ...................                            4.64%
Taxable equivalent
 adjustments:
 Loans ................................                  223
 Investment securities ................                  984
                                                      ------
 Total taxable equivalent
   adjustments ........................                1,207
                                                      ------
Net interest income ...................              $25,015
                                                     =======

 CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES

     The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percent of average total earning assets and takes into account the positive impact of investing noninterest bearing deposits.

     The net interest spread was 4.05% in 1997, 4.33% in 1996 and 4.07% in 1995, while the net interest margin was 4.64% in 1997, 4.85% in 1996 and 4.64% in 1995. The decrease in the margin and spread are primarily due to a decrease in core deposits relative to total funding sources. Core deposits represent approximately 33% of total deposits in 1997, a decrease from 39% in 1996. The following table shows the change in net interest income for the past two years due to changes in volumes and rate.

RATE/VOLUME VARIANCE ANALYSIS
TAXABLE EQUIVALENT BASIS
(IN THOUSANDS)

                                                          1997 COMPARED TO 1996
                                                   INCREASE (DECREASE) DUE TO CHANGES          1996 COMPARED TO 1995
                                                                   IN                  INCREASE (DECREASE) DUE TO CHANGES IN
                                                   ----------------------------------- -------------------------------------
                                                                   YIELD/       NET                    YIELD/        NET
                                                      VOLUME        RATE      CHANGE      VOLUME        RATE       CHANGE
                                                   ------------ ----------- ---------- ------------ ----------- ------------
Interest earned on:
  Federal funds sold .............................   $    511          35        546     $  (32)       (186)        (218)
  Interest bearing deposits with other banks .....       (101)         --       (101)        70          28           98
Investment securities:
  Taxable ........................................      1,935         427      2,362      1,639        (257)       1,382
  Tax-exempt .....................................        687        (195)       492        271        (143)         128
Loans:
  Taxable ........................................     19,998      (1,041)    18,957     13,335         (36)       13,299
Tax-exempt .......................................       (272)        (52)      (324)        92         (13)          79
                                                     --------      ------     ------     -------       ----        ------
  Total interest income ..........................     22,758        (826)    21,932     15,375        (607)       14,768
                                                     --------      ------     ------     -------       ----        ------
Interest paid on:
  Deposits:
   Demand ........................................        275         992      1,267      2,097        (485)       1,612
   Savings .......................................         39           4         43        181        (134)          47
   Time ..........................................     10,605      (1,208)     9,397      4,079          94        4,173
  Federal funds purchased ........................        123          10        133           (2)         (3)          (5)
  FHLB advances ..................................      1,280         121      1,401        304        (222)          82
  Notes payable ..................................        130        (128)         2         59         (71)         (12)
  Convertible subordinated debentures ............        225         (11)       214         --          --           --
                                                     --------      ------     ------     --------      ------      -------
Total Interest income ............................     12,677        (220)    12,457      6,718        (821)       5,897
                                                     --------      ------     ------     --------      ------      -------
Net interest income ..............................   $ 10,081        (606)     9,475     $ 8,657        214        8,871
                                                     ========      ======     ======     ========      ======      =======

     NONINTEREST INCOME

     Total noninterest income for 1997 increased 23% or $1.3 million, with $439 thousand of the increase due to an increase in gains recognized on sales of investment securities during 1997 and a $515 thousand increase in service charges on transaction accounts. Noninterest income for 1996 increased 25% or $1.1 million, more than $823 thousand of which was contributed as a result of an increase in service charges on transaction accounts.

     The growth in noninterest income was the result of the Company's continuing efforts to build stable sources of fee income, which includes service charges on deposits and mortgage loan and related fees. This growth is being accomplished through the building of customer market share and expansion of the Company's locations.

     The primary contributor to noninterest income growth in both 1997 and 1996 was the continued growth in service charges on deposits. Fee income from service charges on deposit accounts increased over 17% in 1997 following a 38% increase in 1996. The growth in the number of accounts due to the branch expansions into new markets was the primary contributor to the increased levels of income for both years.

     Net gains on sales of investment securities in 1997 increased $439 thousand from 1996 levels as management liquidated more investment securities to meet loan demand.

     Mortgage loan and related fee income decreased 26% or $409 thousand during 1997 as compared to 1996 as the volume of loans originated and serviced decreased significantly from prior years.


     NONINTEREST EXPENSE

     Noninterest expenses for 1997 increased 29% following an increase of 29% in 1996. The increase was primarily due to the start up costs in new markets. Salaries and employee benefits increased 32% in 1997 compared to 1996 due to employee additions resulting from the branch expansions together with the increases required to maintain continued growth.

     Occupancy expense increased over $1.2 million, or 32%, in 1997 following a 21% increase in 1996. The increase for both years is due to the new physical locations associated with the new branches.

     Other noninterest expenses, including advertising and stationery and supplies, increased $1.8 million or 22% compared to a 37% increase in 1996. Increases in both years are generally associated with expansion into new markets by branching. Management continues to emphasize the importance of expense management and productivity throughout the Company in order to further decrease the cost of providing expanded banking services to a growing market base.


     INCOME TAX EXPENSE

     Income tax expense increased 16% in 1997 as compared to 1996 and 61% in 1996 as compared to 1995. The effective tax rate as a percentage of pretax income was 31% in 1997 and 32% in 1996. These tax rates are lower than the statutory Federal tax rate of 34% primarily due to interest income on tax exempt loans and securities. See the Company's consolidated financial statements for an analysis of income taxes.


     LOAN PORTFOLIO

     During 1997, average net loans increased $186.8 million, or 34% and represented 77% of average interest earning assets and 72% of average total assets. This growth generally occurred proportionally among the various loan categories and can be attributed to additional products and services marketed to existing customers and business development efforts which resulted in market share gains from competitors. The average loan to deposit ratio was 83%, 79% and 79% in 1997, 1996 and 1995, respectively.

     The "Loan Portfolio" table breaks down the composition of the loan portfolio for each of the past five years while the "Loan Portfolio Maturity" table shows the amount of loans outstanding for selected categories as of December 31, 1997, with maturities based on the remaining scheduled repayments of principal.


LOAN PORTFOLIO
(IN THOUSANDS)


                                         DECEMBER 31,
                          -------------------------------------------
                                   1997                  1996
                          ---------------------- --------------------
                                        PERCENT              PERCENT
                             AMOUNT    OF TOTAL    AMOUNT   OF TOTAL
                          ----------- ---------- --------- ----------
Commercial, financial
 and agricultural .......  $105,462       12.8%   100,538      15.8%
Real estate --
 construction ...........    78,699        9.6%    51,425       8.1%
Real estate --
 mortgage ...............   523,629       63.6%   380,681      60.0%
Consumer ................   115,534       14.0%   101,930      16.1%
                           --------      -----    -------     -----
Total loans .............   823,324      100.0%   634,574     100.0%
Less: allowance for
 loan losses ............    10,352                 8,125
                           --------               -------
                           $812,972               626,449
                           ========               =======



                                                    DECEMBER 31,
                          ----------------------------------------------------------------
                                  1995                  1994                  1993
                          --------------------- --------------------- --------------------
                                       PERCENT               PERCENT              PERCENT
                            AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                          ---------- ---------- ---------- ---------- ---------- ---------
Commercial, financial
 and agricultural .......   64,727       13.6%    65,521       18.5%    49,192      16.9%
Real estate --
 construction ...........   30,065        6.3%    20,274        5.7%    22,104       7.6%
Real estate --
 mortgage ...............  294,724       62.1%   203,270       57.3%   163,940      56.2%
Consumer ................   85,341       18.0%    65,456       18.5%    56,551      19.3%
                           -------      -----    -------      -----    -------     -----
Total loans .............  474,857      100.0%   354,521      100.0%   291,787     100.0%
Less: allowance for
 loan losses ............    6,884                 4,230                 3,464
                           -------               -------               -------
                           467,973               350,291               288,323
                           =======               =======               =======

LOAN PORTFOLIO MATURITY
(IN THOUSANDS)


                                                                                             RATE STRUCTURE FOR LOANS
                                                           MATURITY                           MATURING OVER ONE YEAR
                                          ------------------------------------------- --------------------------------------
                                            ONE YEAR     OVER ONE                                PREDETERMINED   FLOATING OR
                                            OR LESS     FIVE YEARS   OVER FIVE YEARS    TOTAL    INTEREST RATE      RATE
                                          -----------  YEAR THROUGH ----------------- --------- ---------------  ADJUSTABLE
Commercial, financial and agricultural ..  $  62,826      34,486           8,150       105,462       26,861        15,775
Real estate -- construction .............     70,226       3,773           4,700        78,699          494         7,979
                                           ---------      ------           -----       -------       ------        ------
                                           $ 133,052      38,259          12,850       184,161       27,355        23,754
                                           =========      ======          ======       =======       ======        ======

     PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses increased 65% in 1997 compared to 1996 and increased 43% in 1996 compared to 1995. The allowance for loan losses as a percentage of total loans remained stable at 1.26% at December 31, 1997 compared to 1.28% at December 31, 1996. The increase in the provision for loan losses is a result of the large increase in loans outstanding during 1997.

     Net loan charge-offs for 1997 increased 14% compared to 1996, although the average balance of loans increased 34%. The Company does not currently allocate the allowance for loan losses to the various loan categories. Net charge-offs during 1998 are expected to approximate those experienced during 1997.

     The following table sets forth information with respect to the Company's allowance for loan losses for each of the last five years.


ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(IN THOUSANDS)


                                                                              YEARS ENDED DECEMBER 31,
                                                                              ------------------------
                                                                                  1997        1996
                                                                              ------------ ----------
Allowance for loan losses at beginning of year                                  $  8,125      6,884
Charge-offs:
 Commercial, financial and agricultural .....................................         73        329
 Real estate -- construction ................................................         --         --
 Real estate -- mortgage ....................................................         99         13
 Consumer ...................................................................        625        353
                                                                                --------      -----
   Total charge-offs ........................................................        797        695
                                                                                --------      -----
Recoveries:
 Commercial, financial and agricultural .....................................         22        251
 Real estate -- construction ................................................         --         --
 Real estate -- mortgage ....................................................        224         39
 Consumers ..................................................................        144         49
                                                                                --------      -----
 Total recoveries ...........................................................        390        339
                                                                                --------      -----
 Net charge-offs ............................................................        407        356
                                                                                --------      -----
Provisions charged to earnings ..............................................      2,634      1,597
Allowance for loan losses acquired from White ...............................         --         --
                                                                                --------      -----
Balance at end of year ......................................................   $ 10,352      8,125
                                                                                ========      =====
Ratio of net charge-offs to average loans outstanding during the period .....       0.06%      0.06%



                                                                                  YEARS ENDED DECEMBER 31,
                                                                              --------------------------------
                                                                                 1995       1994       1993
                                                                              ---------- ---------- ----------
Allowance for loan losses at beginning of year                                   4,231      3,465      2,776
Charge-offs:
 Commercial, financial and agricultural .....................................      148         27          6
 Real estate -- construction ................................................       24         --         --
 Real estate -- mortgage ....................................................      337         49         54
 Consumer ...................................................................      192        262        286
                                                                                 -----      -----      -----
   Total charge-offs ........................................................      701        338        346
                                                                                 -----      -----      -----
Recoveries:
 Commercial, financial and agricultural .....................................      157          6          1
 Real estate -- construction ................................................       --         --         --
 Real estate -- mortgage ....................................................      188          1         28
 Consumers ..................................................................       80         99         75
                                                                                 -----      -----      -----
 Total recoveries ...........................................................      425        106        104
                                                                                 -----      -----      -----
 Net charge-offs ............................................................      276        232        242
                                                                                 -----      -----      -----
Provisions charged to earnings ..............................................    1,116        998        931
Allowance for loan losses acquired from White ...............................    1,813         --         --
                                                                                 -----      -----      -----
Balance at end of year ......................................................    6,884      4,231      3,465
                                                                                 =====      =====      =====
Ratio of net charge-offs to average loans outstanding during the period .....     0.07%      0.07%      0.09%

     ASSET QUALITY

     Nonperforming assets, comprised of nonaccrual loans, other real estate owned and loans for which payments are more than 90 days past due totaled $1.4 million compared to $1.7 million at year end 1996.

     There were no commitments to lend additional funds on nonaccrual loans at December 31, 1997. The following table summarizes the Company's nonperforming assets for each of the last five years.

RISK ELEMENTS
(IN THOUSANDS)

                                                                           DECEMBER 31,
                                                     --------------------------------------------------------
                                                         1997        1996       1995       1994       1993
                                                     ------------ ---------- ---------- ---------- ----------
Loans on nonaccrual ................................   $    515        984      2,017        569        585
Loans 90 days past due .............................        536        487        291        102        219
Other real estate ..................................        386        210         65         --         --
                                                       --------        ---      -----        ---        ---
Total non-performing assets ........................   $  1,437      1,681      2,373        671        804
                                                       ========      =====      =====        ===        ===
Total non-performing loans as a percentage of loans        0.13%      0.23%      0.49%      0.19%      0.28%
Loans 90 days past due as a percentage of loans ....       0.07%      0.08%      0.06%      0.03%      0.08%

     There may be additional loans within the Company's portfolio that may become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1997. At December 31, 1997, management was unaware of any known trends, events or uncertainties that will have, or that are reasonably likely to have a material effect on the Company's liquidity, capital resources or operations.

     SECURITIES PORTFOLIO

     During 1997, gross investment securities sales were $32.1 million as compared to $18.1 million during 1996. Maturities and paydowns were $40.5 and $54.6 million, representing 21% and 36%, respectively, of the average total portfolio for the year. Net gains associated with the sales were approximately $426 thousand during 1997 with net losses of $13 thousand during 1996. Gross unrealized gains in the total portfolio amounted to approximately $2.8 million at December 31, 1997, and gross unrealized losses amounted to approximately $189 thousand. Total average investment securities, including those available for sale, increased 27% during 1997. Average investment securities during 1996 increased 26% from the 1995 average levels.

     The following table reflects the carrying amount of the investment securities portfolio for the past three years.

CARRYING VALUE OF INVESTMENTS
(IN THOUSANDS)

                                                       DECEMBER 31
                                            ----------------------------------
                                                1997        1996       1995
                                            ------------ ---------- ----------
Securities held to maturity:
 U.S. Treasury ............................  $     500      2,368      7,124
 U.S. Government agencies .................     22,361     34,804     42,488
 State and political subdivisions .........     42,330     33,036     28,055
 Mortgage backed securities ...............      4,368      7,118      7,937
                                             ---------     ------     ------
                                                69,559     77,326     85,604
                                             ---------     ------     ------

Securities available for sale:
 U.S. Treasuries ..........................     46,945     12,841     25,776
 U.S. Government agencies .................     45,552     38,953     30,634
 State and political subdivisions .........     11,860      6,833      6,595
 Mortgage backed securities ...............     33,347     18,635      4,290
 Other ....................................      6,190      4,002      2,855
                                             ---------     ------     ------
                                               143,894     81,264     70,150
                                             ---------     ------     ------

Total .....................................  $ 213,453    158,590    155,754
                                             =========    =======    =======

     CARRYING VALUE OF INVESTMENTS

     The December 31, 1997, market value of securities held to maturity, as a percentage of amortized cost was 102%, up from 100% at December 31, 1996. At December 31, 1997, the Company had 18% of its total investment portfolio in mortgage-backed pass-through securities, all of which are issued or backed by Federal agencies.

 DEPOSITS

     All major categories of average interest bearing deposits increased during 1997. The largest dollar increase in average interest bearing deposits was in the time deposit category, rising over $168.7 million or 41% during 1997 as compared to 1996 followed by the increase in average interest bearing demand deposits of $6.2 million or 4%. Average noninterest bearing demand deposits increased $22.4 million or 31% after increasing 36% during 1996. The increases were primarily a result of internally generated growth, as well as the previously discussed expansions. Savings deposits, interest bearing demand deposits and noninterest bearing demand deposits comprised 35% of total average deposits during 1997. For 1996, these lower cost deposits comprised 41% of total average deposits. The maturities of time deposits of $100,000 or more issued by the Banks at December 31, 1997, are summarized in the following table.

MATURITIES OF TIME DEPOSITS OVER $100,000
(IN THOUSANDS)

Three months or less ..........................  $ 49,895
Over three months through six months ..........    41,867
Over six months through twelve months .........    36,577
Over twelve months ............................    28,464
                                                 --------
                                                 $156,803
                                                 ========

     BORROWINGS

     At December 31, 1997, five of the Banks were shareholders in the FHLB of Atlanta. Through this affiliation, advances totaling $43.3 million were outstanding at rates competitive with time deposits of like maturities. The Company anticipates continued utilization of this short and long term source of funds to minimize interest rate risk and provide competitive, long-term fixed rate loans to its customers.

     INTEREST RATE SENSITIVITY MANAGEMENT

     During 1997 and 1996, the Company used derivative financial instruments to a limited extent in its interest rate risk management. Interest rate swap contracts with an aggregate notional amount of $35 million extending through various dates in 1998 and 1999 were executed to effectively convert certain fixed rate liabilities to variable rates. From October 1, 1996, through December 1997, the Company converted the effective interest rate of certain deposit liabilities from 7.25% to 6.46% with the execution of swap agreements. Additionally, the Company entered into an interest rate floor contract for the notional amount of $50 million extending through January, 1998. For a one time premium upon the execution of the contract, the floor agreement reduces the Company's interest rate risk in the event of rate declines below a predetermined level. Notional amounts of the swap and floor contracts only represent the basis for exchange of the cash flows and do not represent credit risk. Credit risk is limited to the aggregate positive market value of all swap and floor contracts due from all counterparties. The Company anticipates continued use of derivative interest rate contracts when appropriate in its asset-liability rate management.

     Interest rate sensitivity is a function of the repricing characteristics of the Company's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable timeframe, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in the Company's current portfolio that are subject to repricing at various time horizons: immediate, one to three months, four to twelve months, one to five years, over five years, and on a cumulative basis. The differences are known as interest sensitivity gaps. The following table shows interest sensitivity gaps for these different intervals as of December 31, 1997.

INTEREST RATE SENSITIVITY ANALYSIS
(IN THOUSANDS)


                                                                             DECEMBER 31, 1997
                                               -----------------------------------------------------------------------------
                                                                  ONE         FOUR                   OVER FIVE
                                                                THROUGH      THROUGH                 YEARS AND
                                                                 THREE       TWELVE     FIVE YEARS    NON-RATE
                                                 IMMEDIATE      MONTHS       MONTHS         ONE      SENSITIVE      TOTAL
                                               ------------- ------------ ------------    THROUGH   ----------- ------------
Interest earning assets:
 Federal funds sold ..........................   $   8,420           --           --           --          --        8,420
 Investment securities .......................          --        6,464       21,334      115,965      69,690      213,453
 Mortgage loans held for sale ................          --        3,962           --           --          --        3,962
 Loans .......................................          --      355,427      309,540      135,157      23,200      823,324
                                                 ---------      -------      -------      -------      ------      -------
 Total interest earning assets ...............       8,420      365,853      330,874      251,122      92,890    1,049,159
                                                 ---------      -------      -------      -------      ------    ---------
Interest bearing liabilities:
 Deposits:
 Demand ......................................          --      189,280           --           --          --      189,280
 Savings .....................................          --           --       45,280           --          --       45,280
 Time ........................................          --      191,524      321,404      120,381          --      633,309
 FHLB advances ...............................      31,736           72        2,386        7,855       1,272       43,321
 Noes payable ................................      12,722          352          995           --          --       14,069
 Convertible subordinated debentures .........          --           --           --           --       3,500        3,500
                                                 ---------      -------      -------      -------      ------    ---------
 Total interest bearing liabilities ..........      44,458      381,228      370,065      128,236       4,772      928,759
                                                 ---------      -------      -------      -------      ------    ---------
Noninterest bearing sources of funds-net .....          --           --           --           --     109,210      109,210
                                                 ---------      -------      -------      -------     -------    ---------
Interest sensitivity gap .....................     (36,038)     (15,375)     (39,191)     122,886     (21,092)      11,190
                                                 ---------      -------      -------      -------     -------    ---------
Cumulative interest sensitivity gap ..........   $ (36,038)     (51,413)     (90,604)      32,282      11,190           --
                                                 =========      =======      =======      =======     =======    =========

     As seen in the preceding table, for the first 365 days 86% of earning liabilities funding sources will reprice compared to 67% of all interest earning assets. Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to the Company's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

     Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on the Company's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of the Company's exposure to changes in interest rates.

     The preceding table indicates the Company is in a liability sensitive or negative gap position at twelve months. This liability sensitive position would generally indicate that the Company's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin. Also see "Quantitative and Qualitative Disclosures about Market Risk."

     The following table represents the expected maturity of the total investment securities by maturity date and average yields based on amortized cost (for all obligations on a fully taxable basis assuming a 34% tax rate) at December 31, 1997. It should be noted that the composition and maturity/repricing distribution of the investment portfolio is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

EXPECTED MATURITY OF INVESTMENT SECURITIES
(IN THOUSANDS)


                                                         AFTER ONE BUT       AFTER FIVE BUT
                                  WITHIN ONE YEAR      WITHIN FIVE YEARS    WITHIN TEN YEARS     AFTER TEN YEARS     TOTALS
                               --------------------- --------------------- ------------------- ------------------- ---------
                                 AMOUNT      YIELD     AMOUNT      YIELD    AMOUNT     YIELD    AMOUNT     YIELD
                               ---------- ---------- ---------- ---------- -------- ---------- -------- ----------
     Securities held to
      maturity:
     U.S. Treasury
      securities .............  $   500       7.12%        --         --        --        --        --        --        500
     U.S. Government
      Agencies ...............   17,817       5.57%     4,544       6.11%       --        --        --        --     22,361
     State and political
      subdivisions ...........    1,739       8.20%    17,132       7.37%   18,819      7.56%    4,640      8.11%    42,330
     Mortgage backed
      securities .............      621       5.11%     1,721       6.65%      860      6.16%    1,166      7.89%     4,368
                                -------       ----     ------       ----    ------      ----     -----      ----     ------
                                 20,677       5.81%    23,397       7.07%   19,679      7.50%    5,806      8.07%    69,559
                                -------       ----     ------       ----    ------      ----     -----      ----     ------
     Securities available for
      sale:
     U.S. Treasury
      securities .............    2,242       6.09%    42,573       6.20%    1,489      6.05%       --        --     46,304
     U.S. Government
      agencies ...............    8,150       5.77%    33,269       6.31%    3,898      6.17%       --        --     45,317
     State and political
      subdivisions ...........    2,569       9.03%     3,019       8.21%    4,103      7.02%    1,984      7.26%    11,675
     Mortgage backed
      securities .............    2,499       6.93%    15,062       6.46%    7,416      6.24%    7,993      6.48%    32,970
     Other ...................       --         --         --         --        --        --     6,256      5.18%     6,256
                                -------       ----     ------       ----    ------      ----     -----      ----     ------
                                 15,460       6.55%    93,923       6.35%   16,906      6.40%   16,233      6.07%   142,522
                                -------       ----     ------       ----    ------      ----    ------      ----    -------
     Total ...................  $36,137       6.13%   117,320       6.49%   36,585      6.99%   22,039      6.60%   212,081
                                =======       ====    =======       ====    ======      ====    ======      ====    =======

     LIQUIDITY MANAGEMENT

     Mortgage loans held for sale totaled just over $3.9 million at December 31, 1997, and typically turn over every 45 days. Real estate-construction and commercial, financial and agricultural loans that mature in one year or less amounted to $133 million or 16% of the total loan portfolio at December 31, 1997. Investment securities maturing in the same time frame totaled $36 million or 17% of the total investment securities portfolio at year end 1997.

     As disclosed in the Company's audited consolidated statements of cash flows included elsewhere herein, net cash provided by operating activities was approximately $14 million during 1997. The major sources of cash provided by operating activities are net income and changes in other assets and other liabilities. Net cash used in investing activities of $252.2 million consisted primarily of a net increase in loans of $189.1 million and securities purchased of $125.9 million funded by increased deposits and by sales, maturities and paydowns of investment securities. These changes resulted from management's continued efforts to reinvest new funds in higher-yielding loans rather than investment securities. Net cash provided by financing activities provided the remainder of funding sources for 1997. The $254.4 million of net cash provided by financing activities consisted primarily of a $203.8 million net increase in deposits coupled with a net increase in FHLB advances of $8.2 million and federal funds purchases of $33 million at year end.

     Management considers the Company's liquidity position at December 31, 1997, to be sufficient to meet its foreseeable cash flow requirements. Reference should be made to the audited consolidated statements of cash flows appearing elsewhere in this Prospectus for a three-year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities.


     CAPITAL RESOURCES AND DIVIDENDS

     Stockholders' equity at December 31, 1997, increased 30% from December 31, 1996. Net earnings after dividends for 1997 provided $10 million of the increase in stockholders' equity while an offering of 300,000 shares of common stock added $6.5 million.

     Dividends of $699 thousand or $.10 per share were declared on the common stock in 1997 and 1996. The Company has historically retained the majority of its earnings in order to keep pace with the rate at which assets have grown.

     Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1997 and 1996 was 6.47% and 6.82%, respectively. The Company's asset growth has continued to exceed the rate at which capital has been retained. The following table summarizes these and other key ratios for the Company for each of the last three years.


EQUITY RATIOS


                                                   YEAR ENDED DECEMBER 31,
                                             ------------------------------------
                                                1997         1996         1995
                                             ----------   ----------   ----------
Return on average assets .................       1.05%        1.14%        1.10%
Return on average equity .................      16.18%       16.69%       15.84%
Dividend payout ratio ....................       6.51%        7.58%        8.82%
Average equity to average assets .........       6.47%        6.82%        6.93%

     The Company's Tier I capital amounted to $68.2 million at December 31, 1997. Total Risk-based Capital was $81.6 million at December 31, 1997. The percentage ratios were 8.59% and 10.28% for Tier I and Total Risk-based Capital, respectively, at December 31, 1997. The Company's leverage ratios at December 31, 1997 and 1996 were 5.76% and 5.98%, respectively. Further analysis regarding the actual and required capital ratios of the Company and the Banks is provided in note 12 to the audited consolidated financial statements.

     All three of the capital ratios of the Company and each bank currently exceed the minimum ratios required in 1997 as defined by federal regulators. The Company monitors these ratios to ensure that the Company and the Banks remain within regulatory guidelines.


IMPACT OF INFLATION AND CHANGING PRICES

     A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature and therefore differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories.

     The Company's management believes the impact of inflation on financial results depends on the Company's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. The Company has an asset/liability management program which attempts to manage the Company's interest rate sensitivity position. In addition, periodic reviews of banking services and products are conducted to adjust pricing in view of current and expected costs.


YEAR 2000 CONSIDERATIONS

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" (Y2K) issue is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     The Company is utilizing both internal and external resources to identify, correct or reprogram, and test the systems for Y2K compliance. It is anticipated that all internal mainframe systems will be Y2K certified no later than the fourth quarter of 1998, allowing adequate time for testing during 1999. To date, confirmation has been received from the Company's primary processing vendors that plans are being developed to address processing of transactions in the year 2000.

     Management has not yet fully determined the Y2K compliance expense and related potential effect on the Company's earnings; however, direct costs are not expected to be material to the consolidated results of operations and will be expensed as incurred. Expenses in 1997 related to the Y2K issue were not material to the financial results of operations.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Company's net interest income, and the fair value of its financial instruments, are primarily influenced by changes in the level of interest rates. The Company manages its exposure to fluctuations in interest rates through policies established by its Asset/Liability Management Committee (the "ALCO"). The ALCO meets regularly and has the responsibility for approving asset/liability management policies, formulating and implementing strategies to improve balance sheet positioning and/or earnings and reviewing the interest rate sensitivity of the Company and the Banks.

     Management utilizes an interest rate simulation model to estimate the sensitivity of the Company's net interest income to changes in interest rates. Such estimates are based upon a number of assumptions for each scenario, including the level of balance sheet growth, interest-bearing accounts repricing characteristics and the rate of prepayments.

     The estimated impact on the Company's net interest income sensitivity over a one-year time horizon is shown below. Such analysis assumes an immediate and sustained parallel shift in interest rates, no balance sheet growth and the Company's estimate of how interest-bearing transaction accounts will reprice in each scenario.



                                     PRINCIPAL/NOTIONAL
                                     AMOUNTS OF EARNING
                                  ASSETS, INTEREST BEARING  PERCENTAGE INCREASE (DECREASE) IN INTEREST
                                  LIABILITIES AND SWAPS AT INCOME/EXPENSE GIVEN IMMEDIATE AND SUSTAINED
                                     DECEMBER 31, 1997            PARALLEL INTEREST RATE SHIFTS
                                 ------------------------- --------------------------------------------
                                                            DOWN 100 BASIS POINTS   UP 100 BASIS POINTS
                                                           ----------------------- --------------------
                                       (IN THOUSANDS)
Assets which reprice in:
 One year or less ..............            705,147
 Over one year .................            344,012
                                            -------
                                         $1,049,159                 ( 4.79%)                 4.72%
                                         ==========
Liabilities which reprice in:
 One year or less ..............            795,751
 Over one year .................            133,008
                                         ----------
                                         $  928,759                 ( 7.36%)                 7.23%
                                         ==========
Non-trading swaps ..............         $   35,000                 102.42%               (102.42%)
                                         ==========
Net interest income sensitivity                                     ( 1.51%)                 1.52%

     The ALCO policy, with which the Company complies, is based on the same assumptions as the above table and provides that a 100 basis point increase or decrease in interest rates should not reduce net interest income by more than five percent (5%). Certain financial instruments have been excluded from the above analysis because of the no-growth assumption, including letters of credit and the commitments to extend credit.

     The Company enters into various interest rate contracts to manage the Company's interest rate sensitivity. Such contracts generally have a fixed notional principal amount and include interest rate swaps where a company typically receives or pays a fixed rate and a counterparty pays or receives a floating rate based on a specific index, generally prime rate or London Interbank Offered Rate ("LIBOR") and interest rate floors purchased where the Company receives interest if the specific index falls below the floor rate. The interest rate risk factor in these contracts is considered in the overall interest management strategy of the Company's interest risk management program. The income or expense associated with these interest rate derivatives is ultimately reflected as adjustments to interest income or expense. Changes in the estimated fair value of interest rate protection contracts are not reflected in the financial statements until realized.

                                   BUSINESS

GENERAL

     The Company is a bank holding company incorporated under the laws of Georgia and headquartered in Blairsville, Georgia. The Company commenced operations in 1988 when it acquired all of the capital stock of Union County Bank, now United Community Bank. The Company conducts its operations in northern Georgia and western North Carolina through the Banks and one non-bank subsidiary. The Company provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses. As of June 30, 1998, the Company operated a total of 23 banking offices and 3 non-bank offices in 20 communities, had total consolidated assets of approximately $1.3 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $80.2 million.

     The Company's strategy for generating balance sheet and earnings per share growth is to build personal banking relationships in each of its local markets. The Company differentiates itself from larger competitors by operating a number of banking subsidiaries and by operating under trade names in the various markets in order to provide a local community feel in each market. United Community Bank, the largest banking subsidiary which is headquartered in Blairsville, Georgia, operates as Union County Bank in Blairsville, Georgia, United Community Bank of Lumpkin County in Dahlonega, Georgia, and First Bank of Habersham in Cornelia, Georgia. Peoples Bank of Fannin County, Blue Ridge, Georgia, operates as Peoples Bank of McCaysville in McCaysville, Georgia.

     By having a local bank and board of directors or advisory board in each market, the Company believes it is better able to keep abreast of local market conditions and business opportunities and close loan transactions more quickly. This strategy enables the Company to offer personalized customer service and rapid decision making on loans. While the Company decentralizes marketing and operations, it maintains control through centralized standards and systems, including centralized data processing and loan review. Thus, the individual community banks benefit from the management expertise, policies, product array and economies of scale of a billion-dollar institution while maintaining a community presence in each market.

     The Company's banking markets are characterized by significant growth opportunities. The mountain communities of northern Georgia and western North Carolina have become popular with affluent individuals building summer or retirement homes, as well as other tourists who bolster the local economy with their vacation spending. To date the Company's loan portfolio has emphasized residential and commercial real estate and construction lending. As of June 30, 1998, approximately $707 million, or 79% of the Company's $895 million net loan portfolio, was secured by residential and commercial real estate. The Company maintains strong credit standards. As of June 30, 1998, the ratios of non-performing assets to total gross loans and other real estate owned was 0.26% and reserves to non-performing assets was 438.68%. Furthermore, the Company's net charge-offs to average loans were less than 0.10% in each of the past five fiscal years. In addition to prudent underwriting and credit monitoring, the Company has maintained ample balance sheet liquidity and core funding. As of June 30, 1998, the Company's loan to deposit ratio was 83%, and it had more than $163 million in securities available for sale. The Company's financial performance reflects management's concurrent emphases on asset and return on equity growth. During the five years ended December 31, 1997, the Company's total assets and earnings grew at a compound annual growth rate of 26%. The Company's return on average equity for the year ended December 31, 1997, and the six months ended June 30, 1998, were 16.18% and 14.40%, respectively.


RECENT DEVELOPMENTS

     On January 30, 1998, the Company acquired certain assets and deposit liabilities of the Ellijay office of The Bank of North Georgia, which had total loans of $3 million, and total deposits of $23 million.

     On September 12, 1997, the Company completed the acquisition of First Clayton in Rabun County, Georgia with the issuance of 646,257 shares of the Company's common stock and approximately $7,000 paid for fractional shares. At the date of closing, First Clayton had assets of $74 million and equity of $6 million. First Clayton is a full-service commercial bank located in Clayton, Georgia. First Clayton provides customary types of banking services such as checking accounts, savings accounts and time deposits. It also engages in commercial and consumer lending, makes secured and unsecured loans and provides other financial services.

     In May 1997, the Company completed a public offering of 300,000 shares of the Company's common stock, pursuant to which $6.5 million in additional capital was raised. The Company used the net proceeds of that offering to invest additional capital in UCB, Carolina and Towns and for general corporate purposes.

SERVICES

     The Banks are community-oriented, with an emphasis on retail banking, and offer such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, Mastercard and VISA accounts, money transfers and trust services. The Banks finance commercial and consumer transactions, make secured and unsecured loans, including residential mortgage loans, and provide a variety of other banking services. UCB also offers travel agency services for the Banks' customers.

     The Mortgage People Company ("MP"), a division of UCB, is a full-service mortgage lending operation approved as a seller/servicer for Federal National Mortgage Association and Federal Home Mortgage Company. MPC was organized to provide fixed- and adjustable-rate mortgages.

     UFFC is a traditional consumer finance company which is based in Blue Ridge, Georgia and also has been granted a license to conduct business in Hiawassee, Georgia and Murphy, North Carolina.


MARKETS

     The Company conducts banking activities primarily through UCB, Towns, White and First Clayton in northern Georgia, Peoples in northern Georgia and Polk County, Tennessee and surrounding counties, and through Carolina in western North Carolina. MPC primarily makes mortgage loans inside the Banks' market areas and outside this market areas through affiliations with UCB, Carolina, Peoples, Towns, White and First Clayton. Customers of the Banks are primarily consumers and small businesses.


DEPOSITS

     The Banks offer a full range of depository accounts and services to both consumers and businesses. At December 31, 1997, the Company's deposit base, totaling approximately $977,079,000, consisted of approximately $109,210,000 in non-interest-bearing demand deposits (11% of total deposits), approximately $189,280,000 in interest-bearing demand deposits (including money market accounts) (19% of total deposits), approximately $45,280,000 in savings deposits (5% of total deposits), approximately $476,506,000 in time deposits in amounts less than $100,000 (49% of total deposits), and approximately $156,803,000 in time deposits of $100,000 or more (16% of total deposits). Certificates of deposit in excess of $100,000 may be more volatile than other deposits since those deposits, to the extent that they exceed $100,000, are not insured by the FDIC. Management of the Company is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.


LOANS

     The Banks make both secured and unsecured loans to individuals, firms and corporations. Secured loans include first and second real estate mortgage loans. The Banks also make direct installment loans to consumers on both a secured and unsecured basis. At December 31, 1997, consumer, real estate construction, real estate mortgage and commercial loans represented approximately 13%, 10%, 64% and 13%, respectively, of the Company's total loan portfolio.

     Specific risk elements associated with each of the Banks' lending categories are as follows:

Commercial, financial
 and agricultural................  Industry concentrations, inability to monitor the condition of collateral (inventory,
                                   accounts receivable and vehicles), lack of borrower management expertise, increased competition, and specialized or obsolete equipment as collateral

Real estate -- construction.....   Inadequate collateral and long-term
                                   financing agreements

Real estate -- mortgage.........   Changes in local economy and rate limits on
                                   variable rate loans

Installment loans
 to individuals..................  Loss of borrower's employment, changes in local economy, the inability to monitor
                                   collateral (vehicle, boats and mobile homes).

     Effective March 19, 1993, inter-agency guidelines adopted by federal bank regulators mandate that financial institutions establish real estate lending policies with maximum allowable real estate loan-to-value guidelines, subject to an allowable amount of non-conforming loans. The Banks had similar guidelines in place and adopted the federal guidelines as their maximum allowable limits, but had in the past and now have in place loan policies that are, in some cases, more conservative than the federal guidelines. The federal guidelines establish maximum allowable loan-to-value ratios for various types of real estate loans as set forth below:

                                                                 MAXIMUM ALLOWABLE
LOAN CATEGORY                                                  LOAN-TO-VALUE PERCENT
------------------------------------------------------------- ----------------------
Land ........................................................          65%
Land development ............................................          75
Construction:
 Commercial, multi-family (1) and other nonresidential ......          80
 One-to-four family residential .............................          85
Improved property ...........................................          85
Owner-occupied one-to-four family and home equity ...........            (2)

---------
(1) Multi-family construction includes condominiums and cooperatives.

(2) A loan-to-value limit has not been established for permanent mortgage or home equity loans on owner-occupied, one-to-four family residential property. However, for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral is required.


LENDING POLICY

     The current lending strategy of the Banks is to make loans primarily to persons who reside, work or own property in their primary trade areas, except that the Company makes mortgage loans in the trade areas of the community banks in which the Company has affiliations or in the areas in which the Company has a loan origination office. See " -- Markets." Unsecured loans normally are made only to persons who maintain depository relationships with the Banks. Secured loans are made to persons who are well established and have net worth, collateral and cash flow to support the loan.

     The Banks provide each lending officer with written guidelines for lending activities. Lending authority is delegated by the Boards of Directors of the Banks to loan officers, each of whom is limited in the amount of secured and unsecured loans which he or she can make to a single borrower or related group of borrowers. All unsecured loans in excess of $50,000 must have the approval of the President or a Senior Vice President of the appropriate Bank prior to being committed. Generally, secured loans above $400,000 and unsecured loans over $50,000 require Board approval.


LOAN REVIEW AND NONPERFORMING ASSETS

     The loan review officer of the Company reviews each of the Banks' loan portfolios to determine any deficiencies and corrective action to be taken. The results of the reviews by the loan review officers are presented to the Presidents of each of the Banks, the President and the Chief Credit Officer of the Company and the Boards of Directors of each of the Banks and the Company. On at least a semi-annual basis, reviews are conducted at Towns and White for all loans over $350,000; at Carolina and First Clayton for all loans over $200,000; at Peoples for all loans over $400,000; and at UCB for all loans over $500,000. Past due loans are reviewed at least weekly by lending officers of the Bank involved and by the Chief Credit Officer of the Company, and a summary report is reviewed monthly by the Boards of Directors of each Bank.


ASSET/LIABILITY MANAGEMENT

     Committees composed of officers of each of the Banks and the Chief Financial Officer and Controller of the Company are charged with managing the assets and liabilities of the Banks. The committees attempt to manage asset growth, liquidity and capital in order to maximize income and reduce interest rate risk. The committees direct each Bank's overall acquisition and allocation of funds. At monthly meetings, the committees review the monthly asset and liability funds budget in relation to the actual flow of funds, as well as peer group comparisons; the ratio of the amount of rate sensitive assets to the amount of rate sensitive liabilities; the ratio of allowance for loan losses to outstanding and non-performing loans; and other variables, such as expected loan demand, investment opportunities, core deposit growth within specified categories, regulatory changes, monetary policy adjustments and the overall state of the economy.


INVESTMENT POLICY

     The Banks' investment portfolio policy is to maximize income consistent with liquidity, asset quality and regulatory constraints. The policy is reviewed from time to time by the Boards of Directors. Individual transactions, portfolio composition and performance are reviewed and approved monthly by the Boards of Directors or a committee thereof. The Chief Financial Officer of the Company and the President of each of the Banks implement the policy and report information to the full Board of Directors of each of the Banks on a monthly basis concerning sales, purchases, maturities and calls, resultant gains or losses, average maturity, federal taxable equivalent yields and appreciation or depreciation by investment categories.


COMPETITION

     The banking business is highly competitive. UCB competes with one other depository institution in Union County, Georgia, and three other depository institutions in each of Lumpkin and Habersham Counties. Carolina competes with six other depository institutions in Graham, Cherokee, Macon, Haywood and Clay Counties, North Carolina, the majority of which are branches of regional or North Carolina state-wide institutions. Peoples competes with two other depository institutions in Fannin County, Georgia. Towns competes with one depository institution in Towns County, Georgia. White competes with two other depository institutions in White County, Georgia. First Clayton competes with two other depository institutions in Rabun County. The Banks also compete with other financial service organizations, including savings and loan associations, finance companies, credit unions and certain governmental agencies. To the extent that banks must maintain non-interest-earning reserves against deposits, they may be at a competitive disadvantage when compared with other financial service organizations that are not required to maintain reserves against substantially equivalent sources of funds.


SUPERVISION AND REGULATION

     GENERAL. The Company is a registered bank holding company subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company is required to file financial information with the Federal Reserve periodically and is subject to periodic examination by the Federal Reserve.

     The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the Federal Reserve, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve has determined by regulation or order to be closely related to banking are: making or servicing loans and certain types of leases; performing certain data processing services; acting as fiduciary or investment or financial advisor; providing discount brokerage services; underwriting bank eligible securities; underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and making investments in corporations or projects designed primarily to promote community welfare.

     The Company must also register with the Georgia Department of Banking and Finance ("DBF") and file periodic information with the DBF. As part of such registration, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of the Company and the Banks and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine the Company and each of the Banks.

     The North Carolina Banking Commission ("NCBC"), which has the statutory authority to regulate non-banking affiliates of North Carolina banks, in 1992 began using this authority to examine and regulate the activities of North Carolina-based holding companies owning North Carolina-based banks. Although the NCBC has not exercised its authority to date to examine and regulate holding companies outside of North Carolina that own North Carolina banks, it is likely the NCBC may do so in the future.

     The Company is an "affiliate" of the Banks under the Federal Reserve Act, which imposes certain restrictions on (i) loans by the Banks to the Company,
(ii) investments in the stock or securities of the Company by the Banks, (iii) the Banks' taking the stock or securities of an "affiliate" as collateral for loans by the Bank to a borrower, and (iv) the purchase of assets from the Company by the Banks. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

     Each of the Company's subsidiaries is regularly examined by the Federal Deposit Insurance Company (the "FDIC"). UCB, Peoples, White, Towns and First Clayton, as state banking associations organized under Georgia law, are subject to the supervision of, and are regularly examined by, the DBF. Carolina is subject to the supervision of, and is regularly examined by, the NCBC and the FDIC. Both the FDIC and the DBF must grant prior approval of any merger, consolidation or other corporation reorganization involving UCB, Peoples, White, Towns or First Clayton, and the FDIC and the NCBC must grant prior approval of any merger, consolidation or other corporate reorganization of Carolina. A bank can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly-controlled institution.

     PAYMENT OF DIVIDENDS. The Company is a legal entity separate and distinct from the Banks. Most of the revenues of the Company result from dividends paid to it by the Banks. There are statutory and regulatory requirements applicable to the payment of dividends by the Banks, as well as by the Company to its shareholders.

     UCB, Peoples, Towns, White and First Clayton are each state chartered banks regulated by the DBF and the FDIC. Under the regulations of the DBF, dividends may not be declared out of the retained earnings of a state bank without first obtaining the written permission of the DBF unless such bank meets all the following requirements:

  (a) total classified assets as of the most recent examination of the bank do not exceed 80% of equity capital (as defined by regulation);

  (b) the aggregate amount of dividends declared or anticipated to be declared in the calendar year does not exceed 50% of the net profits after taxes but before dividends for the previous calendar year; and

  (c) the ratio of equity capital to adjusted assets is not less than 6%.

     Under North Carolina law, the Board of Directors of Carolina may declare a dividend for as much of the undivided profits of Carolina as it deems appropriate, so long as Carolina's surplus is greater than 50% of its capital.

     The payment of dividends by the Company and the Banks may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending upon the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FDIC has issued a policy statement providing that insured banks should generally only pay dividends out of current operating earnings. In addition to the formal statutes and regulations, regulatory authorities consider the adequacy of each of the Bank's total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends to the Banks. At December 31, 1997, net assets available from the Banks to pay dividends without prior approval from regulatory authorities totaled approximately $13 million. For 1997, the Company's cash dividend payout to stockholders was 6.5% of net income.

     MONETARY POLICY. The results of operations of the Banks are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Banks.

     CAPITAL ADEQUACY. The Federal Reserve and the FDIC have implemented substantially identical risk-based rules for assessing bank and bank holding company capital adequacy. These regulations establish minimum capital standards in relation to assets and off-balance sheet exposures as adjusted for credit risk. Banks and bank holding companies are required to have (i) a minimum level of total capital (as defined) to risk-weighted assets of eight percent (8%);
(ii) a minimum Tier One Capital (as defined) to risk-weighted assets of four percent (4%); and (iii) a minimum stockholders' equity to risk-weighted assets of four percent (4%). In addition, the Federal Reserve and the FDIC have established a minimum three percent (3%) leverage ratio of Tier One Capital to total assets for the most highly-rated banks and bank holding companies. "Tier One Capital" generally consists of common equity not including unrecognized gains and losses on securities, minority interests in equity accounts of consolidated subsidiaries and certain perpetual preferred stock less certain intangibles. The Federal Reserve and the FDIC will require a bank holding company and a bank, respectively, to maintain a leverage ratio greater than three percent (3%) if either is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve. The Federal Reserve and the FDIC use the leverage ratio in tandem with the risk-based ratio to assess the capital adequacy of banks and bank holding companies. The FDIC, the Office of the Comptroller of the Currency (the "OCC") and the Federal Reserve have amended, effective January 1, 1997, the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio, requiring banks with greater interest rate risk to maintain adequate capital for the risk. The revised standards have not had a significant effect on the Company's capital requirements.

     In addition, effective December 19, 1992, a new Section 38 to the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Company Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches 2%. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

     The FDIC has adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios: (i) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier One risk-based ratio of at least 6% and a leverage ratio of at least 5%; (ii) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier One risk-based ratio of at least 4% and a leverage ratio of at least 4%; (iii) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier One risk-based ratio of under 4% or a leverage ratio of under 4%; (iv) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier One risk-based ratio of under 3% or a leverage ratio of under 3%; and (v) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital. Under the FDIC's regulations, all of the Banks were "well capitalized" institutions at December 31, 1996 and December 31, 1997.

     Set forth below are pertinent capital ratios for each of the Banks as of December 31, 1997:



MINIMUM CAPITAL REQUIREMENT       UCB     CAROLINA   PEOPLES     TOWNS       WHITE     FIRST CLAYTON
----------------------------- ---------- ---------- --------- ----------- ----------- --------------
Tier One Capital to
 Risk Based
 Assets: 4% (1) .............     9.75%      9.56%     9.86%      10.67%      10.83%       12.27%
Total Capital to
 Risk Based
 Assets: 8% (2) .............    10.92      10.81     11.11       11.92       12.09        13.53
Leverage Ratio (Tier One
 Capital to Average Total
 Assets): 3% (3) ............     7.67%      6.34%     6.96%       7.25%       7.93%        7.43%

---------
(1) Minimum required ratio for "well capitalized" banks is 6%

(2) Minimum required ratio for "well capitalized" banks is 10%

(3) Minimum required ratio for "well capitalized" banks is 5%

     RECENT LEGISLATIVE AND REGULATORY ACTION. On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulation contains three evaluation tests: (i) a lending test, which will compare an institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals, (ii) a services test, which will evaluate the provisions of services that promote the availability of credit to low- and moderate-income areas, and (iii) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulations are designed to reduce some paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion. It is not expected that these regulations will have any appreciable impact upon the Company and the Banks.

     Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

     On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (i) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (ii) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (iii) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

     On September 23, 1994, President Clinton signed the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements.

     On September 29, 1994, President Clinton signed the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Federal Interstate Bill") which amends federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995. Further, any interstate bank holding company is permitted to merge its various bank subsidiaries into a single bank with interstate branches after May 31, 1997. States have the authority to authorize interstate branching before June 1, 1997, or, alternatively, to opt out of interstate branching prior to that date. The Georgia Financial Institutions Code was amended in 1994 to permit the acquisition of a Georgia bank or bank holding company by out-of-state bank holding companies beginning July 1, 1995. On September 29, 1995, the interstate banking provisions of the Georgia Financial Institutions Code were superseded by the Federal Interstate Bill.

     On January 26, 1996, the Georgia legislature adopted a bill (the "Georgia Intrastate Bill") to permit, effective July 1, 1996, any Georgia bank or group of affiliated banks under one holding company to establish up to an aggregate of three new or additional branch banks anywhere within the State of Georgia, excluding any branches established by a bank in a county in which it is already located. After July 1, 1998, all restrictions on state-wide branching are removed. Before adoption of the Georgia Intrastate Bill, Georgia only permitted branching via merger or consolidation with an existing bank or in certain other limited circumstances.

     FDIC INSURANCE AND FICO ASSESSMENTS FOR THE BANKS. The Banks are subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). In the first six months of 1995, the Banks were assessed $.23 per $100 of deposits based upon a risk-based system whereby banks are assessed on a sliding scale depending upon their placement in nine separate supervisory categories, from $.23 per $100 of deposits for the healthiest banks (those with the highest capital, best management and best overall condition) to as much as $.31 per $100 of deposits for the less-healthy institutions, for an average $.259 per $100 of deposits.

     On August 8, 1995, the FDIC lowered the BIF premium for healthy banks 83% from $.23 per $100 in deposits to $.04 per $100 in deposits, while retaining the $.31 level for the riskiest banks. The average assessment rate was therefore reduced from $.232 to $.044 per $100 of deposits. The new rate took effect on September 29, 1995. On September 15, 1995, the FDIC refunded $564,000 to the Banks for premium overpayments in the second and third quarter of 1995. On November 14, 1995, the FDIC again lowered the BIF premium for healthy banks from $.04 per $100 of deposits to zero for the highest rated institutions (94% of the industry). As a result, the Banks paid no premium for deposit insurance in 1997 and FICO bond assessments of $100,000. It is not estimated that the Banks will pay any premium for deposit insurance in 1998 and will pay FICO bond assessments of $120,000.

EMPLOYEES

     As of June 30, 1998, the Company and the Banks had 628 full-time equivalent employees. Neither the Company nor any of the Banks is a party to any collective bargaining agreement, and the Company and the Banks believe that their employee relations are good. None of the executive officers of the Company or the Banks is employed pursuant to an employment contract.


PROPERTIES

     The executive offices of the Company and the main banking office of UCB are located in adjacent buildings, the former a 17,000 square-foot facility at 59 Highway 515, Blairsville, Georgia and the latter a 19,000 square-foot operations center located adjacent to its executive offices and main banking office. Both the building and the land, which includes parking and four drive-in teller stations, are owned by UCB. UCB also has a branch at an Ingles supermarket in Blairsville. The Ingles branch property, consisting of 350 square feet, is leased. UCB's branch office in Cornelia, which it owns, is 5,000 square feet. UCB also maintains a branch office in Dahlonega, which consists of 9,500-square feet and two drive-in teller stations, which are owned by UCB and a 1,020-square foot building leased by UCB.

     The main banking office of Carolina is located at 300 Peachtree Street, Murphy, North Carolina, and contains 12,000 square feet. Both the building and the land, which includes parking and drive-in teller stations, are owned by Carolina. Carolina has 10 North Carolina branches: Hayesville (one full service branch and one supermarket branch); Robbinsville; Andrews; Waynesville; Franklin; Sylva; Bryson City; and Cashiers. Over half of Carolina's branches are in locations where both the land and the building is owned by the Company. Carolina's branches aggregate approximately 20,000 square feet.

     Peoples owns its main banking office located at 4000 Appalachian Highway, Blue Ridge, Georgia. The office contains 19,000 square feet and four drive-in teller stations. Peoples owns a branch at West Tennessee Avenue and Blue Ridge Drive in McCaysville, Georgia, which contains 2,800 square feet and has three drive-in teller stations. Peoples also leases a 335 square foot branch at an Ingles supermarket on Appalachian Highway in Blue Ridge, Georgia.

     Towns owns its banking facility, containing 3,594 square feet and two drive-in teller stations. The facility is located at 214 North Main Street, Hiawassee, Georgia.

     The main banking office of White is located at 153 East Kytle Street, Cleveland, Georgia and contains approximately 14,000 square feet and four drive-in teller stations. White also has a branch office located on Highway 75 North in Helen, Georgia which contains approximately 2,200 square feet. White owns both its main and branch office.

     First Clayton owns its banking facilities, containing 11,500 square feet and four drive-in teller stations. The facility is located at U.S. 441 and Duval in the Village Center, Clayton, Georgia.

     UFFC leases property in Hiawassee and Blue Ridge, Georgia and Murphy, North Carolina. The Hiawassee, Blue Ridge and Murphy properties consist of 1,800, 2,800 and 1,000 square feet, respectively.

     None of the properties owned by the Company or the Banks is subject to encumbrances.


LEGAL PROCEEDINGS

     The Company is not aware of any material pending legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject.

                                  MANAGEMENT

DIRECTORS

     The members of the Board of Directors of the Company, and their ages, positions with the Company and the Banks, business experience and terms of office as of June 30, 1998 are as follows:



                                                         POSITION WITH COMPANY AND                           DIRECTOR OF
NAME                      AGE                          BANKS AND BUSINESS EXPERIENCE                       COMPANY SINCE
------------------------ -----   ------------------------------------------------------------------------- --------------
Jimmy C. Tallent          45     President, Chief Executive Officer and Director of the Company and             1987
                                 UCB since 1984. Director of Carolina since 1990, of Peoples since 1992, of White since 1995, and of First Clayton since 1997. Chairman of the
                                 Board of Towns since 1992 and Chairman of the Board of White since
                                 1995. Director of UFFC since 1997.
Billy M. Decker           54     Senior Vice President and Cashier of UCB from 1986 to 1990,                    1988
                                 Mr. Decker became President, Chief Executive Officer and a Director of
                                 Carolina in 1990. He has been a Vice President of the Company since
                                 1992 and a Director of UCB since 1980. He has been Secretary of the
                                 Company since 1988.
Thomas C. Gilliland       50     A Vice Chairman of the Peoples' Board since 1986, Mr. Gilliland                1992
                                 became President and Chief Executive Officer of Peoples and Vice
                                 President of the Company in 1993 and was named Executive Vice
                                 President of the Company in 1994. He has served as Chairman of the
                                 Board of UFFC since 1997.
Robert L. Head, Jr.       59     Chairman of the Board of Directors of the Company, Mr. Head has                1988
                                 served as a Director of UCB since 1973. Mr. Head operates Head
                                 Construction Company, a general construction firm, and Head-Westgate
                                 Corp., a construction and real estate development firm in Blairsville,
                                 Georgia. He also owns Mountain Building Supply in Blairsville, Georgia.
Charles E. Hill           61     A Director of UCB since 1972, Mr. Hill is the Director of Pharmacy at          1988
                                 Union General Hospital in Blairsville, Georgia.
Hoyt O. Holloway          58     A Director of Peoples since 1986, Mr. Holloway owns H&H Farms,                 1993
                                 a poultry farm in Blue Ridge, Georgia.
P. Deral Horne            72     A Director of Carolina since 1988, Mr. Horne owns Mountain and                 1992
                                 Valley Properties, a land development and sales business in Murphy,
                                 North Carolina.
John R. Martin            48     A Director of First Clayton since 1990, and Chairman of the Board of           1997
                                 Directors of First Clayton since 1996, Mr. Martin is also the owner of
                                 John Martin Construction and of several mini-warehouse facilities in northeast Georgia and western South Carolina, as well as being a registered pharmacist.
Clarence W. Mason, Sr.    62     Chairman of the Board of Directors of Peoples since 1986, Mr. Mason            1992
                                 owns Mason Tractor, a retail equipment sales operation in Blue Ridge,
                                 Georgia.
W. C. Nelson, Jr.         55     A Director of UCB since 1975, Mr. Nelson is Vice Chairman of the               1988
                                 Company's Board of Directors and owns Nelson Tractor Company, a retail equipment sales firm in Blairsville, Georgia.
Charles E. Parks          67     A retired businessman, Mr. Parks is the former owner of Parks Lumber           1997
                                 Co., a retail building supply firm located in Murrayville, Georgia.

EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors annually in January and hold office until the following January unless they sooner resign or are removed from office by the Board of Directors. The executive officers and significant employees of the Company, and their ages, positions with the Company and the Banks, business experience and terms of office as of June 30, 1998 are set forth below. For the business experience and positions with the Banks of executive officers and significant employees who are also Directors of the Company. See " -- Directors."



                                                       POSITION WITH COMPANY AND                        OFFICER OF
NAME                      AGE                        BANKS AND BUSINESS EXPERIENCE                     COMPANY SINCE
------------------------ -----   -------------------------------------------------------------------- --------------
Jimmy C. Tallent          45     President, Chief Executive Officer and Director of the Company.           1984
Billy M. Decker           54     Senior Vice President, Director and Secretary of the Company.             1988
Guy Freeman               62     Senior Vice President of the Company since March 1995, Executive          1995
                                 Vice President of Carolina since July 1996; President and CEO of
                                 Carolina since 1997; and Director of Carolina since December 1996.
                                 Mr. Freeman served as President and Chief Executive Officer of
                                 White from 1993 until February 1995. Since February 1995,
                                 Mr. Freeman has been Chairman of the Board of White, of which he has been a member since January 1993. Mr. Freeman also served as
                                 Chairman of the Board of WC Holding Company from February
                                 1995 until its acquisition by the Company. From 1992 until 1993,
                                 Mr. Freeman served as President and Chief Executive Officer of East
                                 Side Bank, Snellville, Georgia, and from 1987 to 1992, he served in the same capacity at First American Bank, Atlanta, Georgia.
Thomas C. Gilliland       50     A Director of the Company since 1992, Mr. Gilliland became Vice           1993
                                 President of the Company in 1993 and was promoted to Executive
                                 Vice President in April 1994.
Eugene B. White           53     President and Director of White and Vice President of the Company         1995
                                 since March, 1995. Mr. White served as Executive Vice President of
                                 First National Bank of Habersham, Cornelia, Georgia from 1982 to
                                 1995.
Richard E. Martin, Jr.    49     Vice President of the Company since 1993; President and Director of       1992
                                 Towns. From 1989 through 1992, Mr. Martin was Senior Vice
                                 President of First Colony Bank, Alpharetta, Georgia.
L. Gene Sprayberry        53     Executive Vice President of UCB; Assistant Secretary of the               1973
                                 Company.
Christopher J. Bledsoe    35     Senior Vice President and Chief Financial Officer of UCB and the          1993
                                 Company; Director of UFFC since 1997. A certified public
                                 accountant, from 1988 through 1993, Mr. Bledsoe was a Supervisor at Evans, Porter, Bryan & Co., an accounting firm in Atlanta,
                                 Georgia.
Robert L. Cochran         34     Assistant Vice President and Controller of UCB; Controller of the         1995
                                 Company since 1996. A certified public accountant, from 1989 through 1995, Mr. Cochran was an accounting manager with PNC
                                 Bank in Cincinnati, Ohio.

     There are no family relationships between any Director or executive officer of the Company or any of its subsidiaries.

EXECUTIVE COMPENSATION

     The table below sets forth the annual and other compensation paid by the Company and the Banks to the following persons who served in the designated offices during 1997: Jimmy C. Tallent, President and Chief Executive Officer of the Company and UCB, Thomas C. Gilliland, President and Chief Executive Officer of Peoples and Executive Vice President of the Company, Billy M. Decker, Senior Vice President of the Company, Guy Freeman, President and Chief Executive Officer of Carolina and Senior Vice President of the Company, and Christopher
J. Bledsoe, Senior Vice President and Chief Financial Officer of the Company and UCB (individually a "Named Executive Officer," collectively, the "Named Executive Officer").



                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                                                               -------------
        NAME AND PRINCIPAL OFFICES                                                               SECURITIES
             HELD DURING 1997                             ANNUAL COMPENSATION                     OPTIONS           ALL
----------------------------------------- ----------------------------------------------------   UNDERLYING        OTHER
                                           YEAR       SALARY          BONUS         OTHER                      COMPENSATION
                                          ------ ----------------  ---------- ----------------               ----------------
Jimmy C. Tallent                          1997      $ 215,000       $90,000      $  32,875(1)       8,750       $  27,058(2)
  President and Chief Executive Officer   1996      $ 188,650       $65,000      $  10,000(1)       8,750       $  23,781
  of the Company and UCB                  1995      $ 167,200       $57,000      $   9,000(1)      12,500       $  21,085
Thomas C. Gilliand                        1997      $ 157,500       $42,500      $   5,400(1)       5,250       $  13,388(3)
  President and Chief Executive Officer   1996      $ 142,188       $35,000      $   6,400(1)       5,250       $  12,086
  of Peoples; Executive Vice President    1995      $ 132,563       $30,000      $   5,400(1)       7,500       $   6,628
  of the Company
Billy M. Decker                           1997      $ 117,700       $30,000      $  18,600(1)       3,500       $  14,359(3)
  Senior Vice and Secretary of the        1996      $ 107,500       $35,500      $  10,000(1)       3,500       $  13,115
  Company                                 1995      $  98,010       $30,000      $   8,100(1)       5,000          11,957
Guy W. Freeman                            1997      $ 139,200       $40,000          7,000(1)      10,000       $  16,982(3)
  President and Chief Executive Officer   1996      $ 117,500       $20,000          3,850(1)       3,500       $  14,335
  of Carolina; Senior Vice President of   1995      $  87,929(4)    $10,000          1,400(1)       5,000              --
  the Company
Christopher J. Bledsoe(5)                 1997      $ 102,500       $25,000             --          3,500       $  12,505(3)
  Financial Officer of the Company and    1996      $  91,500       $20,000             --          3,500       $  11,163
  UCB                                     1995      $  80,000       $17,000             --          5,000       $   9,760

---------
(1) Directors' fees for service on the Banks' boards of directors. Other perquisites do not meet the Securities and Exchange Commission threshold for disclosure.

(2) Represents a contribution by the Company of $26,230 on behalf of Mr. Tallent to the Company's Profit Sharing Plan and insurance premiums of $828 paid by UCB on behalf of Mr. Tallent on a life insurance policy.

(3) Represents the Company's contribution on behalf of the named individual to the Company's Profit Sharing Plan.

(4) Mr. Freeman commenced employment with the Company and its subsidiaries in March 1995. Mr. Freeman beneficially owns 26,618 shares of Common Stock.

(5) Mr. Bledsoe beneficially owns 18,886 shares of Common Stock.

     The Company has never granted restricted stock, stock appreciation rights or similar awards to any of its present or past executive officers, other than awards of stock options under the United Community Banks Key Employee Stock Option Plan.

     Directors of the Company, other than a President or Vice President of a bank subsidiary who serves on the Company's Board of Directors, received $1,000 per board meeting attended during 1997. Certain members of the Company's Board of Directors also serve as members of one or more of the Boards of Directors of the Banks, for which they are compensated by the Banks.

     The following table sets forth information concerning stock options granted to the Named Executive Officers under the Plan during fiscal year 1997 and the projected value of those options at assumed annual rates of appreciation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                                VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE
                                                                                            APPRECIATION
                                                 INDIVIDUAL GRANTS                       FOR OPTION TERM (2)
                              -------------------------------------------------------- -----------------------
                                SECURITIES   PERCENT OF TOTAL
                                UNDERLYING   OPTIONS GRANTED   EXERCISE OR
                                 OPTIONS     TO EMPLOYEES IN   BASE PRICE
                               GRANTED (1)     FISCAL YEAR      ($/SH)(3)
                              ------------- ----------------- ------------  EXPIRATION
NAME                                                                           DATE         5%         10%
-----------------------------                                              ----------- ----------- -----------
 Jimmy C. Tallent ...........      8,750            16          $  8.00      1/1/07     $121,100    $306,775
 Thomas C. Gilliland ........      5,250             9             8.00      1/1/07       72,660     184,065
 Billy M. Decker ............      3,500             6             8.00      1/1/07       48,440     122,710
 Guy W. Freeman .............     10,000            18             8.00      1/1/07      138,400     350,600
 Christopher J. Bledsoe .....      3,500             6             8.00      1/1/07       48,440     122,710

---------
(1) 20% of the options were vested at the date of grant and an additional 20% vest at each of the first four anniversaries of the date of grant. Exercise price of the options is $22.00 per share, the fair market value on the date of grant of the options.

(2) "Potential Realizable Value" is disclosed in response to SEC regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of the Company's Common Stock or of the stock price. Amounts are calculated at 0%, 5% and 10% assumed appreciation of the value of the Common Stock (compounded annually over the option term) and are not intended to forecast actual expected future appreciation, if any, of the Common Stock. The potential realizable value to the optionee is the difference between the exercise price and the appreciated stock price at the assumed annual rates of appreciation multiplied by the number of shares underlying the options.

     Shown below is information with respect to unexercised options to purchase the Common Stock granted under the Plan to the Named Executive Officers and held by them at December 31, 1997. No options were exercised during 1997 by a Named Executive Officer.
                         FISCAL YEAR-END OPTION VALUES


                                                               VALUE OF UNEXERCISED IN THE
                                                                          MONEY
                                 NUMBER OF UNEXERCISED OPTIONS  OPTIONS AT FISCAL YEAR END
                                     AT FISCAL YEAR END(#)                ($)(1)
                                 ----------------------------- ----------------------------
NAME                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------- ------------- --------------- ------------- --------------
Jimmy C. Tallent ...............    17,750          12,250        $269,600       $36,400
Thomas C. Gilliland ............    10,650           7,350         161,760        21,840
Billy M. Decker ................     7,100           4,900         107,840        14,560
Guy W. Freeman .................     8,400          10,100         109,920        22,880
Christopher J. Bledsoe .........     7,100           4,900         107,840        14,560

---------
(1) Based on $30.00 per share, the last sale price known to the Company during 1997. The Company's Common Stock is not publicly traded.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Robert L. Head, Jr., Charles E. Hill, Hoyt O. Holloway, P. Deral Horne, John R. Martin, Clarence W. Mason, Jr., W.C. Nelson, Jr. and Charles E. Parks. The Board of Directors of the Company reviewed the compensation of Messrs. Tallent, Gilliland, Freeman, Decker and Bledsoe and of the Company's other executive officers for the 1997 fiscal year. Although all members of the Board of Directors participated in deliberations regarding the salaries of executive officers, none of such officers participated in any decisions regarding his own compensation as an executive officer. The Compensation Committee makes recommendations to the Board concerning executive compensation, but does not establish compensation.

     UCB and Carolina have retained the services of a construction company operated by Robert L. Head, Jr., who is Chairman of the Board of Directors of the Company and a director of UCB. During 1997, UCB and Carolina made payments of approximately $1.2 million to such construction company.

     The Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectability or presented other unfavorable features.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the New Capital Securities for the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. The Registration Rights Agreement provides that (i) the Company and the Trust shall use their respective best efforts to cause the Registration Statement to be declared effective by the Commission on or prior to 180 days after the date of the original issuance of the Trust Securities, and to keep the Registration Statement effective for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is made to the holders, (ii) unless the Exchange Offer will not be permitted by applicable law or Commission policy, the Trust will commence the Exchange Offer and use its best efforts to consummate the Exchange Offer within 30 business days after the effective date of the Registration Statement, and (iii) if obligated to file the "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company and Trust will use their best efforts to file the Shelf Registration Statement with the Commission as promptly as practicable, but, in any event, within 45 days after such filing obligation arises, and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after such obligation arises.

     If (i) the Company and the Trust fail to file, if appropriate, the Shelf Registration Statement on or before the dates specified for such filing, (ii) the Registration Statement or the Shelf Registration Statement, if applicable, is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Company and Trust fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (iv) the Registration Statement or the Shelf Registration Statement, if applicable, is declared effective but thereafter ceases to be effective or usable in connection with resales of "Transfer Restricted Securities" (as defined below) during the period specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then liquidated damages shall accrue on the principal amount ("Additional Interest") of the Junior Subordinated Debentures, and additional Distributions shall accumulate on the Liquidation Amount ("Additional Distributions") of the Capital Securities immediately following occurrence of such Registration Default, each at a rate of 0.25% per annum. Notwithstanding the foregoing, neither the Additional Interest on the Junior Subordinated Debentures nor the Additional Distribution rate on the Liquidation Amount of the Capital Securities may exceed in the aggregate 0.25% per annum. Such Additional Interest and Additional Distributions shall cease to accrue and accumulate upon the curing of the respective Registration Default.

     For purposes of the preceding paragraph, "Transfer Restricted Security" means each Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture until (i) the date on which such Old Capital Security, the Old Guarantee or Old Junior Subordinated Debenture has been exchanged for a New Capital Security, the New Guarantee or New Junior Subordinated Debenture in the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of the company), (ii) such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture, as the case may be, shall have ceased to be outstanding, (iii) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement or the Shelf Registration Statement, if applicable, or
(iv) the date on which such Old Capital Security, Old Guarantee or Old Junior Subordinated Debenture is distributed to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act.

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, as soon as practicable after the Expiration Date, the Company will exchange the Old Junior Subordinated Debentures for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and the New Junior Subordinated Debentures have been registered under the Securities Act.


TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $21,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, as soon as practicable after the Expiration Date, an aggregate Liquidation Amount of up to and including $21,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.


     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $21,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See " -- Fees and Expenses."

     NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF OLD CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.


EXPIRATION DATE, EXTENSIONS, AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on      ,
1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion that if any of the events or conditions referred to under " -- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under " -- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the

Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day (as defined herein) after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable laws, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the Old Capital Securities or a book-entry confirmation of a book-entry transfer of the Old Capital Securities into the Exchange Agent's account at The Depository Trust Company ("DTC"), including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of the New Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agreed to be bound by, and make the representations and warranties contained in, the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such a participant.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made as soon as practicable after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under " -- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will represent, warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     VALID TENDER. Except as set forth herein, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under " -- Exchange Agent" on or prior to the Expiration Date, and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire Liquidation Amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER. The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under " -- Exhange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of
(i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions to the Letter of Transmittal.

     DELIVERY. The method of delivery of the book-entry confirmation, certificates representing tendered Old Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is to be made by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery on or prior to the Expiration Date.

     GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

   (i)  such tenders are made by or through an Eligible Institution;

   (ii)   a properly completed and duly executed Notice of Guaranteed
         Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to the Expiration Date; and

   (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF NEW CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such New Capital Securities for Old Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the initial sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the

Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under " -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by transmission of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.


WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under " -- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificates if different from that of the person who tendered such Old Capital Securities. If certificates representing Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in " -- Procedures for Tendering Old Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " -- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after July 20, 1998. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

   (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

   (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or


   (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


        BY REGISTERED OR CERTIFIED MAIL OR HAND OR OVERNIGHT DELIVERY:

                           The Chase Manhattan Bank
                           55 Water Street, Room 234
                                North Building
                           New York, New York 10041
                           Attention: Carlos Esteves

                     Confirm by Telephone: (212) 638-0828

                Facsimile Transmission: (212) 638-7375/344-9367

   Delivery to other than the above address or facsimile number will not constitute a valid delivery.


FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for the Trust, the Issuer Trustees on behalf of the Trust will have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Trust by contacting the Issuer Trustees.


GENERAL

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $21,000,000 aggregate Liquidation Amount outstanding. The Capital Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities except as described under " -- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such New Capital Securities when the Trust does not have funds on hand available to make such payments. See "Description of New Guarantee."


DISTRIBUTIONS

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and Distributions on each Capital Security will be payable at an annual rate equal to 8.125% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the 15th day of January and July of each year (each a "Distribution Date"), to the holders of the New Capital Securities at the close of business on December 31 or June 30 (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the New Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the New Capital Securities will be January 15, 1999. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 8.125% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the

Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the New Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of New Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the New Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the New Capital Securities. See "Description of New Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Trust may not have funds available to pay Distributions or other amounts payable on the New Capital Securities. The payment of Distributions and other amounts payable on the New Capital Securities (if and to the extent the Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of New Guarantee."


REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such New Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of New Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption Pro Rata of the New Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption Pro Rata of the New Capital Securities and the Common Securities.

     The Company has the right to redeem the Junior Subordinated Debentures (i) on or after July 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to possible regulatory approval. See " -- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning July 15:



YEAR              REDEMPTION PRICE
---------------- -----------------
  2008 .........       104.06%
  2009 .........       103.66
  2010 .........       103.25
  2011 .........       102.84
  2012 .........       102.44
  2013 .........       102.03
  2014 .........       101.63
  2015 .........       101.22
  2016 .........       100.81
  2017 .........       100.41

and at 100% on or after July 15, 2018.

     The Redemption Price, in the case of a redemption on or after July 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to July 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures and
(ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on July 15, 2008, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to July 15, 2008 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

     "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 200 basis points if such Redemption Date occurs on or before July 15, 1999 or (ii) 150 basis points if such Redemption Date occurs after July 15, 1999.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or the City of Blairsville, Georgia are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the New

Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per Trust Security.


     PAYMENT OF ADDITIONAL SUMS. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding New Capital Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.


REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the New Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also " -- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of any New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of New Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the New Capital Securities. With respect to New Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any New Capital Securities called for redemption shall be payable to the holders of the New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such New Capital Securities so called for redemption will cease, except the right of the holders of such New Capital Securities to receive the Redemption Price, and any distribution payable in respect of the New Capital Securities, but without interest on such Redemption Price, and such New Capital Securities will cease to be outstanding. If any date fixed for redemption of New Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of New Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of New Guarantee," distributions on such New Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for such New Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding New Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such New Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA to the New Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular New Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding New Capital Securities not previously called for redemption, or if the New Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the

Trust Securities in writing of the New Capital Securities selected for redemption and, in the case of any New Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of New Capital Securities shall relate, in the case of any New Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of New Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of New Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the New Capital Securities is withheld or refused and not paid either by the Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the New Capital Securities or portions thereof) called for redemption.


SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, the Liquidation Distribution in respect of, and the Redemption Price of, the New Capital Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such New Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Liquidation Distribution in respect of, or the Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding New Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding New Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding New Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the New Capital Securities then due and payable. The existence of an Event of Default (as defined below) does not entitle the holders of New Capital Securities to accelerate the maturity thereof.

     In the case of any Event of Default resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such New Capital Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice" and "Description of New Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the New Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the New Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the New Capital Securities will have the right to direct the Property Trustee to act on their behalf.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on the Capital Securities in the event of any liquidation of the Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     In the event the Company, while a holder of Common Securities, dissolves the Trust prior to the Stated Maturity of the New Capital Securities and the dissolution of the Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Trust.

     Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Junior Subordinated Debentures as described under " -- Redemption" and
(iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If dissolution of the Trust occurs upon expiration of its term or as described in clause (i), (ii) or (iv) above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of New Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its New Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the New Capital Securities shall have a priority over the Common Securities. See " -- Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures (i) the New Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of New Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to New Capital Securities held by DTC or its nominee and (iii) any certificates representing the New Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the New Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the New Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If the Company does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the New Capital Securities, the New Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the New Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.


EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

   (i) the occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures -- Debenture Events of Default"); or

   (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

   (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

   (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding New Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

   (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the New Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the New Capital Securities as described above. See " -- Subordination of Common Securities," " -- Liquidation Distribution Upon Dissolution" and "Description of New Junior Subordinated Debentures -- Debenture Events of Default."


REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause (including the bankruptcy or insolvency of the Trust) or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee resigns, is removed by the holders of the outstanding New Capital Securities, or is incapable of acting as Issuer Trustee, the Company shall appoint a successor Issuer Trustee. Within one year after such appointment, the holders of not less than 25% in Liquidation Amount of the outstanding New Capital Securities may appoint a successor. If a successor has not been appointed by the Company or the holders, any holder of New Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.


MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding New Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as
(i) such successor entity either (a) expressly assumes all the obligations of the Trust with respect to the New Capital Securities or (b) substitutes for the New Capital Securities other securities having substantially the same terms as the New Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the New Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the New Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the New Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the New Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and
(vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the New Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.


VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under " -- Removal of Trustees; Appointment of Successors" and "Description of New Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights. Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their outstanding Trust Securities as to which such holders are entitled to vote.

     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act. Any amendments to the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding New Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of the Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the New Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior written consent of each holder of the New Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the New Capital Securities except by subsequent vote of the holders of the New Capital Securities. The Property Trustee will notify each holder of New Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the New Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of New Capital Securities may be given at a meeting of holders of New Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of New Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of New Capital Securities will be required to redeem and cancel New Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of New Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the New Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.


BOOK-ENTRY, DELIVERY AND FORM

     The New Capital Securities will be issued in fully registered form and in minimum blocks of at least 100 New Capital Securities (representing a minimum of $100,000 aggregate Liquidation Amount). The New Capital Securities must at all times be held in blocks of at least 100.

     The New Capital Securities may be evidenced by a global Capital Security certificate (the "Global Capital Security") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, record ownership of the Global Capital Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     A person may hold its interest in the Global Capital Security directly through DTC if such person is a participant in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     Persons who are not Participants may beneficially own interests in the Global Capital Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered holder of the Global Capital Security, Cede for all purposes will be considered the sole holder of the Global Capital Security. Except as provided below, owners of beneficial interests in the Global Capital Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders thereof.

     Payment of Distributions on, and the Redemption Price of, the Global Capital Security will be made to Cede, the nominee for DTC, as the registered holder of the Global Capital Security, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Company nor the Issuer Trustees (or any Administrator, securities registrar, paying agent or exchange agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The Company and the Trust have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the New Capital Securities represented by the Global Capital Security, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole New Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in New Capital Securities represented by the Global Capital Security held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in New Capital Securities represented by the Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Security to such persons may be limited.

     DTC has advised the Company and the Trust that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Security are credited and only in respect of the aggregate Liquidation Amount of the New Capital Securities represented by the Global Capital Security as to which such Participant or Participants has or have given such direction.

     DTC has advised the Company and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Security among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is exchangeable for definitive New Capital Securities in registered certificated form if (i) DTC advises the Company and the Property Trustee in writing that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and the Company is unable to locate a qualified successor, (ii) the Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or (iii) there shall occur and be continuing an Event of Default. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referenced in "Notice to Investors," unless the Property Trustee (based upon an opinion of counsel) determines otherwise in compliance with applicable law.

     So long as DTC or its nominee is the registered holder of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement. Except as provided above, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual New Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such New Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.


EXPENSES AND TAXES

     In the Trust Agreement, the Company, has agreed to pay all debts and other obligations (other than with respect to the New Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


RESTRICTIONS ON TRANSFER

     The New Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any such transfer of New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Capital Securities for any purpose, including but not limited to the receipt of Distributions on such New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such New Capital Securities.


PAYMENT AND PAYING AGENCY

     Payments in respect of the New Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the New Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.


REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the New Capital Securities. Registration of transfers of New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Property Trustee will be required to register or cause to be registered the transfer of the New Capital Securities or a portion thereof after the New Capital Securities or a portion thereof have been called for redemption.


INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between The Chase Manhattan Bank, the Property Trustee, and the Company, see "Description of New Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the New Capital Securities.

     Holders of the New Capital Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


GOVERNING LAW

     The Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware.

               DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were, and the New Junior Subordinated Debentures will be issued, issued under the Junior Subordinated Indenture. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.


GENERAL

     Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debenture in an amount corresponding to the Old Capital Securities accepted for exchange, for a like principal amount of New Junior Subordinated Debentures. The New Junior Subordinated Debentures will bear interest, accruing from the date of original issuance, at a rate equal to 8.125% per annum on the principal amount thereof, payable semiannually in arrears on the 15th day of January and July of each year (each, an "Interest Payment Date"), commencing January 15, 1999, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on December 31 or June 30 (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each New Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 8.125% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The New Junior Subordinated Debentures will mature on July 15, 2028.

     The New Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of the Banks upon their liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of the Banks, except to the extent that the Company may itself be recognized as a creditor of the Banks. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Company. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See " -- Subordination."


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.125%per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue original issue discount income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights (where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.


REDEMPTION

     The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 15, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of New Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The Redemption Price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning July 15:



YEAR              REDEMPTION PRICE
---------------- -----------------
  2008 .........       104.06%
  2009 .........       103.66
  2010 .........       102.84
  2011 .........       102.84
  2012 .........       102.44
  2013 .........       102.03
  2014 .........       101.63
  2015 .........       101.22
  2016 .........       100.81
  2017 .........       100.41

and at 100% on or after July 15, 2018.

     The Redemption Price in the case of a redemption on or after July 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for Junior Subordinated Debentures, in the case of a redemption prior to July 15, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of New Capital Securities
-- Redemption"), together with accrued interest to but excluding the date fixed for redemption.


ADDITIONAL SUMS

     The Company has covenanted in the Indenture that, if and for so long as
(i) the Trust is the holder of all Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of New Capital Securities -- Redemption."


REGISTRATION, DENOMINATION AND TRANSFER

     The New Junior Subordinated Debentures will initially be registered in the name of the Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of New Capital Securities -- Book Entry, Delivery and Form."

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on New Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1.0 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The New Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $1,000. The minimum purchase requirement will be $100,000 (100 Junior Subordinated Debentures). Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     New Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange New Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.


RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.


     The Company has covenanted in the Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.


MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures; (iii) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect; (iv) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment of a successor Debenture Trustee; (vi) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on the Company in the Junior Subordinated Indenture; (viii) establish the form or terms of Junior Subordinated Debentures; or (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures; or (x) add any additional Debenture Events of Default for the benefit of the holders of the Junior Subordinated Debentures.

     The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture or (iii) modify the provisions of the Junior Subordinated Indenture relating to the waiver by the holders of Debenture Events of Default, the waiver of certain covenants in the Junior Subordinated Indenture, or the provisions described in this paragraph. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that (i) adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied or (ii) without the prior consent of the holders of each outstanding Capital Security, would impair the unconditional right of holders of the Capital Securities to initiate direct actions against the Company upon the occurrence of a Debenture Event of Default for payment to the suing holder of the principal and interest due, if any, on the Junior Subordinated Debentures in a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder.


DEBENTURE EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

   (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

   (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

   (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of New Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, or the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interests and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " -- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company pursuant to the Junior Subordinated Indenture for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of New Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.


SATISFACTION AND DISCHARGE

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or, (ii) will become due and payable at the Stated Maturity within one year or (iii) are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.


SUBORDINATION

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of the Banks upon their liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of the Banks, except to the extent that the Company may itself be recognized as a creditor of the Banks.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; without limiting the generality of the foregoing, Senior Indebtedness shall include the Company's $12 million loan with Bankers Bank, Atlanta, Georgia and $3.5 million aggregate amount of Floating Rate Convertible Subordinated Payable in Kind

Debentures due December 31, 2006 (the "Floating Rate Debentures"). As of June 30, 1998, the Company's Senior Indebtedness aggregated approximately $15.6 million. "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank PARI PASSU in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company except with respect to the Floating Rate Debentures or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.


INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Chase Manhattan Bank, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with The Chase Manhattan Bank and its affiliates.

RESTRICTIONS ON TRANSFER

     The Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.


GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF NEW GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance of the Old Capital Securities by the Trust for the benefit of the holders from time to time of the Old Capital Securities. The Guarantee also provides a Guarantee as herein described for the benefit of the holders from time to time of the New Capital Securities. The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.


GENERAL

     The Company has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See " -- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, irrevocably and unconditionally guaranteed all the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."


STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.


EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.


INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. For information concerning the relationship between The Chase Manhattan Bank, the Guarantee Trustee, and the Company, see "Description of New Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Trust, upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities or the exchange of the Guarantee Agreement for the New Guarantee Agreement. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.


GOVERNING LAW

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

         RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE NEW JUNIOR
                 SUBORDINATED DEBENTURES AND THE NEW GUARANTEE


FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.


SUFFICIENCY OF PAYMENTS

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of the Trust Securities; and
(iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.


ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. See "Description of New Guarantee."

     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of New Junior Subordinated Debentures -- Subordination."


LIMITED PURPOSE OF TRUST

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Trust (or from the Company under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Kilpatrick Stockton LLP, counsel to the Company. This summary and the tax opinion of counsel only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States Federal tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are intended to be, in the opinion of Kilpatrick Stockton LLP should be, and the Company intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United

States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangements involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.


EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to Securityholders for United States federal income tax purposes. Accordingly, the New Capital Securities will have the same issue price as the Old Capital Securities, and a Securityholder will have the same adjusted tax basis and holding period for New Capital Securities as the holder had for Old Capital Securities immediately before the exchange.


CLASSIFICATION OF THE TRUST

     In the opinion of Kilpatrick Stockton LLP, under current law and assuming compliance with the terms of the Trust Agreement, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its Pro Rata share of the interest, including any original issue discount, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Kilpatrick Stockton LLP, the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than an amount of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

     Under the Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income except to the extent such actual payments of stated interest exceed the accrued OID. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

     The Regulations specifically applicable to this discussion of interest income and OID have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.


MARKET DISCOUNT AND AMORTIZABLE PREMIUM

     A secondary market purchaser of Capital Securities at a discount from the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities acquired such Capital Securities with "market discount" if the discount is not less than the produce of (i) 0.25% of the principal amount (or, if the Junior Subordinated

Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.

     A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and Capital Securities are acquired at a premium, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.


DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES


     Except as noted below, under current law a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of "New Capital Securities -- Liquidation Distribution Upon Dissolution," would be a non-taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Trust in the manner described above under " -- Interest Income and Original Issue Discount" and " -- Market Discount and Amortizable Premium." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.


SALE OR REDEMPTION OF CAPITAL SECURITIES

     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's PRO RATA share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a short-term capital gain or loss if the Capital Securities have been held for no more than one year, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest paid and any OID accrued on the Capital Securities to most Securityholders will generally be reported to the IRS on Form 1099. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. Exempt organizations and corporations which are Securityholders are not generally subject to these reporting requirements. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.


UNITED STATES ALIEN SECURITYHOLDERS

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, foreign partnership, foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

     Under current United States federal income tax law:

   (i) payments by the Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

   (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.


POSSIBLE TAX LAW CHANGES

     In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of New Capital Securities -- Redemption."


                         CERTAIN ERISA CONSIDERATIONS

     Before authorizing an investment in the New Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code

("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Insurance companies considering an investment in the Preferred Securities should note that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor issued proposed regulations (the "Proposed General Account Regulations") in December 1997, with respect to insurance policies that are supported by an insurer's general account. The Proposed General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), individual retirement accounts, Keogh plans and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by the Company.

     Under another exception contained in the Plan Assets Regulation, if the New Capital Securities received as a result of an Exchange Offer were to qualify as "publicly-offered securities" under the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly-offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Trustees, the Company and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Banks or other subsidiaries), extensions of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) the Company and the Administrators are not "fiduciaries," within the meaning of
Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees.

     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire New Capital Securities should consult with their own counsel.

     Governmental plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.


                   SUPERVISION, REGULATION AND OTHER MATTERS

     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Company. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions.

     The business of the Company is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Company of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

     The Company is subject to supervision and examination by Federal bank regulatory authorities. As a bank holding company regulated under the BHC Act, the Company's primary bank regulatory authority is the Federal Reserve. Bank holding companies are expected to serve as a source of strength to their subsidiary banks under the Federal Reserve's regulations and policies. As state nonmember banks, the Banks' primary federal bank regulator is the Federal Deposit Insurance Corporation ("FDIC").

     The Federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Company and the Banks are subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

     The Company and the Banks are required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be Tier 1 capital. In addition, the Federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The Federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant.

     From time to time, the Federal bank regulatory authorities, including the Federal Reserve, propose amendments to and issue interpretations of their risk-based capital guidelines and reporting instructions, which can affect reported capital ratios and net risk-adjusted assets. Effective June 26, 1996, the Federal Reserve, the Office of the Comptroller of the Currency and the FDIC issued a joint policy statement that provides guidance on sound practices for interest rate risk management and describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

     The Federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' supervisory powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval, and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At June 30, 1998, the Banks exceeded the required capital ratios for classification as "well capitalized" banks.

     The deposits of the Banks are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. Currently, the Banks are not assessed any premiums for deposits insured by either the Bank Insurance Fund or the Savings Association Insurance Fund. The Banks, however, continue to pay premiums based on deposit levels to service debt on Financing Corporation Bonds.

     Under Federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, the Company could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

     The BHC Act currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. The Company has the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside of its home state. Competition may increase as banks branch across state lines and enter new markets.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.

     Neither the Company nor the Trust will receive any proceeds from any issuance of New Capital Securities. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending [90 DAYS] after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Resales of Exchange Capital Securities."


                            VALIDITY OF SECURITIES

     The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Company by Kilpatrick Stockton LLP, Atlanta, Georgia, counsel to the Company. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Kilpatrick Stockton LLP. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust.


                                    EXPERTS

     The consolidated financial statements of the Company included herein as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, have been audited by Porter Keadle Moore, LLP, independent auditors, as set forth in their report appearing herein.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                            PAGE
                                                                                           -----
ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
 Report of Independent Certified Public Accountants ......................................  F-2
 Consolidated Balance Sheets as of December 31, 1997 and 1996 ............................  F-3
 Consolidated Statements of Earnings for the years ended December 31, 1997, 1996 and 1995   F-4
 Consolidated Statements of Changes in Stockholders' Equity for the years ended December
31, 1997, 1996 and
   1995 ..................................................................................  F-5
 Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and      F-6
  1995
 Notes to Consolidated Financial Statements ..............................................  F-7
INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
 Consolidated Balance Sheets as of June 30, 1998 and December 31, 1997 ................... F-25
 Consolidated Statements of Earnings and Comprehensive Income for the six months and three months ended
   June 30, 1998 and 1997 ................................................................ F-26
 Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997 ... F-27
 Notes to Consolidated Financial Statements .............................................. F-28

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
United Community Banks, Inc.
Blairsville, Georgia

We have audited the consolidated balance sheets of United Community Banks, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related statements of earnings, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Community Banks, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                        /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 6, 1998

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS


                       AS OF DECEMBER 31, 1997 AND 1996



                                                                                               1997         1996
                                                                                          ------------- -----------
                                                                                               (IN THOUSANDS)
ASSETS
Cash and due from banks, including reserve requirements of $11,000 and $6,234............  $   60,414      28,085
Federal funds sold ......................................................................       8,420      24,585
                                                                                           ----------      ------
Cash and cash equivalents ...............................................................      68,834      52,670
                                                                                           ----------      ------
Securities held to maturity (estimated fair value of $70,845 and $77,625)................      69,559      77,326
Securities available for sale ...........................................................     143,894      81,264
Mortgage loans held for sale ............................................................       3,962       6,727
Loans ...................................................................................     823,324     634,574
 Less: Allowance for loan losses ........................................................      10,352       8,125
                                                                                           ----------     -------
Loans, net ..............................................................................     812,972     626,449
                                                                                           ----------     -------
Premises and equipment, net .............................................................      27,737      20,108
Accrued interest receivable .............................................................      10,985       8,559
Other assets ............................................................................      15,424      13,000
                                                                                           ----------     -------
                                                                                           $1,153,367     886,103
                                                                                           ==========     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Demand .................................................................................  $  109,210      82,138
 Interest-bearing demand ................................................................     189,280     167,372
 Savings ................................................................................      45,280      41,963
 Time ...................................................................................     476,506     346,838
 Time, in excess of $100,000.............................................................     156,803     134,989
                                                                                           ----------     -------
 Total deposits .........................................................................     977,079     773,300
                                                                                           ----------     -------
Accrued expenses and other liabilities ..................................................       7,274       6,101
Federal funds purchased .................................................................      33,011          --
FHLB advances ...........................................................................      43,321      35,074
Notes payable ...........................................................................      14,069      10,453
Convertible subordinated debentures .....................................................       3,500       3,500
                                                                                           ----------     -------
 Total liabilities ......................................................................   1,078,254     828,428
                                                                                           ----------     -------
Commitments
Stockholders' equity:
 Preferred stock ........................................................................          --          --
 Common stock, $1 par value; 10,000,000 shares authorized; 7,385,105 and 7,084,621 shares
   issued and outstanding ...............................................................       7,385       7,085
Capital surplus .........................................................................      24,699      18,516
Retained earnings .......................................................................      42,198      32,162
Net unrealized gain (loss) on securities available for sale, net of tax .................         831         (88)
                                                                                           ----------     -------
Total stockholders' equity ..............................................................      75,113      57,675
                                                                                           ----------     -------
                                                                                           $1,153,367     886,103
                                                                                           ==========     =======

          See accompanying notes to consolidated financial statements.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF EARNINGS


             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                               1997        1996        1995
                                                           ------------ ---------- -----------
                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income:
 Interest and fees on loans ..............................   $ 76,722     57,978      44,626
 Interest on deposits with other banks ...................         --        102           4
 Interest on federal funds sold ..........................      1,642      1,096       1,315
 Interest on investment securities:
   U.S. Treasury & U.S. Government agencies ..............      9,097      6,735       5,354
   State and political subdivisions ......................      2,319      1,995       1,910
                                                             --------     ------      ------
    Total interest income ................................     89,780     67,906      53,209
                                                             --------     ------      ------
Interest expense:
 Interest on deposits:
   Demand ................................................      6,712      5,445       3,833
   Savings ...............................................      1,190      1,147       1,100
   Time ..................................................     34,966     25,569      21,396
                                                             --------     ------      ------
                                                               42,868     32,161      26,329
Notes payable, subordinated debentures,
 federal funds purchased and FHLB advances ...............      3,680      1,930       1,865
                                                             --------     ------      ------
 Total interest expense ..................................     46,548     34,091      28,194
                                                             --------     ------      ------
 Net interest income .....................................     43,232     33,815      25,015
Provision for loan losses ................................      2,634      1,597       1,116
                                                             --------     ------      ------
 Net interest income after provision for loan losses .....     40,598     32,218      23,899
                                                             --------     ------      ------
Noninterest income:
 Service charges and fees ................................      3,505      2,990       2,167
 Gain (loss) on sales of investment securities ...........        426        (13)          4
 Mortgage loan and other related fees ....................      1,157      1,566       1,582
 Other noninterest income ................................      1,892      1,123         770
                                                             --------     ------      ------
   Total noninterest income ..............................      6,980      5,666       4,523
                                                             --------     ------      ------
Noninterest expense:
 Salaries and employee benefits ..........................     17,695     13,373      10,504
 Occupancy ...............................................      4,726      3,570       2,948
 Other noninterest expense ...............................      9,656      7,900       5,752
                                                             --------     ------      ------
   Total noninterest expense .............................     32,077     24,843      19,204
                                                             --------     ------      ------
   Earnings before income taxes ..........................     15,501     13,041       9,218
Income taxes .............................................      4,766      4,114       2,549
                                                             --------     ------      ------
   Net earnings ..........................................   $ 10,735      8,927       6,669
                                                             ========     ======      ======
Earnings per common share ................................   $   1.47        1.29        1.03
                                                             ========     =======     =======
Earnings per common share -- assuming dilution ...........   $   1.46        1.26        1.01
                                                             ========     =======     =======

         See accompanying notes to consolidated financial statements.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES


          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                COMMON STOCK
                                                         --------------------------
                                                                                       CAPITAL
                                                             SHARES       AMOUNT       SURPLUS
                                                         ------------- ------------ -------------
                                                         (IN THOUSANDS EXCEPT SHARE AND PER SHARE
                                                                          DATA)
Balance, December 31, 1994, as previously reported .....   5,589,365      $5,589       7,474
Adjustment in connection with pooling of interests .....     685,240        686        3,550
                                                           ---------      ------       -------
Balance, December 31, 1994, as restated ................   6,274,605      6,275        11,024
Issuance of common shares for bank acquisition .........     455,400        455        4,828
Proceeds from common stock offering, net of
 offering cost .........................................     215,515        216        2,218
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................          --         --           --
Cash dividends declared, ($.08 per share)...............          --         --           --
Purchase and retirement of treasury stock of pooled
 entity ................................................        (737)          (1)          (6)
Net earnings ...........................................          --         --           --
                                                           ---------      -------      -------
Balance, December 31, 1995 .............................   6,944,783      6,945        18,064
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................          --         --           --
Cash dividends declared, ($.10 per share)...............          --         --           --
Common stock issued in conversion of debentures ........     178,568        179          821
Purchase and retirement of treasury stock of pooled
 entity ................................................     (38,730)       (39)        (369)
Net earnings ...........................................          --         --           --
                                                           ---------      -------      -------
Balance, December 31, 1996 .............................   7,084,621      7,085        18,516
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................          --         --           --
Cash dividends declared, ($.10 per share)...............          --         --           --
Net earnings ...........................................          --         --           --
Proceeds from common stock offering, net of
 offering cost .........................................     300,000        300        6,177
Proceeds from resale of treasury stock of pooled
 entity ................................................         484         --            6
                                                           ---------      -------      -------
Balance, December, 31, 1997 ............................   7,385,105      $7,385       24,699
                                                           =========      =======      =======



                                                                      NET UNREALIZED
                                                          RETAINED     GAIN (LOSS)
                                                          EARNINGS    ON SECURITIES
                                                         ----------   AVAILABLE FOR
                                                                     SALE, NET OF TAX     TOTAL
                                                                    ----------------- ------------
                                                         (IN THOUSANDS EXCEPT SHARE AND PER SHARE
                                                                           DATA)
Balance, December 31, 1994, as previously reported .....   17,363          (209)         30,217
Adjustment in connection with pooling of interests .....      468           (56)         4,648
                                                           ------          ----          -------
Balance, December 31, 1994, as restated ................   17,831          (265)         34,865
Issuance of common shares for bank acquisition .........       --            --          5,283
Proceeds from common stock offering, net of
 offering cost .........................................       --            --          2,434
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................       --           545            545
Cash dividends declared, ($.08 per share)...............     (588)           --           (588)
Purchase and retirement of treasury stock of pooled
 entity ................................................       --            --               (7)
Net earnings ...........................................    6,669            --          6,669
                                                           ------          ----          -------
Balance, December 31, 1995 .............................   23,912           280          49,201
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................       --          (368)          (368)
Cash dividends declared, ($.10 per share)...............     (677)           --           (677)
Common stock issued in conversion of debentures ........       --            --          1,000
Purchase and retirement of treasury stock of pooled
 entity ................................................       --            --           (408)
Net earnings ...........................................    8,927            --          8,927
                                                           ------          ----          -------
Balance, December 31, 1996 .............................   32,162           (88)         57,675
Change in unrealized gain (loss) on securities
 available for sale, net of tax ........................       --           919            919
Cash dividends declared, ($.10 per share)...............     (699)           --           (699)
Net earnings ...........................................   10,735            --          10,735
Proceeds from common stock offering, net of
 offering cost .........................................       --            --          6,477
Proceeds from resale of treasury stock of pooled
 entity ................................................       --            --              6
                                                           ------          ----          -------
Balance, December, 31, 1997 ............................   42,198           831          75,113
                                                           ======          ====          =======

          See accompanying notes to consolidated financial statements.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                                              1997
                                                                                         -------------
                                                                                         (IN THOUSANDS)
Cash flows from operating activities:
 Net earnings ..........................................................................  $    10,735
 Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation, amortization and accretion ............................................        2,448
   Provision for loan losses ...........................................................        2,634
   Provision for deferred income tax expense (benefit) .................................         (404)
   (Gain) loss on sale of securities available for sale ................................         (426)
   Change in assets and liabilities, net of effects of purchase acquisitions:
    Interest receivable ................................................................       (2,426)
    Interest payable ...................................................................        1,340
    Other assets .......................................................................       (2,020)
    Accrued expenses and other liabilities .............................................         (659)
   Change in mortgage loans held for sale ..............................................        2,765
                                                                                          -----------
   Net cash provided by operating activities ...........................................       13,987
                                                                                          -----------
Cash flows from investing activities, net of effects of purchase acquisitions:
 Cash acquired from acquisitions and branch purchases ..................................           --
 Proceeds from maturities and calls of securities held to maturity .....................       18,009
 Purchases of securities held to maturity ..............................................      (10,418)
 Proceeds from sales of securities available for sale ..................................       32,105
 Proceeds from maturities and calls of securities available for sale ...................       22,470
 Purchases of securities available for sale ............................................     (115,501)
 Net increase in loans .................................................................     (189,157)
 Purchases of premises and equipment ...................................................       (9,702)
                                                                                          -----------
   Net cash used in investing activities ...............................................     (252,194)
                                                                                          -----------
Cash flows from financing activities, net of effects of purchase acquisitions:
 Net change in demand and savings deposits .............................................       52,297
 Net change in time deposits ...........................................................      151,482
 Net change in federal funds purchased .................................................       33,011
 Proceeds from convertible subordinated debentures .....................................           --
 Proceeds from notes payable ...........................................................        4,747
 Proceeds from FHLB advances ...........................................................       15,636
 Repayments of notes payable ...........................................................       (1,131)
 Repayments of FHLB advances ...........................................................       (7,389)
 Proceeds from sale of common stock ....................................................        6,477
 Purchase of treasury stock of pooled entity ...........................................           --
 Proceeds from resale of treasury stock of pooled entity ...............................            6
 Cash paid for dividends ...............................................................         (765)
                                                                                          -----------
   Net cash provided by financing activities ...........................................      254,371
                                                                                          -----------
Net change in cash and cash equivalents ................................................       16,164
                                                                                          -----------
Cash and cash equivalents at beginning of period .......................................       52,670
                                                                                          -----------
Cash and cash equivalents at end of period .............................................  $    68,834
                                                                                          ===========



                                                                                               1996           1995
                                                                                         --------------- --------------
                                                                                                 (IN THOUSANDS)
Cash flows from operating activities:
 Net earnings ..........................................................................       8,927          6,669
 Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation, amortization and accretion ............................................       2,347          1,882
   Provision for loan losses ...........................................................       1,597          1,116
   Provision for deferred income tax expense (benefit) .................................          82            (95)
   (Gain) loss on sale of securities available for sale ................................          13               (4)
   Change in assets and liabilities, net of effects of purchase acquisitions:
    Interest receivable ................................................................      (1,430)        (1,831)
    Interest payable ...................................................................         267          1,370
    Other assets .......................................................................            (9)       1,003
    Accrued expenses and other liabilities .............................................       1,059         (1,335)
   Change in mortgage loans held for sale ..............................................       5,321            347
                                                                                              --------       --------
   Net cash provided by operating activities ...........................................      18,174          9,122
                                                                                              --------       --------
Cash flows from investing activities, net of effects of purchase acquisitions:
 Cash acquired from acquisitions and branch purchases ..................................       2,650         25,867
 Proceeds from maturities and calls of securities held to maturity .....................      21,920         14,317
 Purchases of securities held to maturity ..............................................     (13,762)       (29,075)
 Proceeds from sales of securities available for sale ..................................      18,065         17,520
 Proceeds from maturities and calls of securities available for sale ...................      32,652         11,299
 Purchases of securities available for sale ............................................     (62,631)       (64,143)
 Net increase in loans .................................................................    (140,507)       (68,874)
 Purchases of premises and equipment ...................................................      (3,143)        (2,236)
                                                                                            ----------      ---------
   Net cash used in investing activities ...............................................    (144,756)       (95,325)
                                                                                            ----------      ---------
Cash flows from financing activities, net of effects of purchase acquisitions:
 Net change in demand and savings deposits .............................................      49,312         23,824
 Net change in time deposits ...........................................................      62,394         92,333
 Net change in federal funds purchased .................................................          --         (8,300)
 Proceeds from convertible subordinated debentures .....................................       3,500             --
 Proceeds from notes payable ...........................................................          --          2,539
 Proceeds from FHLB advances ...........................................................      29,375          8,596
 Repayments of notes payable ...........................................................        (856)          (630)
 Repayments of FHLB advances ...........................................................      (3,302)       (11,744)
 Proceeds from sale of common stock ....................................................          --          2,434
 Purchase of treasury stock of pooled entity ...........................................        (408)              (7)
 Proceeds from resale of treasury stock of pooled entity ...............................          --             --
 Cash paid for dividends ...............................................................        (677)          (588)
                                                                                            ----------      ---------
   Net cash provided by financing activities ...........................................     139,338        108,457
                                                                                            ----------      ---------
Net change in cash and cash equivalents ................................................      12,756         22,254
                                                                                            ----------      ---------
Cash and cash equivalents at beginning of period .......................................      39,914         17,660
                                                                                            ----------      ---------
Cash and cash equivalents at end of period .............................................      52,670         39,914
                                                                                            ==========      =========

          See accompanying notes to consolidated financial statements.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting principles followed by United Community Banks, Inc. (United or the Company) and its subsidiaries and the methods of applying these principles conform with generally accepted accounting principles and with general practices within the banking industry. The following is a description of the more significant of those policies.


     ORGANIZATION AND BASIS OF PRESENTATION

     United is a six bank holding company whose business is conducted by its wholly-owned bank subsidiaries. United is subject to regulation under the Bank Holding Company Act of 1956. The consolidated financial statements include the accounts of United Community Banks, Inc. and its wholly-owned commercial bank subsidiaries, United Community Bank, Blairsville, Georgia (UCB), Carolina Community Bank (Carolina), Peoples Bank, Blue Ridge, Georgia (Peoples), Towns County Bank, Hiawassee, Georgia (Towns) White County Bank, Cleveland, Georgia (White) and First Clayton Bank and Trust Company, Clayton, Georgia (Clayton) (collectively, the "Bank Subsidiaries") and United Family Finance Company, Inc. (Finance), a finance company subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain items in prior years' financial statements have been reclassified to conform with the current financial statement presentations.

     The Bank Subsidiaries are commercial banks which serve markets throughout North Georgia and Western North Carolina and provide a full range of customary banking services. The Bank Subsidiaries are insured and subject to the regulation of the Federal Deposit Insurance Corporation.

     In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with these valuations, management obtains independent appraisals for significant properties.

     A substantial portion of United's loans are secured by real estate located in North Georgia and Western North Carolina. Accordingly, the ultimate collectibility of a substantial portion of United's loan portfolio is susceptible to changes in the real estate market conditions of this market area.


     INVESTMENT SECURITIES

     United classifies its securities in one of three categories: held to maturity, available for sale, or trading. Trading securities are bought and held principally for the purpose of selling them in the near term. United does not have investments classified in the trading category. Held to maturity securities are those securities for which United has the ability and intent to hold until maturity. All other securities are classified as available for sale.


     Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held to maturity to available for sale are recorded as a separate component of stockholders' equity. The unrealized holding gains or losses included in the separate component of stockholders' equity for securities transferred from available for sale to held to maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

     A decline in the market value of any available for sale or held to maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.


     MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are carried at the lower of aggregate cost or market value. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of net earnings of the period in which the change occurs. No market valuation allowances were required at December 31, 1997 or 1996.


     LOANS AND ALLOWANCE FOR LOAN LOSSES

     All loans are stated at principal amount outstanding. Interest on loans is primarily calculated by using the simple interest method on daily balances of the principal amount outstanding.

     Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on nonaccrual loans are applied to principal.

     A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Interest income on impaired loans is recognized using the cash-basis method of accounting during the time within the period in which the loans were impaired. The Bank Subsidiaries had no material amounts of impaired loans at December 31, 1997 or 1996.

     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review United's allowance for loan losses. Such agencies may require United to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.


     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using primarily the straight-line method over the estimated useful lives of the related assets. Costs incurred for maintenance and repairs are expensed currently. The range of estimated useful lives for buildings and improvements is 15 to 40 years, and for furniture and equipment, 3 to 10 years.


     GOODWILL AND DEPOSIT-BASED INTANGIBLES

     Goodwill, arising from the excess cost over the fair value of net assets acquired of purchased bank subsidiaries, is amortized on a straight-line basis over periods not exceeding 25 years. Deposit assumption premiums paid in connection with the branch bank purchases are being amortized over 15 years, the estimated life of the deposit base acquired. On an

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

ongoing basis, management reviews the valuation and amortization periods of goodwill and the deposit assumption premiums to determine if events and circumstances require the remaining lives to be reduced.


     MORTGAGE SERVICING RIGHTS

     United's mortgage banking division accounts for mortgage servicing rights as a separate asset regardless of whether the servicing rights are acquired through purchase or origination. United's mortgage servicing rights represent the unamortized cost of purchased and originated contractual rights to service mortgages for others in exchange for a servicing fee and ancillary loan administration income. Mortgage servicing rights are amortized over the period of estimated net servicing income and are periodically adjusted for actual and anticipated prepayments of the underlying mortgage loans. Impairment analysis is performed quarterly after stratifying the rights by interest rate. Impairment, defined as the excess of the asset's carrying value over its current fair value, is recognized through a valuation allowance. At December 31, 1997 and 1996, no valuation allowances were required for United's mortgage servicing rights.

     United recognized approximately $15,000, $137,000 and $790,000 in servicing assets during 1997, 1996 and 1995, respectively, and recognized amortization expense relating to servicing assets of approximately $144,000, $267,000, and $283,000 during 1997, 1996 and 1995, respectively. During 1996,
United sold mortgage loan servicing rights with a net book value of approximately $1,254,000. No such sales occurred during 1997 or 1995.


     INCOME TAXES

     Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of United's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.


     INTEREST RATE RISK MANAGEMENT

     As part of United's overall interest rate risk management, interest rate swaps and interest rate floors are utilized. These contracts are designated by United as hedges of interest rate exposures, and interest income or expense derived from these contracts is recorded over the life of the contract as an adjustment to interest income or expense of the instruments hedged.


     RECENT ACCOUNTING PRONOUNCEMENTS

     In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 127 "Deferral of the Effective Date of Certain Provisions of SFAS No. 125" ("SFAS 127"), Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 127 simply defers, until January 1, 1998, the effective date of selected provisions of a previously issued accounting and disclosure standard. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. The provisions of SFAS 130 and 131 are effective for fiscal years beginning after December 15, 1997. The management of the Company believes that the adoption of these statements will not have a material impact on the Company's financial position, results of operations, or liquidity.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

     EARNINGS PER COMMON SHARE

     SFAS No. 128 "Earnings Per Common Share" ("SFAS 128") became effective for the Company for the year ended December 31, 1997. This new standard specifies the computation, presentation and disclosure requirements for earnings per common share and is designed to simplify previous earnings per common share standards and to make domestic and international practices more compatible. Earnings per common share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in earnings per common share-assuming dilution. All earnings per common share amounts have been restated to conform to the provisions of SFAS 128.

     SFAS 128 requires earnings per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants to be presented on the face of the statements of earnings. Additionally, the new statement requires the reconciliation of the amounts used in the computation of both earnings per common share and earnings per common share-assuming dilution. Earnings per common share amounts for the years ended December 31, 1997, 1996 and 1995 are as follows (dollars in thousands, except for per share data):


                     FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                  WEIGHTED
                                                 NET EARNINGS  (DENOMINATOR)   PER SHARE
                                                 (NUMERATOR)      AVERAGE       AMOUNT
                                                -------------  COMMON SHARES  ----------
Earnings per common share .....................    $ 10,735      7,300,874     $  1.47
                                                                               =======
Effective of dilutive securities:
 Stock options ................................          --         46,680
 Convertible debentures .......................         189        140,000
                                                   --------      ---------
Earnings per common share -- assuming dilution     $ 10,924      7,487,554     $  1.46
                                                   ========      =========     =======

                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                  WEIGHTED
                                                 NET EARNINGS  (DENOMINATOR)   PER SHARE
                                                 (NUMERATOR)      AVERAGE       AMOUNT
                                                -------------  COMMON SHARES  ----------
Earnings per common share .....................    $ 8,927       6,919,437     $  1.29
                                                                               =======
Effective of dilutive securities:
 Stock options ................................         --          30,098
 Convertible debentures .......................         56         161,311
                                                   -------       ---------
Earnings per common share -- assuming dilution     $ 8,983       7,110,846     $  1.26
                                                   =======       =========     =======

                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                  WEIGHTED
                                                 NET EARNINGS  (DENOMINATOR)   PER SHARE
                                                 (NUMERATOR)      AVERAGE       AMOUNT
                                                -------------  COMMON SHARES  ----------
Earnings per common share .....................    $ 6,669       6,499,264     $  1.03
                                                                               =======
Effective of dilutive securities:
 Stock options ................................         --           6,897
 Convertible debentures .......................         56         178,568
                                                   -------       ---------
Earnings per common share -- assuming dilution     $ 6,725       6,684,729     $  1.01
                                                   =======       =========     =======

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(1) MERGERS AND ACQUISITIONS

     Effective September 12, 1997, the Company acquired, for 646,257 shares of its $1 par value common stock and approximately $7,000 paid for fractional shares, all of the outstanding common stock of First Clayton Bancshares, Inc., a $73 million one bank holding company, located in Clayton, Georgia. The acquisition was accounted for as a pooling of interests and accordingly, the consolidated financial statements for all periods presented have been restated to include the financial position and results of operations as if the combination had occurred on January 1, 1995.

     The following is a reconciliation of the amounts of net interest income and net earnings previously reported with the restated amounts (in thousands):



                                                           1997      1996      1995
                                                       ----------- -------- ---------
Net interest income:
 The Company, as previously reported in 1996 and 1995   $ 40,288    31,368   22,919
 Clayton .............................................     2,944     2,447    2,096
                                                        --------    ------   ------
 As restated .........................................  $ 43,232    33,815   25,015
                                                        ========    ======   ======
Net earnings:
 The Company, as previously reported in 1996 and 1995   $  9,974     8,201    6,051
 Clayton .............................................       761       726      618
                                                        --------    ------   ------
 As restated .........................................  $ 10,735     8,927    6,669
                                                        ========    ======   ======

     On September 28, 1996, UCB assumed deposits of $23.7 million and purchased certain assets totaling $33.2 million of a branch in Cornelia, Georgia.

     On August 31, 1995, United acquired all the outstanding common stock of White County Bancshares, Inc., (White Bancshares) the parent company of White County Bank, Cleveland, Georgia. United issued 455,400 shares of its common stock and approximately $10,000 in cash for fractional shares, in exchange for all the outstanding common shares of White Bancshares. Additionally, United exercised its option to convert the exchangeable payable in kind debenture previously acquired during 1994, and the related accrued interest into a majority interest in White County Bank. At the date of acquisition, White County Bank had total assets of $71 million and liabilities of $63 million. The original purchase price was allocated to assets and liabilities acquired based on their fair values at the date of acquisition. This transaction was accounted for as a purchase and, therefore, is not included in United's results of operations or statements of financial position prior to the date of acquisition.


(2) CASH FLOWS

     United paid approximately $45 million, $34 million and $27 million in interest on deposits and other liabilities during 1997, 1996 and 1995, respectively. In connection with United's 1995 acquisition of White, assets having a fair value of $71 million were acquired and liabilities totaling $63 million were assumed.



                                                                                  FOR THE YEARS ENDED DECEMBER
                                                                                               31,
                                                                                  -----------------------------
                                                                                     1997       1996     1995
                                                                                  ---------- --------- --------
Schedule of noncash investing and financing activities (in thousands):
Conversion of subordinated debentures into 178,568 shares of common stock .......   $   --     1,000       --
Common stock issued and conversion of exchangeable payable in kind debenture in
 connection with the acquisition of White .......................................       --        --    8,384
Change in unrealized gain (loss) on securities available for sale, net of tax . .   $  919      (368)     545
(Decrease) increase in dividends payable ........................................   $  (66)       --       --

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(3) INVESTMENT SECURITIES

     Investment securities at December 31, 1997 and 1996 are as follows (in thousands):



                                                           DECEMBER 31, 1997
                                            -----------------------------------------------
                                              AMORTIZED     GROSS       GROSS     ESTIMATED
                                                COST        GAINS       LOSSES      VALUE
                                            ------------  UNREALIZED  UNREALIZED    FAIR
SECURITIES AVAILABLE FOR SALE:
 U.S. Treasuries ..........................  $  46,304        642          1       46,945
 U.S. Government agencies .................     45,317        268         33       45,552
 State and political subdivisions .........     11,675        189          4       11,860
 Mortgage-backed securities ...............     32,970        387         10       33,347
 Other ....................................      6,256         --         66        6,190
                                             ---------        ---         --       ------
   Total ..................................  $ 142,522      1,486        114      143,894
                                             =========      =====        ===      =======
SECURITIES HELD TO MATURITY:
 U.S. Treasuries ..........................  $     500          6         --          506
 U.S. Government agencies .................     22,361         35         57       22,339
 State and political subdivisions .........     42,330      1,211          8       43,533
 Mortgage-backed securities ...............      4,368        109         10        4,467
                                             ---------      -----        ---      -------
   Total ..................................  $  69,559      1,361         75       70,845
                                             =========      =====        ===      =======


                                                          DECEMBER 31, 1996
                                            ---------------------------------------------
                                             AMORTIZED    GROSS       GROSS     ESTIMATED
                                               COST       GAINS       LOSSES      VALUE
                                            ----------  UNREALIZED  UNREALIZED    FAIR
SECURITIES AVAILABLE FOR SALE:
 U.S. Treasuries ..........................  $ 12,771       71           1       12,841
 U.S. Government agencies .................    39,169       59         275       38,953
 State and political subdivisions .........     6,685      162          14        6,833
 Mortgage-backed securities ...............    18,644       46          55       18,635
 Other ....................................     4,104       --         102        4,002
                                             --------      ---         ---       ------
   Total ..................................  $ 81,373      338         447       81,264
                                             ========      ===         ===       ======
SECURITIES HELD TO MATURITY:
 U.S. Treasuries ..........................  $  2,368        6          --        2,374
 U.S. Government agencies .................    34,804       42         301       34,545
 State and political subdivisions .........    33,036      646         173       33,509
 Mortgage-backed securities ...............     7,118      103          24        7,197
                                             --------      ---         ---       ------
   Total ..................................  $ 77,326      797         498       77,625
                                             ========      ===         ===       ======

     The amortized cost and estimated fair value of the securities portfolio at December 31, 1997, by contractual maturity, is presented in the following table. Expected maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(3) INVESTMENT SECURITIES -- Continued


                                                            SECURITIES HELD      SECURITIES AVAILABLE
                                                              TO MATURITY              FOR SALE
                                                           DECEMBER 31, 1997      DECEMBER 31, 1997
                                                        ----------------------- ----------------------
                                                         AMORTIZED   ESTIMATED   AMORTIZED  ESTIMATED
                                                           COST     FAIR VALUE     COST     FAIR VALUE
                                                        ---------- ------------ ---------- -----------
U.S. Treasuries:
 Within 1 year ........................................  $    500        506       2,242       2,247
 1 to 5 years .........................................        --         --      42,573      43,184
 5 to 10 years ........................................        --         --       1,489       1,514
                                                         --------        ---      ------      ------
                                                         $    500        506      46,304      46,945
                                                         ========        ===      ======      ======
U.S. Government agencies:
 Within 1 year ........................................  $ 17,817     17,801       8,150       8,150
 1 to 5 years .........................................     4,544      4,538      33,269      33,495
 5 to 10 years ........................................        --         --       3,898       3,907
                                                         --------     ------      ------      ------
                                                         $ 22,361     22,339      45,317      45,552
                                                         ========     ======      ======      ======
State and political subdivisions:
 Within 1 year ........................................  $  1,739      1,753       2,569       2,582
 1 to 5 years .........................................    17,132     17,516       3,019       3,103
 5 to 10 years ........................................    18,819     19,452       4,103       4,169
 More than 10 years ...................................     4,640      4,812       1,984       2,006
                                                         --------     ------      ------      ------
                                                         $ 42,330     43,533      11,675      11,860
                                                         ========     ======      ======      ======
Other:
 More than 10 years ...................................  $     --         --       6,256       6,190
                                                         ========     ======      ======      ======
Total securities other than mortgage-backed securities:
 Within 1 year ........................................  $ 20,056     20,060      12,961      12,979
 1 to 5 years .........................................    21,676     22,054      78,861      79,782
 5 to 10 years ........................................    18,819     19,452       9,490       9,590
 More than 10 years ...................................     4,640      4,812       8,240       8,196
Mortgage-backed securities ............................     4,368      4,467      32,970      33,347
                                                         --------     ------      ------      ------
                                                         $ 69,559     70,845     142,522     143,894
                                                         ========     ======     =======     =======

     There were no sales of securities held to maturity during 1997, 1996 and 1995. Proceeds from sales of securities available for sale during 1997, 1996 and 1995 were $32 million, $18 million and $18 million, respectively. Gross gains of $451,000, $53,000 and $113,000 for 1997, 1996 and 1995, respectively, along with gross losses of $25,000, $66,000 and $109,000 for 1997, 1996 and
1995, respectively, were realized on those sales.

     Securities with a carrying value of $65 million and $52 million at December 31, 1997 and 1996, respectively, were pledged to secure public deposits as required by law.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(4) LOANS AND ALLOWANCE FOR LOAN LOSSES

     Major classifications of loans at December 31, 1997 and 1996 are summarized as follows (in thousands):



                                                    1997       1996
                                                ----------- ----------
  Commercial, financial and agricultural ......  $105,462    100,538
  Real estate -- construction .................    78,699     51,425
  Real estate -- mortgage .....................   523,629    380,681
  Consumer ....................................   115,534    101,930
                                                 --------    -------
  Total loans .................................   823,324    634,574
  Less: Allowance for loan losses .............    10,352      8,125
                                                 --------    -------
  Loans, net ..................................  $812,972    626,449
                                                 ========    =======

     The Bank Subsidiaries grant loans and extensions of credit to individuals and a variety of firms and corporations located primarily in counties in northern Georgia and western North Carolina. Although the Bank Subsidiaries have diversified loan portfolios, a substantial portion of the loan portfolios is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

     During 1997 and 1996, certain executive officers and directors of United and its Bank Subsidiaries, including their immediate families and companies with which they are associated, maintained a variety of banking relationships with the Bank Subsidiaries. Total loans outstanding to these persons at December 31, 1997 and 1996 amounted to $15,811,000 and $13,520,000, respectively. The change from December 31, 1996 to December 31, 1997 reflects payments amounting to $8,408,000 and advances of $10,699,000. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and collateral requirements, and do not represent more than normal credit risk.

     Changes in the allowance for loan losses are summarized as follows (in thousands):



                                                        1997        1996      1995
                                                    ------------ --------- ---------
           Balance at beginning of year ...........   $  8,125     6,884     4,231
           Allowance for loan losses acquired from White    --        --     1,813
           Provisions charged to earnings .........      2,634     1,597     1,116
           Loans charged off ......................       (797)     (695)     (701)
           Recoveries of loans previously charged off      390       339       425
                                                      --------     -----     -----
           Balance at end of year .................   $ 10,352     8,125     6,884
                                                      ========     =====     =====

     United serviced approximately $103.5 and $117.4 million of mortgage loans for others at December 31, 1997 and 1996, respectively.


(5) PREMISES AND EQUIPMENT

     Premises and equipment at December 31, 1997 and 1996 are summarized as follows (in thousands):



                                              1997      1996
                                           ---------- --------
  Land and land improvements .............  $  6,102    4,770
  Building and improvements ..............    14,001   12,667
  Furniture and equipment ................    15,018   10,771
  Construction in progress ...............     2,919      167
                                            --------   ------
                                              38,040   28,375
  Less: Accumulated depreciation .........    10,303    8,267
                                            --------   ------
                                            $ 27,737   20,108
                                            ========   ======

     Depreciation expense was approximately $2.1 million, $1.6 million and $1.4 million in 1997, 1996 and 1995, respectively.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(6) TIME DEPOSITS

     At December 31, 1997, contractual maturities of time deposits are summarized as follows ( in thousands):



MATURING IN:
-------------------------------
  1998 ........................  $509,837
  1999 ........................    92,144
  2000 ........................    15,482
  2001 ........................    13,394
  2002 and thereafter .........     2,452
                                 --------
                                 $633,309
                                 ========

(7) FHLB ADVANCES

     The Bank Subsidiaries have advances from the Federal Home Loan Bank (FHLB) with monthly interest payments and principal payments due at various maturity dates and interest rates ranging from 5.51% to 7.81% at December 31, 1997. The majority of the advances represent draws to fund mortgage loans to customers over payment terms longer than those normally given. The FHLB advances are collateralized by first mortgage loans, FHLB stock and other U.S. agency securities.

     Advances from FHLB outstanding at December 31, 1997 mature as follows (in thousands):



YEAR:
-------------------------------
  1998 ........................  $24,468
  1999 ........................   15,033
  2000 ........................      808
  2001 ........................      307
  2002 ........................    1,432
  2003 and thereafter .........    1,273
                                 -------
                                 $43,321
                                 =======

(8) NOTES PAYABLE

     Notes payable at December 31, 1997 and 1996 consisted of the following (in thousands):



                                                                                               1997       1996
                                                                                           ----------- ---------
Note payable, due in quarterly installments of $321,455, plus interest, through January
2005, secured
 by common stock of the Bank Subsidiaries. Interest is variable based on the prime rate less 1.25%.
 The loan agreement contains covenants and restrictions pertaining to the maintenance of certain
 financial ratios, limitations on the incurrence of additional debt, and the declaration of dividends or
 other capital transactions ..............................................................  $ 12,722    10,453
Commercial paper of Finance, due at maturity during 1998 and unsecured. Interest is from
7.15% to
 7.25% and is payable monthly. ...........................................................     1,347        --
                                                                                            --------    ------
                                                                                            $ 14,069    10,453
                                                                                            ========    ======

     Aggregate maturities required on the notes payable at December 31, 1997 are as follows:


  1998 ........................  $ 2,633
  1999 ........................    1,286
  2000 ........................    1,286
  2001 ........................    1,286
  2002 ........................    1,286
  2003 and thereafter .........    6,292
                                 -------
                                 $14,069
                                 =======

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(9) CONVERTIBLE SUBORDINATED DEBENTURES

     On December 31, 1996, the holders of convertible debentures of the Company due July 1, 2000 (the "2000 Debentures"), which bore interest at a fixed rate of 9% per annum, converted the 2000 Debentures into an aggregate of 178,568 shares of common stock in accordance with their terms and pursuant to an additional six month period for conversion extended by the Company in order to comply with certain obligations of the Company to provide the holders with notice of the conversion termination date.

     On December 31, 1996, United also completed a private placement of convertible subordinated debentures due December 31, 2006 (the "2006 Debentures"). The 2006 Debentures bear interest at the rate of one quarter of one percentage point over the prime rate per annum, payable in quarterly installments commencing on April 1, 1997. The 2006 Debentures may be redeemed, in whole or in part, on or after January 1, 1998, at the option of United upon at least 20 days and not more than 60 days notice, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus interest accrued and unpaid as of the date of redemption. The holders of the 2006 Debentures not called for redemption will have the right, exercisable at any time up to December 31, 2006, to convert such Debenture at the principal amount thereof into shares of common stock of United at the conversion price of $25 per share, subject to adjustment for stock splits and stock dividends.

     Certain directors and executive officers of United held convertible debentures totaling $3,025,000 at December 31, 1997 and 1996.


(10) INCOME TAXES

     During 1997, 1996 and 1995, United made income tax payments of approximately $5.5 million, $4.0 million and $2.7 million, respectively.

     The components of income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):



                                    1996      1996    1995
                                 ---------- ------- --------
  Current ......................  $ 5,170    4,032   2,644
  Deferred (reduction) .........     (404)      82     (95)
                                  -------    -----   -----
                                  $ 4,766    4,114   2,549
                                  =======    =====   =====

     The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate (34 percent) to earnings before income taxes are as follows (in thousands):



                                                1997      1996      1995
                                             --------- --------- ---------
  Pretax income at statutory rates .........  $5,270     4,434     3,134
  Add (deduct):
  Tax-exempt interest income ...............    (878)     (828)     (789)
  Nondeductible interest expense ...........     147       127       130
  Other ....................................     227       381        74
                                              ------     -----     -----
                                              $4,766     4,114     2,549
                                              ======     =====     =====

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(10) INCOME TAXES -- Continued

     The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset at December 31, 1997 and 1996 (in thousands):



                                                       1997        1996
                                                    ---------- -----------
           Deferred tax assets:
  Allowance for loan losses .......................  $  3,531      2,549
  Net operating loss and credit carryforwards .....        42        349
  Unrealized loss on securities available for sale         --          6
  Other ...........................................        32        172
                                                     --------      -----
  Gross deferred tax assets .......................     3,605      3,076
                                                     --------      -----
           Deferred tax liabilities:
  Premises and equipment ..........................    (1,326)    (1,159)
  Unrealized gain on securities available for sale       (541)        --
  Other ...........................................       (65)      (101)
                                                     --------     ------
  Gross deferred tax liabilities ..................    (1,932)    (1,260)
                                                     --------     ------
  Net deferred tax asset ..........................  $  1,673      1,816
                                                     ========     ======

     At December 31, 1997, United has a loss carryforward of approximately $1 million for state income taxes which will begin to expire in 2008. The use of this carryforward is limited to future taxable earnings of United and to annual limitations imposed by the tax code.


(11) EMPLOYEE BENEFIT PLANS

     United has contributory employee benefit plans covering substantially all employees, subject to certain minimum service requirements. United's contribution to the plans is determined annually by the Board of Directors and amounted to approximately $803,000, $583,000 and $566,000 in 1997, 1996, and
1995, respectively.


(12) REGULATORY MATTERS

     The Bank Subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, action by regulators that, if undertaken, could have a direct material effect on the Bank Subsidiaries' financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank Subsidiaries must meet specific capital guidelines that involve quantitative measures of the Bank Subsidiaries' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank Subsidiaries' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank Subsidiaries to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank Subsidiaries meet all capital adequacy requirements to which they are subject.

     Minimum ratios required by the Bank Subsidiaries to ensure capital adequacy are 8% for total capital to risk weighted assets and 4% each for Tier 1 capital to risk weighted assets and Tier 1 capital to average assets. Minimum ratios required by the Bank Subsidiaries to be well capitalized under prompt corrective action provisions are 10% for total capital to risk weighted assets, 6% for Tier 1 capital to risk weighted assets and 5% for Tier 1 capital to average assets. Minimum amounts required for capital adequacy purposes and to be well capitalized under prompt corrective action provisions are presented below for United and its most significant subsidiaries (in thousands). Prompt corrective action provisions do not apply to bank holding companies.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(12) REGULATORY MATTERS -- Continued


                              MINIMUM                MINIMUM                MINIMUM
                          TOTAL RISK BASED      TIER 1 RISK BASED       TIER 1 LEVERAGE
                       ---------------------- ---------------------- ----------------------
                         CAPITAL     PROMPT     CAPITAL     PROMPT     CAPITAL     PROMPT
                        ADEQUACY     ACTION    ADEQUACY     ACTION    ADEQUACY     ACTION
                       ----------  CORRECTIVE ----------  CORRECTIVE ----------  CORRECTIVE
1997
----------------------
Consolidated .........  $ 63,520      N/A       31,777       N/A       47,374       N/A
UCB ..................    24,391    30,488      12,195     18,293      15,503      19,379
Carolina .............    17,213    21,516       8,606     12,910      12,980      16,226
1996
----
Consolidated .........  $ 48,893      N/A       24,446       N/A       34,159       N/A
UCB ..................    19,746    24,682       9,873     14,809      12,401      15,502
Carolina .............    11,736    14,670       5,868      8,802       8,870      11,807

     Actual capital amounts and ratios for United and its most significant subsidiaries as of December 31, 1997 and 1996 are as follows (in thousands):



                                                                           ACTUAL
                               ACTUAL                ACTUAL        -
                          TOTAL RISK BASED        TIER 1 RISK BASED      TIER 1 LEVERAGE
                       -----------------------   ------------------    -------------------
                          ACTUAL                  ACTUAL                ACTUAL
                          AMOUNT      RATIO       AMOUNT     RATIO      AMOUNT     RATIO
                       ----------- -----------   -------- ----------   -------- ----------
1997
----------------------
Consolidated .........  $ 81,614       10.28%    68,184       8.59%    68,184       5.76%
UCB ..................    33,303       10.92%    29,733       9.75%    29,733       7.67%
Carolina .............    23,260       10.81%    20,566       9.56%    20,566       6.34%
1996
----
Consolidated .........  $ 62,241       10.18%    51,102       8.36%    51,102       5.98%
UCB ..................    25,036       10.14%    22,518       9.12%    22,518       7.26%
Carolina .............    17,052       11.62%    15,259      10.40%    15,259       6.88%

     As of December 31, 1997 and 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized each Bank subsidiary as well capitalized under the regulatory framework for prompt corrective action.


(13) COMMITMENTS

     The Bank Subsidiaries are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, letters of credit and financial guarantees. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Bank Subsidiaries have in particular classes of financial instruments.

     The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit and financial guarantees written is represented by the contractual amount of these instruments. The Bank Subsidiaries use the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. In most cases collateral or other security is required to support financial instruments with credit risk.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(13) COMMITMENTS -- Continued

     The following table summarizes, as of December 31, the contract or notional amount of off-balance sheet instruments (in thousands):



                                                                                1997        1996
                                                                            ------------ ---------
        Financial instruments whose contract amounts represent credit risk:
          Commitments to extend credit ....................................  $ 106,040    64,091
          Standby letters of credit .......................................  $   2,520     1,721
          Interest rate contracts:
           Swap agreements ................................................  $  35,000    35,000
           Floors purchased ...............................................  $  50,000    50,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank Subsidiaries evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, personal property or other acceptable collateral.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank Subsidiaries to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank Subsidiaries hold real estate, certificates of deposit, equipment and automobiles as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments varies.

     Derivative financial instruments include forwards, futures, swaps, options, and other instruments with similar characteristics. In general terms, derivative instruments are contracts or agreements whose value can be derived from interest rates, currency exchange rates and financial indices. The Bank Subsidiaries use interest rate contracts in balance sheet management activities, the objective of which is to minimize the risk inherent in the asset and liability interest rate structure. The Bank Subsidiaries do not use derivative financial instruments for trading purposes. Interest rate contracts include an agreement with a counterparty to exchange cash flow based on the movement of an underlying interest rate included such as the prime rate or the London International Borrowing Rate (LIBOR). A swap agreement involves the exchanges of a series of interest payments, either at a fixed or variable rate, based on a notional amount without the exchange of the underlying principal. An interest rate floor contract allows a party, for a purchase premium, to receive income if a predetermined interest rate falls below a predetermined level. Income or expense on interest rate contracts used by the Bank Subsidiaries to manage interest rate exposure is recorded on an accrual basis as an adjustment to the yield of the related interest earning asset or interest bearing liability over the period covered by the contracts. Amounts accrued relating to such contracts are included in accrued expenses and other liabilities as of the balance sheet date.

     The Bank Subsidiaries' exposure from these interest rate contracts results from the possibility that one party may default on its contractual obligation (credit risk) or from the movement of interest rates (market risk). Credit risk is limited to the positive market value of the derivative, which is significantly less than its notional value since the notional amount only represents the basis for determining the exchange of the cash flows. Credit risk is minimized by performing credit reviews of the counterparties to the contract or by conducting activities through organized exchanges.


(14) PREFERRED STOCK

     United may issue preferred stock in one or more series as established by resolution of the Board of Directors, up to a maximum of 10,000,000 shares. Each resolution shall include the number of shares issued, preferences, special rights and limitations as determined by the Board of Directors. At December 31, 1997 and 1996, there were no preferred shares issued or outstanding.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(15) STOCKHOLDERS' EQUITY

     Dividends paid by the Bank Subsidiaries are the primary source of funds available to United for payment of dividends to its stockholders and other needs. Applicable federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank Subsidiaries. At December 31, 1997, approximately $12.9 million of the Bank Subsidiaries' net assets were available for payment of dividends without prior approval from the regulatory authorities. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of each Bank Subsidiary's total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank Subsidiaries.

     During 1997, the Company issued 300,000 shares of common stock for approximately $6,477,000, net of offering costs. The proceeds from this sale of stock were used to inject capital into the Bank Subsidiaries and for general corporate purposes.

     During 1995, the Board of Directors adopted the Key Employee Stock Option Plan. Under this plan, options can be granted for up to 300,000 shares of United's common stock at a price equal to the fair market value at the date of grant. At December 31, 1997, 128,296 shares were available for grant under this plan. No options were exercised in 1997, 1996 or 1995.

     SFAS No. 123, "Accounting for Stock-Based Compensation," became effective for the Company January 1, 1996. This statement encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. The Company has chosen not to adopt the cost recognition principles of this statement. No compensation expense has been recognized in 1997, 1996 or 1995 related to the stock option plan. Had compensation cost been determined based upon the fair value of the options at the grant dates consistent with the method of the new statement, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):



                                                                              1997        1996      1995
                                                                         ------------- --------- ---------
      Net earnings .......................................  As reported    $  10,735     8,927     6,669
                                                             Pro forma     $  10,526     8,893     6,574
      Earnings per common share ..........................  As reported    $    1.47       1.29      1.03
                                                             Pro forma     $    1.44       1.29      1.01
      Earnings per common share -- assuming dilution .....  As reported    $    1.46       1.26      1.01
                                                             Pro forma     $    1.43       1.25       .99

     The fair value of each option granted is estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yield of 1%, risk free interest rates of 6%, 6% and 5%, and an expected life of 10 years.

     A summary of activity in the Company's stock option plan is presented below:



                                                                 WEIGHTED
                                                     OPTION     PER SHARE        RANGE OF
                                                     SHARES      AVERAGE        PER SHARE
                                                   ----------  OPTION PRICE      OF PRICE
Options outstanding at December 31, 1995 .........   50,000     $  10.00    $        10.00
Options granted in 1996 ..........................   42,000     $  18.00    $        18.00
                                                     ------
Options outstanding at December 31, 1996 .........   92,000     $  13.65    $  10.00-18.00
Options granted in 1997 ..........................   79,704     $  22.15    $  22.00-22.51
                                                     ------
Options outstanding at December 31, 1997 .........  171,704     $  17.60    $  10.00-22.51
                                                    =======

     Options on 102,104 and 58,400 shares were exercisable at December 31, 1997 and 1996, respectively. The weighted average grant-date fair value of options granted in 1997 and 1996 was $7.93 and $6.45, respectively. Such options have a weighted average remaining contractual life of approximately 8 years as of December 31, 1997.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(16) SUPPLEMENTAL FINANCIAL DATA

     Components of other operating expenses in excess of 1% of total interest and other noninterest income for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):



                                           1997     1996   1995
                                         -------- ------- -----
       Stationery and supplies .........  $  831   1,152   512
       Advertising .....................   1,486     704   646

(17) UNITED COMMUNITY BANKS, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION


                                BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                                                       1997      1996
                                                   ----------- --------
                                                      (IN THOUSANDS)
         ASSETS
         Cash ....................................  $    281     1,550
         Investment in subsidiaries ..............    82,902    65,559
         Other assets ............................     8,995     5,455
                                                    --------    ------
                                                    $ 92,178    72,564
                                                    ========    ======
         LIABILITIES AND STOCKHOLDERS' EQUITY
         Other liabilities .......................  $    843       936
         Notes payable ...........................    12,722    10,453
         Convertible subordinated debentures .....     3,500     3,500
         Stockholders' equity ....................    75,113    57,675
                                                    --------    ------
                                                    $ 92,178    72,564
                                                    ========    ======

                            STATEMENTS OF EARNINGS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                                         1997      1996    1995
                                                                                      ---------- ------- --------
                                                                                            (IN THOUSANDS)
Income:
 Dividends from Bank Subsidiaries ...................................................  $  1,150   5,361   1,680
 Other ..............................................................................       730      87     170
                                                                                       --------   -----   -----
   Total income .....................................................................     1,880   5,448   1,850
                                                                                       --------   -----   -----
Expenses:
 Interest on notes payable and subordinated debentures ..............................     1,045     882     910
 Other ..............................................................................     2,097   1,266     428
                                                                                       --------   -----   -----
   Total expense ....................................................................     3,142   2,148   1,338
                                                                                       --------   -----   -----
Earnings (loss) before income tax benefit and equity in undistributed earnings of        (1,262)  3,300     512
  subsidiaries
Income tax benefit ..................................................................       823     739     350
                                                                                       --------   -----   -----
Earnings (loss) before equity in undistributed earnings of subsidiaries .............      (439)  4,039     862
Equity in undistributed earnings of subsidiaries ....................................    11,174   4,888   5,807
                                                                                       --------   -----   -----
   Net earnings .....................................................................  $ 10,735   8,927   6,669
                                                                                       ========   =====   =====

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(17) UNITED COMMUNITY BANKS, INC. (PARENT COMPANY ONLY) FINANCIAL
                INFORMATION -- Continued

                           STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                                           1997         1996         1995
                                                                                       ------------ ----------- -------------
                                                                                                   (IN THOUSANDS)
Cash flows from operating activities:
 Net earnings ........................................................................  $  10,735       8,927       6,669
 Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
   Equity in undistributed earnings of Bank Subsidiaries .............................    (11,174)     (4,888)     (5,807)
   Depreciation, amortization and accretion ..........................................        300         203         185
   Change in:
    Other assets .....................................................................     (2,567)        (33)       (205)
    Accrued interest payable .........................................................         27         (39)         39
    Other liabilities ................................................................        (54)       (263)        (18)
                                                                                        ---------      ------      ------
     Net cash provided by (used in) operating activities .............................     (2,733)      3,907         863
                                                                                        ---------      ------      ------
Cash flows from investing activities:
 Purchase of premises and equipment ..................................................     (1,273)         --          --
 Cash paid in lieu of fractional shares ..............................................         --          --         (10)
 Capital contributions to Bank Subsidiaries ..........................................     (5,250)     (4,275)     (4,500)
                                                                                        ---------      ------      ------
     Net cash used in investing activities ...........................................     (6,523)     (4,275)     (4,510)
                                                                                        ---------      ------      ------
Cash flows from financing activities:
 Proceeds from convertible subordinated debentures ...................................         --       3,500          --
 Proceeds from notes payable .........................................................      3,400          --       2,539
 Repayments of notes payable .........................................................     (1,131)       (856)       (630)
 Proceeds from sale of common stock ..................................................      6,477          --       2,434
 Purchase and retirement of treasury stock of pooled entity ..........................         --        (408)           (7)
 Proceeds from resale of treasury stock of pooled entity .............................          6          --          --
 Dividends paid ......................................................................       (765)       (677)       (588)
                                                                                        ---------      ------      --------
     Net cash provided by financing activities .......................................      7,987       1,559       3,748
                                                                                        ---------      ------      --------
Net change in cash ...................................................................     (1,269)      1,191         101
Cash at beginning of year ............................................................      1,550         359         258
                                                                                        ---------      ------      --------
Cash at end of year ..................................................................  $     281       1,550         359
                                                                                        =========      ======      ========

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of United's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of United or its Bank Subsidiaries, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by United since purchase, origination, or issuance.


     CASH AND CASH EQUIVALENTS

     For cash, due from banks and federal funds sold the carrying amount is a reasonable estimate of fair value.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS -- Continued

     SECURITIES HELD TO MATURITY AND SECURITIES AVAILABLE FOR SALE

     Fair values for investment securities are based on quoted market prices.


     LOANS AND MORTGAGE LOANS HELD FOR SALE

     The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.


     DEPOSITS

     The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.


     FEDERAL FUNDS PURCHASED

     The carrying amount of federal funds purchased is a reasonable estimate of fair value.


     FHLB ADVANCES

     The fair value of United's fixed rate borrowings are estimated using discounted cash flows, based on United's current incremental borrowing rates for similar types of borrowing arrangements. For variable rate borrowings the carrying amount is a reasonable estimate of fair value.


     NOTES PAYABLE AND CONVERTIBLE SUBORDINATED DEBENTURES

     Notes payable and convertible subordinated debentures are made using variable rates, thus, the carrying amount is a reasonable estimate of fair value.


     INTEREST RATE SWAPS AND INTEREST RATE FLOORS

     The fair value of interest rate swaps and interest rate floors is obtained from dealer quotes. These values represent the estimated amount United would receive to terminate the contracts or agreements, taking into account current interest rates and, when appropriate, the current creditworthiness of the counterparties.


     COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT AND FINANCIAL GUARANTEES WRITTEN

     Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.


     LIMITATIONS

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time United's entire holdings of a particular financial instrument. Because no market exists for a significant portion of United's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes, premises and equipment and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                 UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS -- Continued

     The carrying amount and estimated fair values of United's financial instruments at December 31, 1997 and 1996 are as follows (in thousands):



                                                  DECEMBER 31, 1997      DECEMBER 31, 1996
                                               ----------------------- ---------------------
                                                CARRYING    ESTIMATED   CARRYING  ESTIMATED
                                                 AMOUNT    FAIR VALUE    AMOUNT   FAIR VALUE
                                               ---------- ------------ --------- -----------
Assets:
 Cash and cash equivalents ...................  $ 68,834      68,834     52,670     52,670
 Securities held to maturity .................    69,559      70,845     77,326     77,625
 Securities available for sale ...............   143,894     143,894     81,264     81,264
 Mortgage loans held for sale ................     3,962       3,962      6,727      6,727
 Loans, net ..................................   812,972     814,855    626,449    629,107
Liabilities:
 Deposits ....................................   977,079     981,580    773,300    778,068
 Federal funds purchased .....................    33,011      33,011         --         --
 FHLB advances ...............................    43,321      43,087     35,074     34,863
 Notes payable ...............................    14,069      14,070     10,453     10,453
 Convertible subordinated debentures .........     3,500       3,500      3,500      3,500
Unrecognized financial instruments:
 Commitments to extend credit ................   106,040     106,040     64,091     64,091
 Standby letters of credit ...................     2,520       2,520      1,721      1,721
 Swap agreements .............................        12         156         17         97
 Floors purchased ............................         3          --         33         21

                  UNITED COMMUNITY BANKS, INC. & SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)



                                                                                      JUNE 30,     DECEMBER 31,
                                                                                        1998           1997
                                                                                   -------------- -------------
                                                                                          (IN THOUSANDS)
ASSETS
Cash and due from banks ..........................................................  $    51,962    $   60,414
Federal funds sold ...............................................................       27,150         8,420
                                                                                    -----------    ----------
 Cash and cash equivalents .......................................................       79,112        68,834
                                                                                    -----------    ----------
Securities held to maturity (estimated fair value of $65,808 and $70,846) ........       64,734        69,559
Securities available for sale ....................................................      163,397       143,894
Mortgage loans held for sale .....................................................        5,711         3,962
Loans ............................................................................      899,819       823,324
 Less: Allowance for loan losses .................................................      (11,068)      (10,352)
                                                                                    -----------    ----------
  Loans, net .....................................................................      888,751       812,972
                                                                                    -----------    ----------
Premises and equipment ...........................................................       31,893        27,737
Accrued interest receivable ......................................................       12,550        10,985
Other assets .....................................................................       14,400        15,424
                                                                                    -----------    ----------
                                                                                    $ 1,260,548    $1,153,367
                                                                                    ===========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Demand ..........................................................................  $   128,420    $  109,210
 Interest-bearing demand .........................................................      234,091       189,280
 Savings .........................................................................       52,425        45,280
 Time ............................................................................      650,747       633,309
                                                                                    -----------    ----------
   Total deposits ................................................................    1,065,683       977,079
                                                                                    -----------    ----------
Accrued expenses and other liabilities ...........................................        7,524         7,274
Borrowed funds ...................................................................       95,086        81,179
Long-term debt ...................................................................       12,079        12,722
                                                                                    -----------    ----------
   Total liabilities .............................................................    1,180,372     1,078,254
                                                                                    -----------    ----------
Stockholders' equity:
 Preferred Stock
 Common stock, $1 par value; 10,000,000 shares authorized; 7,393,605 and 7,385,105
   shares issued and outstanding .................................................        7,394         7,385
 Capital surplus .................................................................       24,808        24,699
 Retained earnings ...............................................................       47,186        42,198
 Accumulated other comprehensive income ..........................................          788           831
                                                                                    -----------    ----------
   Total stockholders' equity ....................................................       80,176        75,113
                                                                                    -----------    ----------
                                                                                    $ 1,260,548    $1,153,367
                                                                                    ===========    ==========

See accompanying notes to consolidated financial statements.

                  UNITED COMMUNITY BANKS, INC. & SUBSIDIARIES


         CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
                                  (UNAUDITED)



                                                                              FOR THE THREE MONTHS ENDED,
                                                                                       JUNE 30,
                                                                              ---------------------------
                                                                                   1998          1997
                                                                              ------------- -------------
                                                                               (IN THOUSANDS EXCEPT PER
                                                                                      SHARE DATA)
Interest income:
 Interest and fees on loans .................................................  $    22,632   $    18,690
 Interest on federal funds sold .............................................          358           427
 Interest on investment securities:
  U.S. Treasury and U.S. Government agencies ................................        2,718         2,380
  State, county and municipal ...............................................          773           548
                                                                               -----------   -----------
 Total interest income ......................................................       26,481        22,045
                                                                               -----------   -----------
Interest expense:
 Interest on deposits: ......................................................
  Demand ....................................................................        2,265         2,257
  Savings ...................................................................          353           268
  Time ......................................................................        9,704         7,970
                                                                               -----------   -----------
                                                                                    12,322        10,495
                                                                               -----------   -----------
 Long-term debt, subordinated debentures and federal funds purchased ........        1,195           946
                                                                               -----------   -----------
  Total interest expense ....................................................       13,517        11,441
                                                                               -----------   -----------
  Net interest income .......................................................       12,964        10,604
  Provision for loan losses .................................................          540           701
                                                                               -----------   -----------
 Net interest income after provision for loan losses ........................       12,424         9,903
                                                                               -----------   -----------
Noninterest income:
 Service charges and fees ...................................................        1,294         1,108
 Securities gains, net ......................................................           68           315
 Mortgage loan and related fees .............................................          444           275
 Other noninterest income ...................................................          261            34
                                                                               -----------   -----------
  Total noninterest income ..................................................        2,067         1,732
                                                                               -----------   -----------
Noninterest expense:
 Salaries and employee benefits .............................................        5,735         4,384
 Occupancy ..................................................................        1,574         1,179
 Other noninterest expense ..................................................        2,843         2,308
                                                                               -----------   -----------
  Total noninterest expense .................................................       10,152         7,871
                                                                               -----------   -----------
Earnings before income taxes ................................................        4,339         3,764
Income taxes ................................................................        1,457         1,172
                                                                               -----------   -----------
  Net earnings ..............................................................  $     2,882   $     2,592
                                                                               ===========   ===========
Other comprehensive income (loss), net of tax:
 Unrealized holding gains (losses) on investment securities available for sale arising during the period, net of tax, of $31, $(422), $(39) and
  $(144) ....................................................................          (51)          689
Less reclassification adjustment for (gains) losses included in net
 earnings, net of tax of $26, $120, $65 and $117 ............................          (42)         (195)
                                                                               -----------   -----------
 Total other comprehensive income (loss) ....................................          (93)          494
                                                                               -----------   -----------
  Comprehensive income ......................................................  $     2,789   $     3,086
                                                                               ===========   ===========
Per share:
 Net earnings ...............................................................  $    0.39     $     0.35
 Net earnings -- assuming dilution ..........................................  $    0.38     $     0.35
 Dividends declared .........................................................  $    0.0375   $     0.025
 Average shares outstanding .................................................    7,393,605     7,342,184
 Diluted average shares outstanding .........................................    7,626,222     7,517,906



                                                                               FOR THE SIX MONTHS ENDED,
                                                                                       JUNE 30,
                                                                              ---------------------------
                                                                                   1998          1997
                                                                              ------------- -------------
                                                                               (IN THOUSANDS EXCEPT PER
                                                                                      SHARE DATA)
Interest income:
 Interest and fees on loans .................................................  $    44,095   $    35,594
 Interest on federal funds sold .............................................          695           784
 Interest on investment securities:
  U.S. Treasury and U.S. Government agencies ................................        5,215         4,395
  State, county and municipal ...............................................        1,491         1,083
                                                                               -----------   -----------
 Total interest income ......................................................       51,496        41,856
                                                                               -----------   -----------
Interest expense:
 Interest on deposits: ......................................................
  Demand ....................................................................        4,361         3,199
  Savings ...................................................................          682           578
  Time ......................................................................       19,328        16,085
                                                                               -----------   -----------
                                                                                    24,371        19,862
                                                                               -----------   -----------
 Long-term debt, subordinated debentures and federal funds purchased ........        2,274         1,739
                                                                               -----------   -----------
  Total interest expense ....................................................       26,645        21,601
                                                                               -----------   -----------
  Net interest income .......................................................       24,851        20,255
  Provision for loan losses .................................................        1,038         1,298
                                                                               -----------   -----------
 Net interest income after provision for loan losses ........................       23,813        18,957
                                                                               -----------   -----------
Noninterest income:
 Service charges and fees ...................................................        2,477         2,032
 Securities gains, net ......................................................          171           308
 Mortgage loan and related fees .............................................          880           551
 Other noninterest income ...................................................          393           376
                                                                               -----------   -----------
  Total noninterest income ..................................................        3,921         3,267
                                                                               -----------   -----------
Noninterest expense:
 Salaries and employee benefits .............................................       10,995         8,304
 Occupancy ..................................................................        2,992         2,249
 Other noninterest expense ..................................................        5,377         4,500
                                                                               -----------   -----------
  Total noninterest expense .................................................       19,364        15,053
                                                                               -----------   -----------
Earnings before income taxes ................................................        8,370         7,171
Income taxes ................................................................        2,828         2,289
                                                                               -----------   -----------
  Net earnings ..............................................................  $     5,542   $     4,882
                                                                               ===========   ===========
Other comprehensive income (loss), net of tax:
 Unrealized holding gains (losses) on investment securities available for sale arising during the period, net of tax, of $31, $(422), $(39) and
  $(144) ....................................................................           63           235
Less reclassification adjustment for (gains) losses included in net
 earnings, net of tax of $26, $(120), $65 and $(117) ........................         (106)         (191)
                                                                               -----------   -----------
 Total other comprehensive income (loss) ....................................          (43)           44
                                                                               -----------   -----------
  Comprehensive income ......................................................  $     5,499   $     4,926
                                                                               ===========   ===========
Per share:
 Net earnings ...............................................................  $     0.75    $     0.68
 Net earnings -- assuming dilution ..........................................  $     0.74    $     0.67
 Dividends declared .........................................................  $     0.075   $     0.050
 Average shares outstanding .................................................    7,389,378     7,213,553
 Diluted average shares outstanding .........................................    7,610,555     7,388,358

See accompanying notes to consolidated financial statements.

                                       .
                  UNITED COMMUNITY BANKS, INC. & SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                       FOR THE SIX MONTHS ENDED
                                                                                               JUNE 30,
                                                                                      ---------------------------
                                                                                          1998           1997
                                                                                      -----------   -------------
Cash flows from operating activities:
 Net earnings .....................................................................    $   5,542     $    4,882
 Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
  Depreciation, amortization and accretion ........................................        1,186          1,091
  Provision for loan losses .......................................................        1,038          1,298
  Loss (gain) on sale of investment securities ....................................         (171)          (308)
  Change in assets and liabilities:
    Interest receivable ...........................................................       (1,565)        (1,965)
    Interest payable ..............................................................          (89)           829
    Other assets ..................................................................          988            946
    Accrued expenses and other liabilities ........................................          273         (1,062)
 Change in mortgage loans held for sale ...........................................       (1,749)         3,882
                                                                                       ---------     ----------
    Net cash provided by operating activities .....................................        5,445          9,593
                                                                                       ---------     ----------
Cash flows from investing activities:
 Proceeds from maturities and calls of securities held to maturity ................       14,334          8,443
 Purchases of securities held to maturity .........................................      (11,512)        (3,270)
 Proceeds from sales of securities available for sale .............................        9,277          5,229
 Proceeds from maturities and calls of securities available for sale ..............       17,788          8,719
 Purchases of securities available for sale .......................................      (44,560)       (60,115)
 Net increase in loans ............................................................      (77,110)      (101,087)
 Proceeds from sale of other real estate ..........................................          113             --
 Purchase of bank premises and equipment ..........................................       (5,034)        (3,764)
                                                                                       ---------     ----------
    Net cash used in investing activities .........................................      (96,704)      (145,845)
                                                                                       ---------     ----------
Cash flows from financing activities:
 Net increase in demand and savings deposits ......................................       71,166         32,239
 Net increase in time deposits ....................................................       17,438        110,945
 Net change in federal funds purchased ............................................      (33,011)           750
 Proceeds from notes payable ......................................................           --          1,090
 Repayments of notes payable ......................................................         (643)          (565)
 Proceeds from FHLB advances ......................................................       56,000         12,810
 Repayments of FHLB advances ......................................................       (9,081)        (1,602)
 Proceeds from the sale of common stock ...........................................          119          6,476
 Proceeds from resale of treasury stock of pooled entity ..........................          ---             16
 Cash paid for dividends ..........................................................         (461)          (329)
                                                                                       ---------     ----------
    Net cash provided by financing activities .....................................      101,527        161,820
                                                                                       ---------     ----------
Net increase (decrease) in cash and cash equivalents ..............................       10,278         25,568
Cash and cash equivalents at beginning of period ..................................       68,834         52,670
                                                                                       ---------     ----------
Cash and cash equivalents at end of period ........................................    $  79,112     $   78,238
                                                                                       ---------     ----------
                                                                                       ---------     ----------
Supplemental disclosures of cash flow information:
 Cash paid during the period for:
  Interest ........................................................................    $  26,734     $   20,772
  Income Taxes ....................................................................    $   2,915     $    2,778
Schedule of noncash investing and financing activities:
  Change in dividends payable .....................................................    $      93     $       --
  Transfer of loans to other real estate owned ....................................    $   1,228     $      693
  Financed sales of other real estate .............................................    $     936     $       --
  Change in unrealized gain/(loss) on securities available for sale ...............    $     (43)    $      245

See accompanying notes to consolidated financial statements.

BASIS OF PRESENTATION

     The accounting and reporting policies of United Community Banks, Inc. ("United"), and its banking (the "Banks") and non-bank subsidiaries, are in conformity with generally accepted accounting principles and prevailing practices within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Such estimates are subject to change in the future as additional information becomes available or previously existing circumstances are modified. Actual results could differ from those estimates.

     These statements should be read in conjunction with United's summary of significant accounting policies which are incorporated herein by reference in its 1997 Annual Report on Form 10-K. Results of operations for the three and six months ended June 30, 1998 are not necessarily indicative of the results of operations which may be expected for the full year 1998 or any other interim periods.


ISSUANCE OF TRUST PREFERRED SECURITIES

     In June, 1998, a statutory business trust ("United Community Capital Trust") was created by United which in July, 1998, issued company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company ("Capital Securities") to institutional investors in the amount of $21 million. The Capital Securities bear an interest rate of 8.125 percent and are mandatorily redeemable by United Community Capital Trust. For regulatory purposes, the Capital Securities will be treated as Tier I capital of United. The Capital Securities have a maturity date of July 15, 2028, which may be shortened to a date not earlier than January 15, 2008. If the Capital Securities are redeemed in whole or in part prior to January 15, 2008, the redemption price will include a premium ranging from 4.06 percent in 2008 to .41 percent in 2017.


YEAR 2000 COMPLIANCE

     The Federal Reserve has established a Year 2000 Supervision Program and published guidelines for implementing procedures to bring computer software programs and processing systems into Year 2000 compliance. United has established a Year 2000 task force to address all Year 2000 compliance issues as well as enhancements to computer and communications systems resulting from upgrades initiated in response to Year 2000 issues. United is in the process of implementing plans in accordance with regulatory guidelines to bring all business critical computer systems into Year 2000 compliant status. These guidelines include requirements regarding project plans, testing plans and contingency plans. United is in conformity with the current requirements regarding completion and implementation of these plans. All business critical systems have been scheduled for implementation or upgrade and testing procedures established for completion by year end 1998.

     Year 2000 expenses of $100,000 were incurred through the six months ended June 30, 1998. These expenses included training, education and an assessment of the Company's systems estimation of the costs associated with upgrading internal systems to Year 2000 compliance. United anticipates approximately $2.4 million of additional investment, the majority of which will involve the replacement of equipment and software which will be depreciated over a period of 3 to 5 years.

     The above reflects management's current assessment and estimates. Various factors could cause actual results to differ materially from those contemplated by such assessments, estimates and forward looking statements. Some of these factors may be beyond the control of United, including but not limited to, vendor representations, technological advancements, economic factors and competitive considerations. Management's evaluation of Year 2000 compliance and technological upgrades is an ongoing process involving continual evaluation. Unanticipated problems could develop and alternative solutions may be available that could cause current solutions to be more difficult or costly than currently anticipated.


RECENT ACCOUNTING DEVELOPMENTS

     United adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") in January 1998. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 also requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. Additionally, SFAS 130 allows an enterprise to present total comprehensive income amount in the notes to the interim financial statements rather than on the face of a statement, as required for the display in the annual financial statements. For the six months ended June 30, 1998, comprehensive income was $5.5 million, reflecting a $43 thousand adjustment to net income for unrealized gains on securities available-for-sale, net of income taxes. Comprehensive income for the three months ended June 30, 1998 was $2.8 million, reflecting a decrease of $93 thousand in the unrealized gain on securities available-for-sale, net of income taxes.

     On June 15, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardizes the accounting for derivative instruments by requiring that all derivatives be recognized as assets and liabilities and measured at fair value. This statement is effective for fiscal years beginning after June 15, 1999.


EARNINGS PER SHARE


                                                   THREE MONTHS ENDED   SIX MONTHS ENDED
                                                         JUNE 30               JUNE 30
                                                   -------------------   -------------------
                                                      1998      1997        1998      1997
                                                   --------- ---------   --------- ---------
                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                  (UNAUDITED)
Basic earnings per share:
 Weighted average shares outstanding .............   7,394     7,342       7,389     7,214
 Net income ......................................   2,882     2,592       5,542     4,882
 Basic earnings per share ........................    0.39      0.35        0.75      0.68
Diluted earnings per share:
 Weighted average shares outstanding .............   7,394     7,342       7,389     7,214
 Net effect of the assumed exercise of
   stock options based on the treasury
   stock method using average market
   price for the period ..........................      92        36          81        34
 Effect of conversion of subordinated debt .......     140       140         140       140
                                                     ------    ------      ------    ------
 Total weighted average shares and common
   stock equivalents outstanding .................   7,626     7,518       7,610     7,388
 Net income, as reported .........................   2,882     2,592       5,542     4,882
 Income effect of conversion of subordinated
   debt, net of tax ..............................      47        46          94        93
                                                     ------    ------      ------    ------
 Net income, adjusted for effect of conversion
   of subordinated debt, net of tax ..............   2,929     2,638       5,636     4,975
 Diluted earnings per share ......................    0.36      0.35        0.74      0.67

================================================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS, OR ANY SALE MADE HEREUNDER, UNDER ANY CIRCUMSTANCES, DOES NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.
UNTIL         , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CAPITAL SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                       --------------------------------
                               TABLE OF CONTENTS

                                                            PAGE
                                                         ---------
Prospectus Summary ...................................        8
Risk Factors .........................................       15
Consolidated Ratios of Earnings to Fixed Charges......       22
Selected Consolidated Financial Data .................       23
United Community Capital Trust .......................       24
Use of Proceeds ......................................       24
Capitalization .......................................       25
Accounting Treatment .................................       25
Management's Discussion and Analysis of
   Financial Condition and Results of Operations .....       26
Quantitative and Qualitative
   Disclosures about Market Risks ....................       41
Business .............................................       43
Management ...........................................       51
The Exchange Offer ...................................       55
Description of New Capital Securities ................       64
Description of New Junior Subordinated
   Debentures ........................................       75
Description of New Guarantee .........................       84
Relationship Among the New Capital Securities,
   the New Junior Subordinated Debentures and
   the New Guarantee .................................       86
Certain Federal Income Tax Considerations ............       87
Certain ERISA Considerations .........................       90
Supervision, Regulations and Other Matters ...........       92
Plan of Distribution .................................       93
Validity of Securities ...............................       94
Experts ..............................................       94
Index to Financial Statements ........................      F-1

=====================================================================

=====================================================================

                               UNITED COMMUNITY
                                 CAPITAL TRUST



                               OFFER TO EXCHANGE

                                All Outstanding
                           8.125% Capital Securities
                                      for
                           8.125% Capital Securities

Registered under the Securities Act of 1933 Unconditionally Guaranteed, as
                             Described Herein, by

                                    (UNITED
                             COMMUNITY BANKS logo)

                       --------------------------------
                                   PROSPECTUS
                       --------------------------------
                               September   , 1998

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Article Eight of the Company's Bylaws, the Company is required to indemnify and hold harmless its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a corporate director, officer, employee or agent (a) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (b) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him. As provided under Georgia law, the liability of a director may not be eliminated or limited (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT NO.                                        EXHIBIT
-------------   -------------------------------------------------------------------------------
  3.1           Articles of Incorporation of United Community Banks, Inc. (the "Company"), as
                amended (included as Exhibit 3.1 to the Company's Registration Statement on
                Form S-4, Commission File No. 33-93286, filed with the Commission on
                July 24, 1997 (the "1997 S-4") and incorporated herein by reference)
  3.2           Amended and Restated Bylaws of the Company, as amended (included as Exhibit
                3.1 to the Company's Annual Report on Form 10-K, Commission File No.
                000-21656, filed with the Commission on March 27, 1998 (the "1997 10-K")
                and incorporated herein by reference)
  4.1           Junior Subordinated Indenture of the Company with The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debentures
  4.2           Form of Certificate of Junior Subordinated Debenture (included in Exhibit 4.1)
  4.3           Certificate of Trust of United Community Capital Trust
  4.4           Amended and Restated Trust Agreement for United Community Capital Trust
  4.5           Form of New Capital Security Certificate for United Community Capital Trust
                (included as Exhibit D to Exhibit 4.4)
  4.6           Guarantee of the Company relating to the Capital Securities
  4.7           Registration Rights Agreement
  4.8           Form of Floating Rate Convertible Subordinated Payable In Kind Debenture due
                December 31, 2006 (included as Exhibit 4.2 to the Company's Registration
                Statement on Form S-1, Commission File No. 33-93278, previously filed with the Commission and incorporated herein by reference)
  4.9           Form of Subscription Agreement (included as Exhibit A to the Company's Form
                S-1, Commission File No. 333-20887, previously filed with the Commission and incorporated by reference)
  5.1           Opinion and consent of Kilpatrick Stockton LLP to the Company as to validity of the Exchange Debentures and the Guarantee to be issued by the Company
  5.2           Opinion and consent of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the New Capital Securities to be issued by United
                Community Capital Trust
  8.1           Opinion of Kilpatrick Stockton LLP as to certain federal income tax matters

 EXHIBIT NO.                                          EXHIBIT
-------------   -----------------------------------------------------------------------------------
  10.1          Agreement, dated May 3, 1984, by and between Cornelia Bank and Union
                County Bank (included as Exhibit 10.8 to the Company's Registration Statement
                on Form S-18, Commission File No. 33-32205-A, previously filed with the
                Commission and incorporated herein by reference)
  10.2          United Community Banks, Inc. Key Employee Stock Option Plan (included as
                Exhibit 10.3 to the Company's Annual Report on Form 10-K for the year ended
                December 31, 1994 (the "1994 10-K"), previously filed with the Commission and incorporated herein by reference)
  10.3          Loan Agreement dated April 26, 1995 by and between the Bankers Bank and the
                Company, together with the related Promissory Note in the principal amount of
                $12,000,000 and Stock Pledge Agreement (included as Exhibit 10.17 to the
                Company's Registration Statement on Form S-1, Commission File No. 33-93278,
                previously filed with the Commission and incorporated herein by reference)
  10.4          Split-Dollar Agreement between the Company and Jimmy C. Tallent dated
                June 1, 1994 (included as Exhibit 10.11 to the 1994 10-K, incorporated herein by reference)
  10.5          Agreement and Plan of Reorganization by and among White County Bancshares,
                Inc., White County Bank and the Company, dated as of April 11, 1995 (included as Exhibit 2.1 to the 1997 S-4, incorporated herein by reference)
  10.6          Agreement and Plan of Merger by and between Registrant and White County
                Bancshares, Inc., dated as of April 11, 1995 (included as Exhibit 2.2 to the 1997
                S-4, incorporated herein by reference)
  10.7          Agreement and Plan of Merger by and between White County Bank and White
                Interim Bank, dated as of June 12, 1995 (included as Exhibit 2.3 to the 1997
                S-4, incorporated herein by reference)
  10.8          Purchase and Assumption Agreement by and between Carolina Bank and
                NationsBank, N.A. dated May 25, 1995 (included as Exhibit 10.16 to the
                Company's Registration Statement on Form S-1, Commission File No. 33-93278,
                previously filed with the Commission and incorporated herein by reference)
  10.9          Broker Dealer Agreement between the Registrant and The Carson Medlin
                Company dated January 28, 1997 (included as Exhibit 10.10 to the Company's
                Registration Statement on Form S-1, Commission File No. 333-20887,
                previously filed with the Commission and incorporated herein by reference)
  10.10         Amendment to Broker Dealer Agreement between the Registrant and The Carson
                Medlin Company dated March 3, 1997 (included as Exhibit 10.11 to the
                Company's Registration Statement on Form S-1, Commission File No.
                333-20887, previously filed with the Commission and incorporated herein by reference)
  10.11         Agreement and Plan of Merger, dated June 12, 1997, by and between the
                Company and First Clayton Bancshares, Inc. (included as Appendix A to the
                Company's Registration Statement on Form S-4, Commission File No.
                333-31997, previously filed with the Commission and incorporated herein by reference)
  12.1          Computation of ratio of earnings to fixed charges
  21.1          Subsidiaries of the Company (included as Exhibit 21 to the 1997 10-K, incorporated herein by reference)
  23.1          Consent of Porter Keadle Moore, LLP
  23.2          Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1)
  23.3          Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
  24.1          Power of Attorney of certain officers and directors of the Company (included on
                Signature Page)
  25.1          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities

 EXHIBIT NO.                                         EXHIBIT
-------------   --------------------------------------------------------------------------------
  25.2          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures
  25.3          Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of New Capital Securities of the Company
  99.1          Form of Letter of Transmittal
  99.2          Form of Notice of Guaranteed Delivery
  99.3          Form of Exchange Agent Agreement

ITEM 22. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, United Community Banks, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on September 30, 1998.


                                        UNITED COMMUNITY BANKS, INC.


                                        By: /s/    JIMMY C. TALLENT
                                          -------------------------------------
                                                   JIMMY C. TALLENT
                                                   PRESIDENT AND CHIEF EXECUTIVE
                                                   OFFICER


                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and Christopher J. Bledsoe, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1998.

SIGNATURE                                   TITLE
------------------------------------------  ------------------------------------------------------
 /s/  JIMMY C. TALLENT                      President, Chief Executive Officer and Director
----------------------------------------    (Principal Executive Officer)
      JIMMY C. TALLENT

 /s/   ROBERT L. HEAD, JR.                  Chairman of the Board of Directors
----------------------------------------
       ROBERT L. HEAD, JR.

 /s/   CHRISTOPHER J. BLEDSOE               Chief Financial Officer (Principal Financial Officer)
----------------------------------------
       CHRISTOPHER J. BLEDSOE

 /s/   PATRICK J. RUSNAK                    Controller (Principal Accounting Officer)
----------------------------------------
       PATRICK J. RUSNAK

 /s/   BILLY M. DECKER                      Director
----------------------------------------
       BILLY M. DECKER

 /s/   THOMAS C. GILLILAND                  Director
----------------------------------------
       THOMAS C. GILLILAND

 /s/   CHARLES E. HILL                      Director
----------------------------------------
       CHARLES E. HILL

 /s/   HOYT O. HOLLOWAY                     Director
----------------------------------------
       HOYT O. HOLLOWAY

 /s/   W.C. NELSON, JR.                     Director
----------------------------------------
       W.C. NELSON, JR.

 /s/   CHARLES E. PARKS                     Director
----------------------------------------
       CHARLES E. PARKS


     Pursuant to the requirements of the Securities Act of 1933, United Community Capital Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on September 30, 1998.


                                 UNITED COMMUNITY CAPITAL TRUST


                                 By: United Community Banks, Inc., as
                                     depositor
                                 By: /s/   JIMMY C. TALLENT
                                   -------------------------------------
                                           JIMMY C. TALLENT
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                EXHIBIT INDEX

EXHIBIT NO.     EXHIBIT

3.1 Articles of Incorporation of United Community Banks, Inc. (the "Company"), as amended (included as Exhibit
                3.1 to the Company's Registration Statement on Form S-4, Commission File No. 33-93286, filed with the Commission on July 24, 1997 (the "1997 S-4") and incorporated herein by reference)

3.2 Amended and Restated Bylaws of the Company, as amended (included as Exhibit 3.1 to the Company's Annual Report on Form 10-K, Commission File No. 000-21656, filed with the Commission on March 27, 1998 (the "1997 10-K") and incorporated herein by reference)

4.1 Junior Subordinated Indenture of the Company with The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debentures

4.2             Form of  Certificate  of  Junior  Subordinated  Debenture
                (included in Exhibit 4.1)

4.3             Certificate of Trust of United Community Capital Trust

4.4             Amended  and   Restated   Trust   Agreement   for  United
                Community Capital Trust

4.5             Form of Exchange Capital Security  Certificate for United
                Community   Capital  Trust  (included  as  Exhibit  D  to
                Exhibit 4.4)

4.6             Guarantee   of  the  Company   relating  to  the  Capital
                Securities

4.7             Registration Rights Agreement

4.8 Form of Floating Rate Convertible Subordinated Payable In Kind Debenture due December 31, 2006 (included as
                Exhibit 4.2 to the Company's Registration Statement on Form S-1, Commission File No. 33-93278, previously filed with the Commission and incorporated herein by reference)

4.9 Form of Subscription Agreement (included as Exhibit A to the Company's Form S-1, Commission File No. 333-20887, previously filed with the Commission and incorporated by reference)

5.1 Opinion and consent of Kilpatrick Stockton LLP to the Company as to validity of the Exchange Debentures and the Guarantee to be issued by the Company

5.2 Opinion and consent of Richards, Layton & Finger, P.A., special Delaware counsel, as to validity of the Exchange Capital Securities to be issued by United Community
                Capital Trust

8.1 Opinion and consent of Kilpatrick Stockton LLP as to certain federal income tax matters

10.1 Agreement, dated May 3, 1984, by and between Cornelia Bank and Union County Bank (included as Exhibit 10.8 to the Company's Registration Statement on Form S-18, Commission File No. 33-32205-A, previously filed with the Commission and incorporat-ed herein by reference)

10.2 United Community Banks, Inc. Key Employee Stock Option Plan (included as Exhibit 10.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K"), previously filed with the Commission and incorporated herein by reference)

10.3 Loan Agreement dated April 26, 1995 by and between the Bankers Bank and the Company, together with the related Promissory Note in the principal amount of $12,000,000 and Stock Pledge Agreement (included as Exhibit 10.17 to the Company's Registration Statement on Form S-1, Commission File No. 33-93278, previously filed with the Commission and incorporated herein by reference)

10.4            Split-Dollar  Agreement  between the Company and Jimmy C.
                Tallent dated June 1, 1994 (included as Exhibit 10.11 to the 1994 10-K, incorporated herein by reference)

10.5 Agreement and Plan of Reorganization by and among White County Bancshares, Inc., White County Bank and the Company, dated as of April 11, 1995 (included as Exhibit 2.1 to the 1997 S-4, incorporated herein by reference)

10.6 Agreement and Plan of Merger by and between Registrant and White County Bancshares, Inc., dated as of April 11, 1995 (included as
                Exhibit 2.2 to the 1997 S-4, incorporated herein by reference)

10.7 Agreement and Plan of Merger by and between White County Bank and White Interim Bank, dated as of June 12, 1995 (included as
                Exhibit 2.3 to the 1997 S-4, incorporated herein by reference)

10.8 Purchase and Assumption Agreement by and between Carolina Bank and NationsBank, N.A. dated May 25, 1995 (included as Exhibit
                10.16 to the Company's Registration Statement on Form S-1, Commission File No. 33-93278, previously filed with the Commission and incorporated herein by reference)

10.9 Broker Dealer Agreement between the Registrant and The Carson Medlin Company dated January 28, 1997 (included as Exhibit 10.10 to the Company's Registration Statement on Form S-1, Commission File No. 333-20887, previously filed with the Commission and incorporated herein by reference)

10.10 Amendment to Broker Dealer Agreement between the Registrant and The Carson Medlin Company dated March 3, 1997 (included as
                Exhibit 10.11 to the Company's Registration Statement on Form S-1, Commission File Number 333-20887, previously filed with the Commission and incorporated herein by reference)

10.11 Agreement and Plan of Merger, dated June 12, 1997, by and between the Company and First Clayton Bancshares, Inc. (included as Appendix A to the Company's Registration Statement on Form S-4, Commission File Number 333-31997, previously filed with the Commission and incorporated herein by reference)

12.1            Computation of ratio of earnings to fixed charges

21.1 Subsidiaries of the Company (included as Exhibit 21 to the 1997 10-K, incorporated herein by reference)

23.1            Consent of Porter Keadle Moore, LLP

23.2            Consent of  Kilpatrick  Stockton LLP (included in Exhibit
                5.1 and Exhibit 8.1)

23.3            Consent of Richards,  Layton & Finger,  P.A. (included in
                Exhibit 5.2)

24.1 Power of Attorney of certain officers and directors of the Company (included on Signature Page)

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Exchange Capital Securities of the Company

99.1            Form of Letter of Transmittal

99.2            Form of Notice of Guaranteed Delivery

99.3            Form of Exchange Agent Agreement